UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Citigroup Inc.
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2020	Citigroup Inc. Notice of Annual Meeting and Proxy Statement

April 21, 2020 Annual Meeting Location: George R. Brown Convention Center 1001 Avenida de las Americas Houston, Texas 77010

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

March 11, 2020

Dear Shareholder:

We cordially invite you to attend Citi’s 2020 Annual Meeting. The Annual Meeting will be held on Tuesday, April 21, 2020, at 9:00 a.m. at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas 77010. Directions to the Annual Meeting location are provided in the Proxy Statement.

At the Annual Meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the Proxy Statement.

Thank you for your support of Citi.

Sincerely,

John C. Dugan
Chair of the Board

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Citi 2020 Proxy Statement

2020 Board Letter to
Stockholders

In our letter to you last year, we described Citi’s financial performance in 2018 as best captured by the phrase “steady progress,” and we used that same term to describe our goal for the company in 2019. We are pleased to report that, by nearly every significant financial metric, that goal was again achieved. Despite some very significant external challenges – most notably decreased interest rates and significant trade disruptions – 2019 was Citi’s most profitable year since 2006, with net income increasing by $1.4 billion; earnings per share were up more than 20%; underlying revenue growth exceeded 4% in constant dollars across both the company’s Consumer and Institutional franchises; and total expenses were essentially flat, thereby generating continued positive operating leverage. Importantly, the financial metric we emphasized most in last year’s letter – return on tangible common equity – improved by 120 basis points to 12.1%, exceeding the company’s target of 12%. And Citi’s Total Shareholder Return (TSR) was best among its peers in 2019, although that same metric has declined in 2020, as it has for other large banks, due to the sharp decline in markets caused by the Coronavirus.
For 2020, the Board looks forward to continued steady progress in Citi’s financial performance, although that will obviously be impacted by the very real challenges of continued lower interest rates; the expectations of lower global growth resulting from the Coronavirus and other factors; and the need for continued investments in key businesses, infrastructure, compliance, and controls.
With respect to regulatory matters, Citi again achieved a successful result in the Federal Reserve’s annual Comprehensive Capital Analysis and Review (CCAR), resulting in a return of capital to common shareholders of $22.3 billion during the calendar year, while maintaining levels of capital and liquidity well in excess of minimum requirements. In addition, the Federal Reserve and the Federal Deposit Insurance Corporation once again determined that the company’s Resolution Plan had no deficiencies, although we did receive one shortcoming, as did several other large banks, related to governance mechanisms. More broadly, the Board remains deeply focused on Citi making substantial progress towards the termination of outstanding enforcement orders and on other remediation projects, recognizing and expecting that this progress will continue to require a substantial commitment of time and resources by both management and the Board.
The Board takes a very active role in overseeing the critical process for talent development and succession planning. In this context we oversaw a number of important changes that Citi made in its senior management ranks in 2019, including among others the elevation of Jane Fraser to President of Citi and CEO of Global Consumer Banking; Paco Ybarra to CEO of the Institutional Clients Group; and Mark Mason to Chief Financial Officer. The Board believes that the smooth transition to this next generation of leadership will serve the company very well in the coming years.
Also in 2019, Citi took a strong leadership role on several environmental, social, and governance issues of real importance. For example, on sustainability, the company was the first major U.S. bank to endorse the United Nations’ Principles for Responsible Banking, thereby agreeing to work to align Citi’s business practices with the UN’s Sustainable Development Goals and the Paris Agreement. On housing affordability, Citi ranked first among U.S. financiers for the 10th year in a row. And on diversity and inclusion, the company once again embraced “radical

“
Despite some very
significant external
challenges – most
notably decreased
interest rates and
significant trade
disruptions – 2019
was Citi’s most
profitable year
since 2006…
           ”

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www.citigroup.com

transparency” by being the first U.S. company to disclose how the gaps in representation at the higher levels of our firm between women and men and between U.S. minorities and U.S. non-minorities result in pay gaps for those groups. The purpose of publicly disclosing these “raw pay gaps” is to keep pressure on Citi to continue to do more to reduce such gaps over time – as the firm has already begun to do. The Board fully supported each of these measures.

Finally, as of this writing, Citi, like companies all over the world, faces the growing challenges presented by the spread of the Coronavirus. Rest assured that the company and your Board are keenly engaged and taking appropriate measures to address these extraordinary circumstances.

Thank you for your ongoing support of Citi. Dialogue with shareholders is a fundamental feature of a well governed organization, and we will continue to make it a priority. Please write with any concerns or suggestions to: Citigroup Inc. Board of Directors, c/o Rohan Weerasinghe, General Counsel and Corporate Secretary, 388 Greenwich Street, New York, NY 10013.

Michael L. Corbat	Peter B. Henry	Diana L. Taylor
Ellen M. Costello	S. Leslie Ireland	James S. Turley
Grace E. Dailey	Lew W. (Jay) Jacobs, IV	Deborah C. Wright
Barbara J. Desoer	Renée J. James	Alexander R. Wynaendts
John C. Dugan	Eugene M. McQuade	Ernesto Zedillo Ponce de Leon
Duncan P. Hennes	Gary M. Reiner

A WORD OF APPRECIATION

Gene McQuade, who will be retiring from our Board in April, has had a long and distinguished career with the company. Beginning in 2009, he served in management as CEO of Citibank, N.A. and later Vice Chairman of Citigroup; and for the last five years he has served on our Board, most recently as Chair of the Risk Management Committee. Gene played a critical role in helping to lead the company through the aftermath of the financial crisis, and drawing on his long experience as a banker, he provided wise and thoughtful oversight as a director. We thank him for his many valuable contributions.

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Notice of Annual Meeting of Stockholders

Citigroup Inc.
388 Greenwich Street
New York, New York 10013

Dear Stockholder:

Citi’s Annual Stockholders’ Meeting will be held on Tuesday, April 21, 2020, at 9:00 a.m. at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas 77010. Directions to the 2020 Annual Meeting location are provided on pages 131 and 132 of this Proxy Statement. If you wish to attend the meeting in person, you will need to obtain an admission ticket in advance. Please go to the “Register for Meeting” link at www.proxyvote.com to print your admission ticket. Live audio of the Annual Meeting will be webcast at www.citigroup.com. Depending on concerns about the Coronavirus or COVID-19, we might hold a Virtual Annual Meeting instead of holding the meeting in Texas. The Company would publicly announce a determination to hold a Virtual Annual Meeting in a press release available at www.citigroup.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting of Stockholders would be conducted solely virtually, on the above date and time, via live audio webcast. You or your proxyholder could participate, vote, and examine our stocklist at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CITI2020 and using your 16-digit control number, but only if the meeting is not held in Texas.

At the meeting, stockholders will be asked to:

1.	elect the directors listed in this proxy statement,
2.	ratify the selection of Citi’s independent registered public accounting firm for 2020,
3.	consider an advisory vote to approve Citi’s 2019 executive compensation,
4.	approve additional authorized shares under the Citigroup 2019 Stock Incentive Plan,
5.	act on certain stockholder proposals, and
6.	consider any other business properly brought before the meeting, or any adjournment or postponement thereof, by or at the direction of the Board of Directors.

Citi has utilized the Securities and Exchange Commission rule allowing companies to furnish proxy materials to its stockholders over the Internet. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2020 Annual Meeting.

In accordance with this rule, on or about March 11, 2020, we sent to those current stockholders who were stockholders at the close of business on February 24, 2020, a notice of the 2020 Annual Meeting containing a Notice of Internet Availability of Proxy Materials (Notice). The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you received a Notice and would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice.

By order of the Board of Directors,

Rohan Weerasinghe
Corporate Secretary
March 11, 2020

www.citigroup.com

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Proxy Statement Highlights

Voting Items
Proposal 1: Election of Directors (Pages 46-70) The Board recommends you vote FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (Pages 72-73) The Board recommends you vote FOR this proposal
Proposal 3: Advisory Vote to Approve Citi’s 2019 Executive Compensation (Pages 74-113) The Board recommends you vote FOR this proposal
Proposal 4: Approval of Additional Authorized Shares under the Citigroup 2019 Stock Incentive Plan (Pages 114-122) The Board recommends you vote FOR this proposal
Stockholder Proposals 5-7 (Pages 123-129) The Board recommends you vote AGAINST each of the stockholder proposals

Meeting and Voting Information
Date and Time April 21, 2020, 9:00 a.m.

Place George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, TX 77010

Record Date February 24, 2020

Voting Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each Director nominee and one vote for each of the other proposals to be voted on.

Admission Procedures You must register to attend Citi’s 2020 Annual Meeting. Please go to the “Register for Meeting” link at www.proxyvote.com to register and print your admission ticket.
Board and Corporate Governance Highlights

Summary of Director Nominees
The nominees for the Board of Directors each have the qualifications and experience to guide Citi’s strategy and oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills and backgrounds necessary to oversee Citi’s efforts on delivering sustainable, client-led revenue growth while operating within a complex financial and regulatory environment.

Independence
88% of our Board Nominees are Independent.

Board Refreshment

The average board tenure of our nominees is 5 years and only two nominees have served for more than 10 years. There have been 10 new Directors elected within the last 5 years, and three over the last year.

Diversity
Citi’s Board is committed to ensuring that it is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers, stockholders, and stakeholders.

Citi 2020 Proxy Statement

PROXY STATEMENT HIGHLIGHTS	11

Director Nominees

				Citi Committee Memberships
Name and Primary Qualifications	Age	Director Since	Principal Occupation and Other Current Public Company Directorships	A	ECC	E	NGP	OT	PC	RM
Michael L. Corbat	59	2012	Chief Executive Officer, Citigroup Inc.
Ellen M. Costello	65	2016	Former President and CEO , BMO Financial Corporation, and Former U. S. Country Head, BMO Financial Group Board: Diebold Nixdorf, Inc.	⚫						⚫
Grace E. Dailey	59	2019	Former Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency	⚫						⚫
Barbara J. Desoer	67	2019	Chair, Citibank, N.A. Board: DaVita Inc.			⚫				⚫
John C. Dugan	64	2017	Chair, Citigroup Inc.	⚫		⚫	⚫		⚫	⚫
Duncan P. Hennes	63	2013	Co-Founder and Partner, Atrevida Partners, LLC Board: RenaissanceRe Holdings Ltd.	⚫		⚫			⚫	⚫
Peter B. Henry	50	2015	Dean Emeritus and W. R. Berkley Professor of Economics and Finance, New York University, Leonard N. Stern School of Business Board: Nike, Inc.	⚫	⚫	⚫	⚫
S. Leslie Ireland	60	2017	Former Assistant Secretary for Intelligence and Analysis, U.S. Department of the Treasury, and National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence					⚫
Lew W. (Jay) Jacobs, IV	49	2018	Former President and Managing Director, Pacific Investment Management Company LLC (PIMCO)	⚫	⚫		⚫		⚫
Renée J. James	55	2016	Chair and CEO , Ampere Computing, and Operating Executive, The Carlyle Group Boards: Oracle Corporation, Sabre Corporation, and Vodafone Group Plc					⚫		⚫
Gary M. Reiner	65	2013	Operating Partner, General Atlantic LLC Board: Hewlett Packard Enterprise Company			⚫		⚫	⚫
Diana L. Taylor	65	2009	Former Superintendent of Banks, State of New York Board: Brookfield Asset Management			⚫	⚫		⚫
James S. Turley	64	2013	Former Chairman and CEO, Ernst & Young Boards: Emerson Electric Co., Northrop Grumman Corporation, and Precigen, Inc.	⚫		⚫				⚫
Deborah C. Wright	62	2017	Former Chairman, Carver Bancorp, Inc.	⚫	⚫
Alexander R. Wynaendts	59	2019	Chief Executive Officer and Chairman of the Executive Board, Aegon NV Board: Air France KLM							⚫
Ernesto Zedillo Ponce de Leon	68	2010	Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University Board: Alcoa Corp.		⚫		⚫			⚫

Qualifications
Compensation	Institutional Business
Consumer Business and Financial Services	International Business or Economics
Corporate affairs	Legal Matters
Corporate Governance	Operations and Technology
Financial Reporting	Regulatory and Compliance
Human Capital Management	Risk Management

⚫	committee member
⚫	committee chair

A	Audit
ECC	Ethics, Conduct and Culture
E	Executive
NGP	Nomination, Governance and Public affairs
OT	Operations and Technology
PC	Personnel and Compensation
RM	Risk Management

www.citigroup.com

12	PROXY STATEMENT HIGHLIGHTS

Corporate Governance Highlights

Citi is active in ensuring its governance practices are at the leading edge of best practices. Highlights include:

Alignment with Stockholders	Compensation Governance	Adherence to Corporate Governance Best Practices
●In December 2019, the Board of Directors lowered the threshold for stockholders to call a Special Meeting from 20% to 15%
●Citi provides Proxy Access to eligible stockholders, which gives them the right to include their own Board nominees in the Company’s proxy materials
●Stockholders have the right to act by written consent
●Citi has an independent Chair; if there is no independent Chair of the Board, the Board will appoint a Lead Independent Director
●Majority vote standard for uncontested Director elections
●No super-majority vote provisions in our governing instruments

●In 2019, Citi was the first U.S. company to publicly disclose our unadjusted or “raw” pay gap for women and U.S. minorities; see page 79 of this Proxy Statement for further information
●Emphasize pay-for-performance alignment
●Majority of total compensation based on performance
●The Personnel and Compensation Committee retains an independent compensation consultant
●Clawback policies for employees
●Executive officers and Directors are required to retain at least 75% of the equity awarded to them as incentive compensation as long as they serve as executive officers or Directors, respectively; executive officers are required to retain 50% of such equity awards for one year following the termination of their employment

●Citi's Board includes an Ethics, Conduct and Culture Committee
●Members of Citi’s Board of Directors and Citi’s executive officers are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan; see Citi's Hedging Policies on page 41 of this Proxy Statement
●Citi’s Nominees for Director include seven women and three minorities
●Ongoing Board refreshment, with new independent Directors added in 2015, 2016, 2017, 2018, and 2019
●Citi was listed in Newsweek as one of America's Most Responsible Companies 2020 — #7 overall and #1 Financial Services Company
●Citi’s CEO signed the Business Roundtable's Statement on the Purpose of a Corporation in 2019 reaffirming our commitment to create value for all of our stakeholders
●Citi appointed a Chief Sustainability Officer in September 2019

Citi 2020 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS	13

Our Investor Engagement Program*

Summer Members of senior management communicate with investors regarding votes at the Annual Meeting and other governance issues.
Fall
Members of the Board and senior management conduct calls with investors for input on a variety of governance, human capital management, compensation, and environmental and social matters, including climate risk.
Winter
Senior management continues to conduct engagement calls with investors regarding governance, human capital management, compensation, and environmental and social matters. The Board reviews shareholder feedback from these conversations.
Spring
Members of the Board and senior management conduct conversations with our investors in advance of the Annual Meeting to provide an opportunity for discussion of compensation, management and stockholder proposals, and other governance and annual meeting matters.
Annual Stockholders’ Meeting

*

In the period following the 2019 Annual Meeting and prior to the issuance of the 2020 Proxy Statement, Citi engaged with investors regarding, among other topics, the following: executive compensation, human capital management including diversity and inclusion and gender pay equity, climate change risk and disclosure including our work in response to the Task Force on Climate-related Financial Disclosures (TCFD) recommendations, human rights, Board refreshment and governance, and certain stockholder proposals. For information about our engagement efforts in advance of the 2020 Annual Meeting, please see pages 76-78 in this Proxy Statement.

Environmental, Social and
Governance (ESG) Highlights

ESG and Sustainability Governance at Citi

Three Board-level committees have oversight responsibility for ESG and sustainability-related activities. The full Board also receives reporting on these topics. Management organizations help drive activities and provide strategic guidance and senior-level review on ESG and sustainability topics.

Board of Directors			Senior Management

Nomination, Governance and Public Affairs Committee	Ethics, Conduct and Culture Committee	Risk Management Committee	●Global Sustainability Steering Committee ●Climate Risk Working Group ●Business Practices Committees ●Sustainability & ESG, Environmental and Social Risk Management and Community Investing Teams

Oversees programs and company policies and procedures that impact ESG and sustainability including climate change, human rights, community investment, supplier diversity and other issues; reviews engagement with major external stakeholders; reviews corporate governance best practices; and provides oversight of business practices	Oversees management’s efforts to reinforce and enhance a culture of ethics throughout the firm	Reviews Citi’s risk appetite framework, including reputational risk appetite, and reviews and approves key risk policies, including those focused on environmental and social risk

www.citigroup.com

14	ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS

Sustainability Framework

Our Sustainable Progress Strategy focuses on Climate Change, Sustainable Cities, and People and Communities, with our sustainability activities organized under three primary pillars:

Environmental Finance	Environmental & Social Risk Management (ESRM)	Operations & Supply Chain
$100 Billion Environmental Finance Goal focused on financing environmental and climate solutions	Collaborating with our clients to manage environmental and social risks and impacts associated with financed client activities	Managing our global facilities and supply chain to minimize direct impact, reduce costs, and reflect best practices

Sustainable Progress Performance Highlights* — 2019

Financed and facilitated $68.6B, exceeding our $100 BILLION ENVIRONMENTAL FINANCE GOAL ($164B from 2014-2019)	Co-developed the POSEIDON PRINCIPLES to PROMOTE REDUCTION of the SHIPPING industry’s GHG EMISSIONS by 50% by 2050	Reached 86% of our goal of 100% RENEWABLE ELECTRICITY for our global facilities by 2020

Appointed CITI’S first CHIEF SUSTAINABILITY OFFICER to elevate ESG issues across the firm	Collaborated with 100+ global banks on EQUATOR PRINCIPLES UPDATE (EP4) that enhances banks’ COMMITMENT to INDIGENOUS PEOPLES, CLIMATE and BIODIVERSITY	Achieved 2020 OPERATIONAL FOOTPRINT GOALS early for ENERGY, WASTE, and WATER reduction

The Principles for Responsible Banking
The Principles for Responsible Banking is a set of six principles that provide a framework to achieve a sustainable banking system. The Principles were launched by 130 banks from 49 countries in September 2019. Being a signatory to the Principles reaffirms Citi’s commitment to a sustainable financial system that positively contributes to society.

Implementing the TCFD Recommendations
Citi adopted the Task Force on Climate-related Financial Disclosures (TCFD) recommendations in 2017, published our first TCFD report, Finance for a Climate Resilient Future**, in 2018, and continued to implement and raise awareness of the recommendations internally in 2019. Citi participates in financial industry collaborations to develop and pilot new methodologies for climate scenario analyses and approaches for measuring, assessing, and managing the potential financial risks of climate change. Citi also actively engages with regulators, clients, and other stakeholders on climate risk and sustainable finance, and closely monitors regulatory developments on these topics.

ESG Ratings
●	CDP A List 2019 — Climate Leader
●	MSCI score of BB
●	Inclusion in DJSI North America Index

*	For more information about our environmental and social policies, please see Citi’s Environmental and Social Policy Framework at www.citigroup.com/citi/sustainability/data/Environmental-and-Social-Policy-Framework.pdf.
**	www.citigroup.com/citi/sustainability/data/finance-for-a-climate-resilient-future.pdf

Citi 2020 Proxy Statement

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS	15

Guiding Principles

We are guided by a commitment to drive positive social and environmental impact through our products and services and our work with our clients. Citi Foundation's philanthropic investments and the time and talent of our employees complement these efforts, catalyzing innovation for communities in a way that can be brought to scale.

Executing a business model that adds value to society	Taking a stand on issues that matter and driving solutions	Reporting transparently and learning through dialogue

Maintaining a focus on ethical decision-making and responsible business practices	Catalyzing innovation through strategic philanthropy and employee engagement

Social Performance Highlights – 2019

Provided more than $6 BILLION in loans for AFFORDABLE HOUSING PROJECTS in the U.S., making us the #1 AFFORDABLE HOUSING lender for the 10TH YEAR in a row	Supported local communities around the world with CHARITABLE GIVING of $70 MILLION. The CITI FOUNDATION made charitable grants of more than $76.4 MILLION	Launched a $150 MILLION FUND to invest in socially minded startups and companies that strive to have a POSITIVE IMPACT ON SOCIETY (2020)

Engaged 120,000 CITI VOLUNTEERS in projects in more than 400 CITIES across 90 COUNTRIES AND TERRITORIES as part of annual day of service, GLOBAL COMMUNITY DAY	Citi Foundation, through PATHWAYS TO PROGRESS, invested $194 MILLION to tackle youth employment globally (2014–2019)	Continued TRANSPARENCY of our PAY EQUITY results and DIVERSITY AND INCLUSION efforts across the firm; see page 79 for further information

Recognition
●	International Climate Reporting Award — French Environment and Energy Management Agency and the French Ministry for Ecological and Inclusive Transition
●	Civic 50 — Recognized as one of the most community-minded companies in the U.S.
●	America’s Most Responsible Companies 2020 — Newsweek #7 overall and #1 financial services company
●	100% Score: Corporate Equality Index — Human Rights Campaign
●	2020 Bloomberg Gender-Equality Index

The UN Sustainable Development Goals: Citi Priorities

The United Nations Sustainable Development Goals (SDGs) are a set of 17 global development goals for 2030. While our activities have an impact on all of the goals, Citi is focused on seven SDGs where our core business and key initiatives can have the greatest impact. We highlight those efforts in our external reporting, including in our annual ESG Report and in a standalone report, entitled Banking on 2030: Citi & the Sustainable Development Goals.

www.citigroup.com

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About the 2020 Annual Meeting

Q:	Who is soliciting my vote?
A:	The Board of Directors of Citigroup Inc. is soliciting your vote at the 2020 Annual Meeting of Citi’s stockholders.

Q:	Where and when will the 2020 Annual Meeting take place?
A:	The Annual Meeting is scheduled to begin at 9:00 a.m. on April 21, 2020 at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas 77010. Directions to the 2020 Annual Meeting location are provided on pages 131-132 of this Proxy Statement. Live audio of the 2020 Annual Meeting will be webcast at www.citigroup.com.

Q:	Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to mail to many of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our 2020 Annual Meeting.

Q:	Why didn’t I receive a Notice in the mail about the Internet availability of the proxy materials?
A:	We are providing some of our stockholders, including stockholders who have previously asked to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Notice. In addition, we are providing a Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q:	How can I access Citi’s proxy materials and Annual Report electronically?
A:

This Proxy Statement and the 2019 Annual Report are available on Citi’s website at www.citigroup.com. Click on “About Us,” then “Corporate Governance.” Most stockholders can elect not to receive paper copies of future Proxy Statements and Annual Reports and can instead view those documents on the Internet. Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement.

If you are a stockholder of record, you can choose this option and save Citi the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Citi stock through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future Proxy Statements and Annual Reports.

If you choose not to receive paper copies of future Proxy Statements and Annual Reports, you will receive an e-mail message next year containing the Internet address to use to access Citi’s Proxy Statement and Annual Report. Your choice will remain in effect until you tell us otherwise or until your consent is deemed to be revoked under applicable law. You do not have to elect Internet access each year. To view, cancel, or change your enrollment profile, please go to www.InvestorDelivery.com.

Citi 2020 Proxy Statement

ABOUT THE 2020 ANNUAL MEETING	17

Q:	What will I be voting on?
A:
●Election of Directors (see pages 46-70).
●Ratification of KPMG as Citi’s independent registered public accounting firm for 2020 (see pages 72-73).
●An advisory vote to approve Citi’s 2019 executive compensation (see pages 74-113).
●Approval of additional authorized shares under the Citigroup 2019 Stock Incentive Plan  (see pages 114-122).
●Three stockholder proposals (see pages 123-129).

An agenda will be distributed at the meeting.

Q:	How many votes do I have?
A:	You will have one vote for every share of Citi common stock you owned on February 24, 2020 (the record date).

Q:	How many votes can be cast by all stockholders?
A:	2,098,207,727, consisting of one vote for each of Citi’s shares of common stock that were outstanding on the record date. There is no cumulative voting.

Q:	How many votes must be present to hold the meeting?
A:	To constitute a quorum to transact business at the 2020 Annual Meeting, the holders of a majority of the votes that can be cast, or 1,049,103,865 shares, must be present or represented by proxy at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting. Persons voting by proxy will be deemed present at the meeting even if they abstain from voting on any or all of the proposals presented for stockholder action. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and shares treated as broker non-votes for one or more proposals will nevertheless be deemed present for purposes of constituting a quorum for the Annual Meeting.

Q:	Does any single stockholder control 5% or more of any class of Citi’s voting stock?
A:

Yes, there are two stockholders that each control more than 5%. According to a Schedule 13G Information Statement filed by BlackRock, Inc. and certain subsidiaries (BlackRock) on February 10, 2020, BlackRock may be deemed to beneficially own 7.3% of Citi’s common stock. According to a Schedule 13G Information Statement filed by The Vanguard Group, Inc. (Vanguard) on February 12, 2020, Vanguard may be deemed to beneficially own 8.19% of Citi’s common stock.

For further information, see Stock Ownership — Owners of More than 5% of Citi Common Stock on page 45 in this Proxy Statement.

Q:	How do I vote?
A:	You can vote by proxy whether or not you attend the Annual Meeting. To vote by proxy, stockholders have a choice of voting over the Internet, by QR code, by phone, or by using a traditional proxy card by mail or in person.

Vote by Internet Go to www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form, or Notice.	Vote by QR Code You can scan this QR code to vote your proxy card. You will need the 16-digit number included in your proxy card, voter instruction form, or Notice.	Vote by Phone Call the number on your proxy card or the number on your voter instruction form. You will need the 16-digit number included in your proxy card or voter instruction form.	Vote by Mail Send the completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Vote in Person See the instructions below regarding attendance at the Annual Meeting.

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18	ABOUT THE 2020 ANNUAL MEETING

To reduce our administrative and postage costs, we ask that you vote using the Internet, by telephone, by mobile phone, or by QR code, all of which are available 24 hours a day. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. ET on April 20, 2020. If you hold your shares in a Citi employee benefit plan, please submit your vote by the date indicated on your proxy card.

If you are a record holder of Citi common stock, you may attend the 2020 Annual Meeting and vote in person. If you want to vote in person at the Annual Meeting, and you hold your Citi common stock through a securities broker (that is, in “street name”), you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

Q:	How do I get a printed proxy card?
A:	If you received a Notice instead of the printed materials, there are three ways you may request a proxy card and a full set of materials at no charge. In all three examples you will need the 16-digit Control Number printed on the Notice.

Requesting a proxy card
By telephone: 1-800-579-1639;
By Internet: www.proxyvote.com; or
By e-mail: sendmaterial@proxyvote.com (send a blank e-mail with the 16-digit Control Number in the subject line).

Q:	Can I change my vote?
A:	Yes. Just send in a new proxy card or voter instruction form with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation to Citi’s Corporate Secretary, Rohan Weerasinghe, at 388 Greenwich Street, New York, New York 10013. If you attend the 2020 Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used. To ensure that your vote is counted, please remember to submit your vote by 11:59 p.m. ET on April 20, 2020.

Q:	What if I don’t vote for some of the matters listed on my proxy card?
A:	If you return a signed proxy card without indicating voting instructions, your shares will be voted in accordance with the Board’s recommendation FOR the nominees listed on the card, FOR KPMG as independent registered public accounting firm for 2020, FOR Citi’s 2019 executive compensation, FOR an amendment to the Citigroup 2019 Stock Incentive Plan for the approval of additional authorized shares, and AGAINST the stockholder proposals. If you only vote for certain matters, the remaining matters will be voted as set forth above. See also “Could other matters be decided at the 2020 Annual Meeting?”

Q:	Can my shares held in street name be voted if I don’t return my voter instruction card and don’t attend the 2020 Annual Meeting?
A:

If you don’t vote your shares held in street name, your broker can vote your shares on matters that the New York Stock Exchange (NYSE) has ruled discretionary.

Discretionary Items. KPMG’s appointment is a discretionary item. NYSE member brokers who do not receive instructions from beneficial owners may vote on this proposal as follows: (i) a Citi affiliated member is permitted to vote your shares in the same proportion as all other shares are voted with respect to this proposal, and (ii) all other NYSE member brokers are permitted to vote your shares at their discretion.

Non-discretionary Items. Brokers will not be able to vote your shares on the election of Directors, the advisory vote to approve Citi’s 2019 executive compensation, the amendment to the Citigroup 2019 Stock Incentive Plan for the approval of additional authorized shares, and the stockholder proposals, if you fail to provide instructions. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

If your shares are registered directly in your name, not in the name of a bank or broker, you must vote your shares or your vote will not be counted. Please vote your proxy so your vote can be counted.

Citi 2020 Proxy Statement

ABOUT THE 2020 ANNUAL MEETING	19

Q:	If I hold shares through Citigroup’s employee benefit plans and do not provide voting instructions, how will my shares be voted?
A:	If you hold shares of common stock through Citigroup’s employee benefit plans or stock incentive plans and do not provide voting instructions to the plans’ trustees or administrators, your shares will be voted in the same proportion as the shares beneficially owned through such plans for which voting instructions are received, unless otherwise required by law.

Q:	What vote is required, and how will my votes be counted, to elect Directors and to adopt the other proposals?
A:	The following chart describes the proposals to be considered at the meeting, the vote required to elect Directors and to adopt each of the other proposals, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”(1)
Election of Directors	For, against, or abstain on each nominee	A nominee for Director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect	No effect
Ratification of KPMG	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	Brokers have discretion to vote
Advisory vote to approve Citi’s 2019 executive compensation	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect
Approval of additional authorized shares under the Citigroup 2019 Stock Incentive Plan	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect
Three stockholder proposals	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote thereon.	Treated as votes against	No effect

(1)	A broker non-vote generally occurs when a broker is not permitted to vote on a matter without instructions from a customer having beneficial ownership in the securities and has not received such instructions. Broker non-votes will not be counted as shares entitled to vote on the relevant proposal.

If a nominee for Director is not re-elected by the required vote, he or she will remain in office until a successor is elected and qualified or until his or her earlier resignation or removal. Citi’s By-laws provide that in the event a Director nominee is not re-elected, such Director shall offer to resign from his or her position as a Director. Unless the Board decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective 60 days after the date of the election.

The result of the votes on an advisory vote on Citi’s 2019 executive compensation is not binding on the Board, whether or not the resolution is passed under the voting standards described above. In evaluating the stockholder vote on the advisory resolution, the Board will consider the voting results in their entirety.

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20	ABOUT THE 2020 ANNUAL MEETING

Q:	Is my vote confidential?
A:

In 2006, the Board adopted a confidential voting policy as part of its Corporate Governance Guidelines. Under the policy, except as necessary to meet applicable legal requirements or as otherwise described below, all votes, whether submitted by proxies, ballots, Internet voting, telephone voting, or otherwise are kept confidential for registered stockholders who request confidential treatment. If you are a registered stockholder and would like your vote kept confidential, please check the appropriate box on the proxy card or follow the instructions when submitting your vote by telephone, mobile phone, or by the Internet. If you hold your shares in “street name” or through an employee benefit plan or stock incentive plan, your vote already receives confidential treatment and you do not need to request confidential treatment in order to maintain the confidentiality of your vote.

The confidential voting policy will not apply in the event of a proxy contest or other solicitation based on an opposition Proxy Statement and in certain other limited circumstances. For further details regarding this policy, please see the Corporate Governance Guidelines, available on Citi’s website at www.citigroup.com.

Q:	Could other matters be decided at the 2020 Annual Meeting?
A:	We don’t know of any matters that will be considered at the Annual Meeting other than those described above. If a stockholder proposal that was excluded from this Proxy Statement is brought before the meeting, the Chair will declare such proposal out of order, and it will be disregarded, or we will vote the proxies AGAINST the proposal. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

Q:	What happens if the meeting is postponed or adjourned?
A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	Could emerging developments regarding the coronavirus affect our ability to hold an in-person Annual Meeting?
A:

We are monitoring the coronavirus situation closely and if we determine that holding an in-person annual meeting could pose a risk to the health and safety of our shareholders, employees, and Directors, the Company may decide to instead hold a Virtual Annual Meeting. If we decide to use that format, we will make a public announcement as soon as practicable prior to the meeting.

In such event, to attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.citigroup.com and use their 16-digit Control Number provided in the Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Virtual Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/CITI2020. Please note you will only be able to participate in the meeting using this website if the Company decides to hold a Virtual Annual Meeting, instead of holding an in-person Annual Meeting in Houston, Texas.

Q:	Do I need to register to attend the 2020 Annual Meeting?
A:	Yes, to promote an efficient admission process, only stockholders who have registered in advance will be admitted to the 2020 Annual Meeting. To register for the meeting you will need to access the Shareholder Meeting Registration at www.proxyvote.com and follow the instructions provided (you will need the 16-digit Control Number included on your proxy card, voter instruction form, or Notice of Internet Availability of Proxy Materials). Tickets will be available to registered and beneficial owners. If you are unable to print your ticket, please call Shareholder Meeting Registration Phone Support (toll free) at 1-844-318-0137 or (international toll call) at 1-925-331-6070 for assistance. Please note that requests for tickets will be processed in the order they are received and must be requested by 11:59 p.m. on April 20, 2020. Due to space limitations, Citi will not be able to accommodate guests at the Annual Meeting. Tickets to the Annual Meeting are not transferable. When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver’s license. A stockholder may appoint only one proxy to represent him or her at the Annual Meeting.

Citi 2020 Proxy Statement

21

Corporate Governance

Citigroup Inc. (Citigroup, Citi, or the Company) continually strives to maintain the highest standards of ethical conduct: reporting results with accuracy and transparency and maintaining full compliance with the laws, rules, and regulations that govern Citi’s businesses. Citi is active in ensuring its governance practices are at the leading edge of best practices. Below is a compilation of Citi’s Corporate Governance initiatives:

Good Governance
●A standing Ethics, Conduct and Culture Committee of the Board of Directors oversees management’s efforts to foster a culture of ethics within Citi;

●No super-majority vote provisions in our Restated Certificate of Incorporation;

●Annual election of all Directors;

●Majority vote standard for uncontested Director elections;

●Citi has an Independent Chair; the By-laws provide that if Citi does not have an Independent Chair of the Board, the Board is required to elect a lead independent Director;

●88% of Citi’s Board Nominees are independent;

●In 2019, we were the first U.S. company to disclose our unadjusted or “raw” pay gap for women and U.S. minorities, which measures median total compensation unadjusted for factors such as job function, level, and geography. See Our Leadership on Pay Equity on page 79 of this Proxy Statement for further information;

●Citi’s CEO signed the Business Roundtable’s Statement on the Purpose of a Corporation in 2019 reaffirming our commitment to create value for all of our stakeholders; and

●Citi appointed a Chief Sustainability Officer in September 2019.

Stockholder Rights
●In 2019, the Board, taking into account the result of the stockholder vote on a proposal presented at the 2019 Annual Meeting, amended Citi’s By-laws to provide that stockholders holding at least 15% of the outstanding common stock have the right to call a special meeting;

●Proxy access by-law; and

●Stockholders may act by written consent.

Executive Compensation
●Strong executive compensation governance practices, including clawback policies and a requirement that executive officers must hold a substantial amount of vested Citi common stock for at least one year after they cease being executive officers;

●Stock ownership commitment for the Board and executive officers; and

●Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan. For more information, please see Citi’s Hedging Policies on page 41 of this Proxy Statement.

Political Activity
●Political Activities Statement (formerly Citi’s Political Contributions and Lobbying Statement) includes significant disclosure about our lobbying practices and oversight. The Political Activities Statement provides meaningful disclosure about our lobbying policies and procedures;

●Nomination, Governance and Public Affairs Committee has oversight responsibility for trade association payments in addition to oversight responsibility for political contributions and lobbying activities; and

●Transparency on practices around political contributions and trade and business associations through:

➢a link on our website to federal and state government websites where our lobbying activities are reported;

➢requiring trade and business associations to which Citi pays dues to attest that no portion of such payments is used for independent expenditures; and

➢listing the names of our significant trade and business associations on Citi’s website.

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22	CORPORATE GOVERNANCE

Corporate Governance Materials Available on Citi’s Website

In addition to our Corporate Governance Guidelines, other information relating to corporate governance at Citi is available in the Corporate Governance section of our website at www.citigroup.com. Click on “About Us” and then “Corporate Governance.”

www.citigroup.com/citi/ investor/corporate_ governance.html
●Corporate Governance Guidelines
●Audit Committee Charter
●Ethics, Conduct and Culture Committee Charter
●Nomination, Governance and Public Affairs Committee Charter
●Operations and Technology Committee Charter
●Personnel and Compensation Committee Charter
●Risk Management Committee Charter
●Code of Conduct
●Code of Ethics for Financial Professionals
●Citi’s Compensation Philosophy
●By-laws and Restated Certificate of Incorporation
●Corporate Political Activities Statement
●Global Citizenship Report
●Banking on 2030: Citi & the Sustainable Development Goals
●Environmental and Social Policy Framework
●Finance for a Climate-Resilient Future: Citi’s TCFD Report
●Statement on Human Rights
●Citi’s U.K. Modern Slavery Act Statement
●A list of our 2019 Political Contributions and the names of Citi’s significant trade and business associations

Citi stockholders may obtain printed copies of these documents by writing to Citigroup Inc., Corporate Governance, 388 Greenwich Street, 17th Floor, New York, New York 10013.

Annual Report

If you received these materials by mail, you should have also received Citi’s Annual Report to Stockholders for 2019 with them. The 2019 Annual Report is also available on Citi’s website at www.citigroup.com. We urge you to read these documents carefully. In accordance with the SEC’s rules, the Five-Year Performance Graph appears in the 2019 Annual Report on Form 10-K, which is included in Citi’s Annual Report to Stockholders for 2019.

Corporate Governance Guidelines

Citi’s Corporate Governance Guidelines (the Guidelines) embody many of our long-standing practices, policies, and procedures, which are the foundation of our commitment to best practices. The Guidelines are reviewed at least annually, and revised as necessary, to continue to reflect best practices. The full text of the Guidelines, as approved by the Board, is set forth on Citi’s website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Corporate Governance Guidelines.” The Guidelines outline the responsibilities, operations, qualifications, and composition of the Board. The following summarizes certain provisions of the Guidelines.

Director Independence

Our goal is that at least two-thirds of the members of the Board be independent. Descriptions of our independence criteria and the results of the Board’s independence determinations are set forth below.

Board Committees

The Guidelines require that all members of the following committees of the Board: Audit; Nomination, Governance and Public Affairs; and Personnel and Compensation be independent. Committee members are appointed by the Board upon the recommendation of the Nomination, Governance and Public Affairs Committee. Committee membership and Chairs are rotated periodically. The Board and each Committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary, without consulting or obtaining the approval of management.

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CORPORATE GOVERNANCE	23

Additional Board Service

The number of other for-profit public or non-public company boards on which a Director may serve is subject to a case-by-case review by the Nomination, Governance and Public Affairs Committee, in order to ensure that each Director is able to devote sufficient time to performing his or her duties as a Director. Interlocking directorates are prohibited (inside Directors and executive officers of Citi may not sit on boards of companies where a Citi outside Director is an executive officer).

Change in Status or Responsibilities

If a Director has a substantial change in professional responsibilities, occupation, or business association, he or she is required to notify the Nomination, Governance and Public Affairs Committee and to offer his or her resignation from the Board. The Nomination, Governance and Public Affairs Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept the resignation or request that the Director continue to serve on the Board. If a Director assumes a significant role in a not-for-profit entity, he or she is asked to notify the Nomination, Governance and Public Affairs Committee.

Attendance at Meetings

Directors are expected to attend Board meetings and meetings of the Committees on which they serve and the Annual Meeting of Stockholders. All of the Directors then in office attended Citi’s 2019 Annual Meeting.

Evaluation of Board Performance

The Nomination, Governance and Public Affairs Committee conducts an annual review of Board performance in which the full Board participates, and each standing committee (except for the Executive Committee) conducts its own self-evaluation. As part of the self-evaluation, the Board engages in an examination of its own performance of its obligations with regard to such matters as regulatory requirements, strategic and financial oversight, oversight of risk management, executive compensation, succession planning, and governance, among many other topics. The committees evaluate their performance against the requirements of their charters and other aspects of their responsibilities. The full Board and each committee then discuss the results of their respective self-evaluations in executive session, highlighting actions to be taken in response to the discussion. See Board Self-Assessment Process on page 30 for further information.

Directors Access to Senior Management and Director Orientation

Directors have full and free access to senior management and other employees of Citi. New Directors are provided with an orientation program to familiarize them with Citi’s businesses, regions, and functions as well as its legal, compliance, regulatory, and risk profile. Citi provides educational sessions on a variety of topics throughout the year for all members of the Board. These sessions are designed to allow Directors to, for example, develop a deeper understanding of a business issue or a complex financial product.

Succession Planning

The Board reviews the Personnel and Compensation Committee’s report on the performance of senior executives in order to ensure that they are providing the highest quality leadership for Citi. The Board also works with the Nomination, Governance and Public Affairs Committee to evaluate potential successors to the Chief Executive Officer (CEO). With respect to regular succession of the CEO and senior management, Citi’s Board evaluates internal, and, when appropriate, external candidates. To find external candidates, Citi seeks input from the members of the Board and senior management and/or from recruiting firms. To develop internal candidates, Citi engages in

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24	CORPORATE GOVERNANCE

a number of practices, formal and informal, designed to familiarize the Board with Citi’s talent pool. The formal process involves an annual talent review conducted by senior management at which the Board studies the most promising members of senior management. The Board learns about each person’s experience, skills, areas of expertise, accomplishments, and goals. This review is conducted at a regularly scheduled Board meeting on an annual basis. In addition, members of senior management are periodically asked to make presentations to the Board at Board meetings and Board strategy sessions. These presentations are made by senior managers of the various business units as well as those who serve in corporate functions. The purpose of the formal review and other interaction is to ensure that Board members are familiar with the talent pool inside and outside Citi from which the Board would be able to choose successors to the CEO and evaluate succession for other senior managers as necessary from time to time.

Charitable Contributions

If a Director, or an immediate family member who shares the Director’s household, serves as a director, trustee, or executive officer of a foundation, university, or other not-for-profit organization, and such entity receives contributions from Citi and/or the Citi Foundation, such contributions must be reported to the Nomination, Governance and Public Affairs Committee at least annually.

Insider Investments and Transactions

Members of Citi’s Board of Directors and Citi’s executive officers (i.e., Section 16 Insiders) are not permitted to hedge their Citi securities or to pledge their Citi securities as collateral for a loan. The Guidelines restrict certain financial transactions between Citi and its subsidiaries on the one hand and Directors, senior management, and their immediate family members on the other. Personal loans from Citi or its subsidiaries to Citi’s Directors and its most senior executives, or immediate family members who share any such person’s household, are prohibited, except for margin loans to employees of a broker-dealer subsidiary of Citi, mortgage loans, home equity loans, consumer loans, credit cards, and overdraft checking privileges, all made on market terms in the ordinary course of business. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 38-40 of this Proxy Statement.

The Guidelines prohibit investments or transactions by Citi or its executive officers and those immediate family members who share an executive officer’s household in a partnership or other privately held entity in which an outside Director is a principal, or in a publicly traded company in which an outside Director owns or controls more than a 10% interest. Directors and those immediate family members who share the Director’s household are not permitted to receive initial public offering allocations. Directors and their immediate family members may participate in Citi-sponsored investment activities, provided they are offered on the same terms as those offered to similarly situated non-affiliated persons. Under certain circumstances, or with the approval of the appropriate committee, members of senior management may participate in certain Citi-sponsored investment opportunities. Finally, there is a prohibition on certain investments by Directors and executive officers in third-party entities when the opportunity comes solely as a result of their position with Citi.

Director Independence

The Board has adopted categorical standards to assist the Board in evaluating the independence of each of its Directors. The categorical standards, which are set forth below, describe various types of relationships that could potentially exist between a Director or an immediate family member of a Director and Citi, and set thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a Director under the categorical standards and no other relationships or transactions exist of a type not specifically mentioned in the categorical standards that, in the Board’s opinion, taking into account all facts and circumstances, would impair a Director’s ability to exercise his or her independent judgment, the Board will deem such person to be independent.

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CORPORATE GOVERNANCE	25

The Board and the Nomination, Governance and Public Affairs Committee reviewed certain information obtained from Directors’ responses to a questionnaire asking about their relationships with Citi, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, as well as certain data collected by Citi’s businesses related to transactions, relationships, or arrangements between Citi on the one hand and a Director, immediate family member of a Director, or a primary business or charitable affiliation of a Director, on the other. The Board reviewed certain relationships or transactions between the Directors or immediate family members of the Directors or their primary business or charitable affiliations and Citi and determined that the relationships or transactions complied with the Corporate Governance Guidelines and the related categorical standards. The Board also determined that, applying the Guidelines and standards, which are intended to comply with the NYSE corporate governance rules, and all other applicable laws, rules, and regulations, each of the following Director nominees standing for re-election and current board members is independent:

●Ellen M. Costello ●Grace E. Dailey ●John C. Dugan ●Duncan P. Hennes ●Peter B. Henry	●S. Leslie Ireland ●Lew W. (Jay) Jacobs, IV ●Renée J. James ●Gary M. Reiner ●Diana L. Taylor	●James S. Turley ●Deborah C. Wright ●Alexander R. Wynaendts ●Ernesto Zedillo Ponce de Leon

The Board has determined that Michael L. Corbat and Barbara J. Desoer are not independent. Mr. Corbat is our Chief Executive Officer and Ms. Desoer previously served as the Chief Executive Officer of Citibank, N.A., our largest banking subsidiary.

Independence Standards

To be considered independent, a Director must meet the following categorical standards as adopted by our Board and reflected in our Corporate Governance Guidelines. In addition, there are other independence standards under NYSE corporate governance rules that apply to all directors and certain independence standards under SEC, Internal Revenue Code (IRC), and Federal Deposit Insurance Corporation (FDIC) rules that apply to specific committees.

Categorical Standards

Advisory, Consulting and Employment Arrangements
●	During any 12-month period within the last three years, neither a Director nor any Immediate Family Member of a Director shall have received more than $120,000 in direct compensation from Citi, other than amounts paid (a) pursuant to Citi’s Amended and Restated Compensation Plan for Non-Employee Directors, (b) pursuant to a pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or (c) to an Immediate Family Member of a Director who is a non-executive employee of Citi or one of its subsidiaries.
●	In addition, no member of the Audit Committee may accept a direct or indirect consulting, advisory or other compensatory fee from Citi or one of its subsidiaries, other than (a) fees for service as a member of the Board of Directors of Citi or one of its subsidiaries (including committees thereof) or (b) receipt of fixed amounts of compensation under a Citi retirement plan, including deferred compensation, for prior service with Citi, provided that such compensation is not contingent in any way on continued service.

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26	CORPORATE GOVERNANCE

Business Relationships
●	All business relationships, lending relationships, deposit and other banking relationships between the Company and a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.
●	In addition, the aggregate amount of payments for property or services in any of the last three fiscal years by the Company to, and to the Company from, any company of which a Director is an executive officer or employee or where an immediate family member of a Director is an executive officer, must not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues in any single fiscal year.
●	Loans may be made or maintained by the Company to a Director’s primary business affiliation or the primary business affiliation of an immediate family member of a Director, only if the loan (i) is made in the ordinary course of business of the Company or one of its subsidiaries, is of a type that is generally made available to other customers, and is on market terms, or terms that are no more favorable than those offered to other customers; (ii) complies with applicable law, including the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley), Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) Guidelines; (iii) when made does not involve more than the normal risk of collectability or present other unfavorable features; and (iv) is not classified by the Company as Substandard (II) or worse, as defined by the Office of the Comptroller of the Currency in its “Rating Credit Risk” Comptroller’s Handbook.

Charitable Contributions

Annual contributions in any of the last three calendar years from the Company and/or the Citi Foundation to a charitable organization of which a Director, or an immediate family member who shares the Director’s household, serves as a Director, trustee, or executive officer (other than the Citi Foundation and other charitable organizations sponsored by the Company) may not exceed the greater of $250,000 or 10% of the charitable organization’s annual consolidated gross revenue.

Employment/Affiliations
●	A Director shall not:

(i)	be or have been an employee of the Company within the last three years;
(ii)	be part of, or within the past three years have been part of, an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed the Director as an executive officer; or
(iii)	be or have been affiliated with or employed by (a) Citi’s present or former primary outside auditor or (b) any other outside auditor of Citi and personally worked on Citi’s audit, in each case within the three-year period following the auditing relationship.

●	A Director may not have an immediate family member who:

(i)	is an executive officer of the Company or has been within the last three years;
(ii)	is, or within the past three years has been, part of an interlocking directorate in which a current executive officer of the Company serves or has served on the compensation committee of a company that concurrently employs or employed such immediate family member as an executive officer; or
(iii)

(a) is a current partner of Citi’s primary outside auditor, or a current employee of Citi’s primary outside auditor and personally works on Citi’s audit, or (b) was within the last three years (but is no longer) a partner or employee of Citi’s primary auditor and personally worked on Citi’s audit within that time.

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CORPORATE GOVERNANCE	27

Immaterial Relationships and Transactions
The Board may determine that a Director is independent notwithstanding the existence of an immaterial relationship or transaction between Citi and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations, provided Citi’s Proxy Statement includes a specific description of such relationship as well as the basis for the Board’s determination that such relationship does not preclude a determination that the Director is independent. Relationships or transactions between Citi and (i) the Director, (ii) an immediate family member of the Director or (iii) the Director’s or immediate family member’s business or charitable affiliations that comply with the Corporate Governance Guidelines, including, but not limited to, the Director Independence Standards that are part of the Corporate Governance Guidelines and the sections titled Financial Services, Personal Loans and Investments/Transactions, are deemed to be categorically immaterial and do not require disclosure in the Proxy Statement (unless such relationship or transaction is required to be disclosed pursuant to Item 404 of SEC Regulation S-K).

Definitions
For purposes of these Corporate Governance Guidelines, (i) the term “immediate family member” means a Director’s or executive officer’s (designated as such pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act“)) spouse, parents, step-parents, children, step-children, siblings, mother- and father-in law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or domestic employee) who shares the Director’s household; (ii) the term “Primary Business Affiliation” means an entity of which the Director or executive officer, or an immediate family member of such a person, is an officer, partner or employee or in which the Director, executive officer or immediate family member owns directly or indirectly at least a 5% equity interest; and (iii) the term “Related Party Transaction” means any financial transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) Citi is a participant, and (c) any Related Person (any Director, any executive officer of Citi, any nominee for Director, any shareholder owning in excess of 5% of the total equity of Citi, and any immediate family member of any such person) has or will have a direct or indirect material interest.

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28	CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

The Board of Directors met 22 times in 2019. During 2019, the Audit Committee met 22 times, the Ethics, Conduct and Culture Committee met 4 times, the Nomination, Governance and Public Affairs Committee met 9 times, the Operations and Technology Committee met 5 times, the Personnel and Compensation Committee met 15 times, and the Risk Management Committee met 16 times. In addition, a subcommittee of the Risk Management Committee met 12 times. The Executive Committee did not meet in 2019.

During 2019, substantially all of the members of the Board served on and/or chaired one or more ad hoc committees covering compliance matters or served on an international subsidiary board. In addition, during 2019, Mses. Costello, Desoer, Ireland, and Wright and Messrs. Hennes, McQuade, and Turley, served on the Board of Directors of Citibank, N.A., which is a wholly owned subsidiary of Citi.

Each incumbent Director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during 2019, except for Mr. Wynaendts, who attended 63.64% of the meetings scheduled during the four months of 2019 that he served on the Board, having joined the Board on September 4, 2019. Mr. Wynaendts advised the Chair in advance of his election that due to existing commitments in December 2019, he would not be able to attend Citi’s December Board and Committee meetings. Missing these meetings resulted in his attendance falling below 75% for the period he served on Citi’s Board during 2019.

Meetings of Non-Management Directors

Citi’s non-management Directors meet in executive session without any management Directors in attendance whenever the full Board convenes for a regularly scheduled meeting. During 2019, Mr. Dugan presided at each executive session of the non-management Directors. In addition, the independent Directors met in executive session during 2019.

Board Leadership Structure

Citi currently has an independent Chair separate from the CEO, a structure that has been in place since 2009. The Board believes it is important to maintain flexibility in its Board leadership structure and has had in place different leadership structures in the past, depending on the Company’s needs at the time, but firmly supports having an independent Director in a Board leadership position at all times. Accordingly, Citi’s Board, on December 15, 2009, adopted a By-law amendment which provides that if Citi does not have an independent Chair, the Board will elect a lead independent Director having similar duties to an independent Chair, including leading the executive sessions of the non-management Directors at Board meetings. Citi’s Chair provides independent leadership of the Board. Having an independent Chair or Lead Director enables non-management Directors to raise issues and concerns for Board consideration without immediately involving management. The Chair or Lead Director also serves as a liaison between the Board and senior management. Citi’s Board has determined that the current structure, an independent Chair separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent Director in a Board leadership position. The Board believes its approach to risk oversight, including, importantly, having a standing Risk Management Committee and the reporting line of the Chief Risk Officer to the Risk Management Committee, ensures that the Board can choose many leadership structures without experiencing a material impact on its oversight of risk.

Citi has had an independent Chair since 2009.

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Board Diversity

Diversity is among the critical factors that the Nomination, Governance and Public Affairs Committee considers when evaluating the composition of the Board. For a company like Citi, which operates in more than 100 countries around the globe, diversity includes race, ethnicity, and gender as well as the diversity of the communities and geographies in which Citi operates. Included in the qualifications for Directors listed in the Company’s Corporate Governance Guidelines is “whether the candidate has special skills, expertise and background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which Citi operates.” Citi’s Board is committed to ensuring that it is composed of individuals whose backgrounds reflect the diversity represented by our employees, customers, and stakeholders. When considering new Director candidates, the Nomination, Governance and Public Affairs Committee instructs its recruiting firm to include diverse candidates in each slate. The candidates nominated for election at Citi’s 2020 Annual Meeting exemplify that diversity: seven nominees are women and three nominees are African-American or Hispanic. In addition, each Director candidate contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences, and backgrounds, as well as other characteristics, such as global and international business experience. The Board believes that the current nominees reflect an appropriate diversity of gender, age, race, geographical background, and experience and is committed to continuing to consider diversity in evaluating the composition of the Board.

Director Education Program

Citi has a robust Director Education Program that begins with an orientation for newly appointed Directors, providing two days of in-depth training covering all aspects of our business, including coverage of Citi’s institutional and consumer businesses; financial reporting; an overview of the Company’s risk management, audit, compliance, and legal functions; and an overview of Citi’s primary banking subsidiary, Citibank, N.A. There is also a continuing education program, which includes presentations focusing on industry, regulatory and governance topics and presentations from the various lines of our business on emerging issues or strategic initiatives to provide our Directors with the opportunity to expand their insight into Citi’s business operations and activities. Directors also have access to external programming and seminars to supplement their Citi-provided education.

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30	CORPORATE GOVERNANCE

Board Self-Assessment Process

Annual Board Self-Evaluations*

The Board conducts annual evaluations through the use of both individual interviews by the Chair with each Board member and a written questionnaire completed by all Board members that covers a broad range of matters relating to governance, meetings, materials, and other agenda topics, including Strategic Planning, Corporate Oversight, Succession Planning, Conduct and Culture, Risk Management Oversight, Regulatory Requirements, and Management Compensation.

Summary of the Written Evaluations

Citi’s Corporate Governance Office aggregates and summarizes our Directors’ responses to the questionnaires, highlighting comments and high and low scores on various topics. Responses are not attributed to specific Board members to promote candor. The aggregated results, including all written comments, together with data analyzing trends or results over prior years, are shared with the Board.

Chair Conversations
The Chair holds individual interviews with each Board member and consolidates their feedback for discussion with the full Board.

Board Review

Using the aggregated results of the written evaluations and the themes of the Chair’s individual discussions with the Board members as a guide, our Chair leads a discussion with the full Board during an executive session. All Board members are encouraged to provide feedback on the results.

Actions
As an outcome of these discussions, the Board takes specific actions which may include providing guidance to management on specific Board-related initiatives.

*	Each standing committee conducts an annual self-assessment and reports the results to the Board, which include how each committee’s effectiveness may be enhanced.

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Board’s Role in Risk Oversight

The Board oversees Citi’s global risk management framework.

Board of Directors

●receives regular risk updates by the Chief Risk Officer at each regularly scheduled Board meeting
●provides oversight of certain compliance risk, regulatory risk, cybersecurity risk, strategic risk, market risk, risk related to capital management, and reputational risk matters

Board Committees:
Audit Committee
●provides oversight of Citi’s control environment, compliance risk, fraud risk, financial reporting/internal control risk and operational risk matters
Ethics, Conduct and Culture Committee
●provides oversight of Citi’s Conduct Risk Management Program
Nomination, Governance and Public Affairs Committee
●provides oversight of reputational issues, ESG and sustainability, and legal and regulatory compliance risks as they relate to corporate governance matters
Operations and Technology Committee
●provides oversight of operations, technology, and cybersecurity risks
Personnel and Compensation Committee
●provides oversight of incentive compensation plans and risk related to compensation

Risk Management Committee
●approves Citi’s Risk Governance Framework
●reviews and approves risk management policies on the establishment of risk limits and reviews risk management programs for Citi and its subsidiaries
●consults with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans
●provides oversight of, among others, matters related to Citi’s Comprehensive Capital Analysis and Review (CCAR) practices, Resolution and Recovery Planning, and, as a Committee, and periodically, jointly with the Audit Committee, cybersecurity

Chief Risk Officer
●delivers risk report at regularly scheduled Board meetings
●responsible for the oversight of risk management globally
●responsible for an integrated effort to identify, assess, and manage risks
●reports to the Chief Executive Officer and Risk Management Committee
●reports at least twice annually to the Personnel and Compensation Committee on incentive compensation

At each regularly scheduled Board meeting, the Board receives a risk report from the Chief Risk Officer with respect to the Company’s approach to management of major risks, including management’s risk mitigation efforts, where appropriate. Independent Risk Management, led by the Chief Risk Officer, is a company-wide function that is responsible for an integrated effort to set standards and actively manage and oversee aggregate risks that may affect Citi’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort.

The Risk Management Committee enhances the Board’s oversight of risk management. The Committee’s role is one of oversight, recognizing that management is responsible for executing Citi’s risk management policies.

Board’s Role in Cybersecurity Oversight

The Board of Directors provides oversight of management’s efforts to address cybersecurity risk and respond to cyber incidents. The Board receives regular reports on cybersecurity and engages in discussions throughout the year with management and subject matter experts on the effectiveness of Citi’s overall cybersecurity program, Citi’s inherent cybersecurity risks, the road map for addressing these risks, and Citi’s progress in doing so. Board and Committee members receive contemporaneous reporting on significant cyber events including response, legal obligations, and outreach to regulators, and provide guidance to management as appropriate.

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32	CORPORATE GOVERNANCE

Committees of the Board of Directors

The following are the standing committees of the Board of Directors:

Audit Committee

Members:

Ellen M. Costello
Grace E. Dailey
John C. Dugan
Duncan P. Hennes
Peter B. Henry
Lew W. (Jay) Jacobs, IV
Eugene M. McQuade
James S. Turley (Chair)
Deborah C. Wright

Committee Meetings in 2019:

22

Charter:

The Audit Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Audit Committee assists the Board in fulfilling its oversight responsibility relating to:

●the integrity of Citigroup’s consolidated financial statements, financial reporting process, and systems of internal accounting and financial controls;
●the performance of the internal audit function (“Internal Audit”);
●the annual independent integrated audit of Citigroup’s consolidated financial statements and effectiveness of Citigroup’s internal control over financial reporting, the engagement of the independent registered public accounting firm (“Independent Auditors”), and the evaluation of the Independent Auditors’ qualifications, independence and performance;
●policy standards and guidelines for risk assessment and risk management;
●the appointment and approval of the base compensation for the Chief Auditor;
●Citigroup’s compliance with legal and regulatory requirements, including Citigroup’s disclosure controls and procedures; and
●the fulfillment of the other responsibilities set out in the Audit Committee’s charter. The report of the Committee required by the rules of the SEC is included in this Proxy Statement.

The Board has determined that each of Mses. Costello and Dailey and Messrs. Dugan, Hennes, Jacobs, McQuade and Turley qualifies as an “audit committee financial expert” as defined by the SEC and each such Director as well as Ms. Wright and Mr. Henry is considered “financially literate” under NYSE rules, and, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each is independent within the meaning of applicable SEC rules, the corporate governance rules of the NYSE, and the FDIC guidelines.

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Ethics, Conduct and Culture Committee

Members:

Peter B. Henry (Chair)
Lew W. (Jay) Jacobs, IV
Deborah C. Wright
Ernesto Zedillo
     Ponce de Leon

Committee Meetings in 2019:

4

Charter:

The Ethics, Conduct and Culture Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Ethics, Conduct and Culture Committee oversees management’s efforts to foster a culture of ethics and appropriate conduct within the organization; reviews and helps shape the definition of Citi’s value proposition; oversees management’s efforts to enhance and communicate Citi’s value proposition, evaluates management’s progress, and provides feedback on these efforts; reviews and assesses Citi’s strategy, communication, and policies relating to sound ethics, responsible conduct and principled culture to determine if further enhancements are needed to align with the desired culture and to foster ethical decision-making by employees; and oversees management’s efforts to support ethical decision-making in the organization, evaluates management’s progress, and provides feedback on these efforts. The Committee also reviews and assesses the adequacy of Citi’s Code of Conduct and Code of Ethics for Financial Professionals and recommends to the Board any proposed changes or waivers to Citi’s Code of Conduct. The Committee also provides oversight of Citi’s Conduct Risk Management Program, whose objective is to enhance Citi’s culture of compliance and control through the management, minimization, and mitigation of Citi’s conduct risks.

Executive Committee Members: John C. Dugan (Chair) Barbara J. Desoer Duncan P. Hennes Peter B. Henry Eugene M. McQuade Gary M. Reiner Diana L. Taylor James S. Turley Committee Meetings in 2019: None	Committee Roles and Responsibilities: The Executive Committee acts on behalf of the Board if a matter requires Board action before a meeting of the full Board can be held.

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34	CORPORATE GOVERNANCE

Nomination, Governance and Public Affairs Committee

Members:

John C. Dugan
Peter B. Henry
Lew W. (Jay) Jacobs, IV
Diana L. Taylor (Chair)
Ernesto Zedillo
     Ponce de Leon

Committee Meetings in 2019:

9

Charter:

The Nomination, Governance and Public Affairs Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Nomination, Governance and Public Affairs Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the Director nominees for the next Annual Meeting of Stockholders. It leads the Board in its annual review of the Board’s performance and makes recommendations as to the composition of the committees for appointment by the Board. The Committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines and monitoring Citi’s compliance with these policies and practices and the Guidelines. The Committee is responsible for reviewing and approving all related party transactions involving a Director or an immediate family member of a Director and any related party transaction involving an executive officer or immediate family member of an executive officer if the transaction is valued at $50 million or more, in each case, other than certain enumerated ordinary course transactions. See Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation on pages 38-40 of this Proxy Statement for a complete description of the Policy on Related Party Transactions.

The Committee, as part of the Board’s executive succession planning process, evaluates and nominates potential successors to the CEO and provides an annual report to the Board on CEO succession. The Committee also reviews Director Compensation and Benefits. The Committee is responsible for reviewing Citi’s policies and programs that relate to public issues of significance to Citi and the public at large and reviewing relationships with external constituencies and issues that impact Citi’s reputation. The Committee also has the responsibility for reviewing public policy and reputational issues facing Citi; reviewing political contributions and lobbying expenditures and payments to trade associations made by Citi, and charitable contributions made by Citi and the Citi Foundation; reviewing Citi’s policies and practices regarding supplier diversity; reviewing the work of Citi’s Business Practices Committees; and reviewing Citi’s Citizenship and Sustainability policies and programs, including environmental and human rights policies. The Committee’s focus is global, reflecting Citi’s global footprint. The Committee also makes recommendations to the Board regarding amendments to the Company’s Major Expenditure Program — Limits of Authority.

The Board has determined that, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Nomination, Governance and Public Affairs Committee is independent according to the corporate governance rules of the NYSE.

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Operations and Technology Committee

Members:

S. Leslie Ireland
Renée J. James
Gary M. Reiner (Chair)

Committee Meetings in 2019:

5

Charter:

The Operations and Technology Committee Charter, as adopted by the Board, is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Operations and Technology Committee oversees the scope, direction, quality, and execution of Citi’s technology strategies formulated by management, and provides guidance on technology as it may pertain to, among other things, Citi business products and technology platforms.

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36	CORPORATE GOVERNANCE

Personnel and Compensation Committee

Members:

John C. Dugan
Duncan P. Hennes (Chair)
Lew W. (Jay) Jacobs, IV
Gary M. Reiner
Diana L. Taylor

Committee Meetings in 2019:

15

Charter:

The Personnel and Compensation Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Personnel and Compensation Committee has been delegated broad authority to oversee compensation of employees of the Company and its subsidiaries and affiliates. The Committee regularly reviews Citi’s management resources and performance of senior management. The Committee is responsible for determining the compensation for the CEO and approving the compensation of other executive officers of the Company and the Executive Management Team. The Committee is also responsible for approving the incentive compensation structure for other members of senior management and certain highly compensated employees (including discretionary incentive awards to covered employees as defined in applicable bank regulatory guidance), in accordance with guidelines established by the Committee from time to time. The Committee also has broad oversight of compliance with bank regulatory guidance governing Citi’s incentive compensation.

The Committee annually reviews and discusses the Compensation Discussion and Analysis required to be included in the Company’s Proxy Statement with management, and, if appropriate, recommends to the Board that the Compensation Discussion and Analysis be included. Additionally, the Committee reviews and approves the overall goals of Citi’s material incentive compensation programs, including as expressed through Citi’s Compensation Philosophy, and provides oversight for Citi’s incentive compensation programs so that they both (i) appropriately balance risk and financial results in a manner that does not encourage employees to expose Citi to imprudent risks, and (ii) are consistent with bank safety and soundness. Toward that end, the Committee meets periodically with Citi’s Chief Risk Officer to discuss the risk attributes of Citi’s incentive compensation programs.

The Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of senior management of the Company. The Committee has retained Frederic W. Cook & Co. (FW Cook) to provide the Committee with advice on Citi’s compensation programs for senior management. The amount paid to FW Cook in 2019 for advice on executive compensation matters is disclosed in the Compensation Discussion and Analysis on page 96 of this Proxy Statement.

The Board has determined that in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the Personnel and Compensation Committee is independent according to the corporate governance rules of the NYSE. Each of such Directors is a “non-employee Director,” as defined in Section 16 of the Securities Exchange Act of 1934, and is an “outside Director,” as defined by Section 162(m) of the Internal Revenue Code.

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Risk Management Committee

Members:

Ellen M. Costello
Grace E. Dailey
Barbara J. Desoer
John C. Dugan
Duncan P. Hennes
Renée J. James
Eugene M.
     McQuade (Chair)
James S. Turley
Alexander R. Wynaendts
Ernesto Zedillo
   Ponce de Leon

Committee Meetings
in 2019:

16

Charter:

The Risk Management Committee Charter is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citigroup Board of Directors’ Committee Charters.”

Committee Roles and Responsibilities:

The Risk Management Committee has been delegated authority to assist the Board in fulfilling its responsibility with respect to (i) oversight of Citigroup’s risk management framework, including the significant policies and practices used in managing credit, market, operational, and certain other risks, (ii) oversight of Citigroup’s policies and practices relating to funding risk, liquidity risk, and price risk, which constitute significant components of market risk, and risks pertaining to capital management, and (iii) oversight of the performance of the Global Risk Review (GRR) credit, capital and collateral review function. The Committee reports to the Board of Directors regarding Citigroup’s risk profile and its risk management framework, including the significant policies and practices employed to manage risks in Citigroup’s businesses, and the overall adequacy of the Risk Management function. The Committee provides oversight of Citi’s CCAR and Resolution and Recovery Planning efforts. The Committee also reviews risk related to information security and cybersecurity, including steps taken by management to control such risks, and approves the Global Head of GRR’s base compensation, adjustments and incentive compensation.

The Risk Management Committee created a subcommittee in 2016 to provide oversight of data governance, data quality, and data integrity. Mses. Desoer and James (Chair) and Messrs. Dugan, McQuade and Turley are members of the Data Quality Subcommittee. The Data Quality Subcommittee met 12 times in 2019.

	Audit	Ethics, Conduct and Culture	Executive	Nomination, Governance and Public Affairs	Operations and Technology	Personnel and Compensation	Risk Management
Michael L. Corbat
Ellen M. Costello	●						●
Grace E. Dailey	●						●
Barbara J. Desoer			●				●
John C. Dugan	●		●	●		●	●
Duncan P. Hennes	●		●			●	●
Peter B. Henry	●	●	●	●
S. Leslie Ireland					●
Lew W. (Jay) Jacobs, IV	●	●		●		●
Renée J. James					●		●
Eugene M. McQuade	●		●				●
Gary M. Reiner			●		●	●
Diana L. Taylor			●	●		●
James S. Turley	●		●				●
Deborah C. Wright	●	●
Alexander R. Wynaendts							●
Ernesto Zedillo Ponce de Leon		●		●			●
● committee member
● committee chair

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38	CORPORATE GOVERNANCE

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any Director, officer, or The Vanguard Group (which owns more than 5% of Citi’s common stock), or any affiliate thereof, is a party adverse to Citi or in which any such person has a material interest adverse to Citi. In lieu of participating in certain class action settlements entered into by Citi and other banks relating to alleged manipulation of the foreign exchange market, which received final court approval in 2018, numerous BlackRock funds and other plaintiffs filed a complaint in U.S. District Court for the Southern District of New York on November 7, 2018 against Citi and 15 other banks. In this action, plaintiffs assert that defendants conspired to manipulate the foreign exchange market between 2003 and 2013. BlackRock, Inc. owns more than 5% of Citi’s common stock.

Certain Transactions and Relationships, Compensation Committee Interlocks, and Insider Participation

The Board has adopted a policy setting forth procedures for the review, approval, and monitoring of transactions involving Citi and related persons (Directors, Senior Managers, 5% stockholders, Immediate Family Member or Primary Business Affiliations). A copy of Citi’s Policy on Related Party Transactions is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Citi Policies.” Under the policy, the Nomination, Governance and Public Affairs Committee is responsible for reviewing and approving all related party transactions involving related persons. Directors may not participate in any discussion or approval of a related party transaction in which he or she or any member of his or her immediate family is a related person, except that the Director must provide all material information concerning the related party transaction to the Nomination, Governance and Public Affairs Committee. The Nomination, Governance and Public Affairs Committee is also responsible for reviewing and approving all related party transactions valued at more than $50 million involving an executive officer or an Immediate Family Member of an executive officer. The Transaction Review Committee, composed of Citi’s President, General Counsel, Chief Financial Officer, Chief Compliance Officer, Chief Risk Officer, and Head of Human Resources, is responsible for reviewing and approving all related party transactions valued at less than $50 million involving an executive officer or an Immediate Family Member of an executive officer. The policy also contains a list of categories of transactions involving related persons that are pre-approved under the policy, and therefore need not be brought to the Nomination, Governance and Public Affairs Committee or the Transaction Review Committee for approval.

The Nomination, Governance and Public Affairs Committee and the Transaction Review Committee will review the following information when assessing a related party transaction:

●	the terms of such transaction;
●	the related person’s interest in the transaction;
●	the purpose and timing of the transaction;
●	whether Citi is a party to the transaction, and if not, the nature of Citi’s participation in the transaction;
●	if the transaction involves the sale of an asset, a description of the asset, including date acquired and cost basis;
●	information concerning potential counterparties in the transaction;
●	the approximate dollar value of the transaction and the approximate dollar value of the related person’s interest in the transaction;
●	a description of any provisions or limitations imposed as a result of entering into the proposed transaction;
●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of, or in connection with, the proposed transaction; and
●	any other relevant information regarding the transaction.

Based on information contained in a Schedule 13G filed with the SEC, BlackRock and Vanguard each reported that they beneficially owned 5% or more of the outstanding shares of Citi’s common stock as of December 31, 2019 —see Stock Ownership — Owners of More than 5% of Citi Common Stock in this Proxy Statement on page 45. During 2019, our subsidiaries provided ordinary course lending, trading, and other financial services to BlackRock and Vanguard and their respective affiliates and clients. These transactions were entered into on an arm’s length basis and contain customary terms and conditions and were on substantially the same terms as comparable transactions with unrelated third parties. Acciones y Valores Banamex, S.A. de C.V., Servicios Corporativos de Finanzas, S.A. de C.V.,

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CORPORATE GOVERNANCE	39

and Grupo Financiero Citibanamex, S.A. de C.V. (Citibanamex) entered into an agreement with BlackRock, Inc. and certain of its affiliates pursuant to which BlackRock would acquire the asset management business of Citibanamex in Mexico. The transaction includes the sale of the Impulsora de Fondos Banamex, S.A. de C.V. (Impulsora) legal vehicle, and its advisory role for 52 mutual funds and certain managed account relationships, and certain intellectual property and vendor contracts required to operate the business. The closing for this transaction occurred in September 2018. Consideration for the sale consisted of $350 million and certain future payments if defined targets are met. In connection with the closing, Citibanamex and BlackRock also entered into a long-term distribution agreement to offer BlackRock asset management products to Citibanamex clients in Mexico. The agreement provides a framework under which Citibanamex would distribute BlackRock products in Mexico and includes terms relating to pricing, preferential access, and product support. The Nomination, Governance and Public Affairs Committee reviewed the terms of the sale and approved the transaction in accordance with the Related Party Transaction Policy. Based on information contained in a Schedule 13G filed with the SEC, BlackRock reported that it beneficially owns more than 5% of Citi’s common stock.

Citigroup Capital Partners II, L.P. and Citigroup Venture Capital International Growth Partnership II, L.P. are funds that were formed in 2006 and 2007, respectively. They invest either directly or via a master fund in private equity investments. Citi has established funds in which employees have invested. In addition, certain of our executive officers have from time to time invested their personal funds directly, or directed that funds for which they act in a fiduciary capacity be invested, in funds arranged by Citi’s subsidiaries on the same terms and conditions as the other outside investors in these funds, who are not our executive officers, or employees. Other than certain “grandfathered” investments, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, executive officers may invest in certain Citi-sponsored investment opportunities only under certain circumstances and with the approval of the appropriate committee. Executive officers are not eligible to participate in the funds on a leveraged basis. The following distributions exceeding $120,000 with respect to investments in Citigroup Capital Partners II, L.P. and Citigroup Venture Capital International Growth Partnership II, L.P. were made to current or former executive officers in 2019.

Current or Former Executive Officer	Citigroup Capital Partners II, L.P. Cash Distributions
Michael Corbat	$174,979
James Cowles	$229,191
Paco Ybarra	$206,272
James Forese	$349,958

Current or Former Executive Officer	Citigroup Venture Capital International Growth Partnership II, L.P. Cash Distributions
James Cowles	$285,579
Paco Ybarra	$576,769
James Forese	$128,171

In 2019, Citi performed corporate banking and securities brokerage services in the ordinary course of our business for certain organizations in which some of our Directors are officers or directors. In addition, in the ordinary course of business, Citi may use the products or services of organizations in which some of our Directors are officers or directors.

The persons listed on page 99 of this Proxy Statement are the current members of the Personnel and Compensation Committee. No current or former member of the Personnel and Compensation Committee was a part of a “compensation committee interlock” during fiscal year 2019 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the Personnel and Compensation Committee had any material interest in a transaction with Citi or is a current or former officer of Citi, and no member of the Personnel and Compensation Committee is a current employee of Citi or any of its subsidiaries. In addition, no member of the Board, or any immediate family member of the Board, engaged FW Cook for any compensation-related services in 2019.

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Mr. Corbat has entered into an Aircraft Time Sharing Agreement with Citigroup Inc. that allows him to reimburse Citi for the cost of his personal use of corporate aircraft based on the aggregate incremental cost of each flight to Citi. The aggregate incremental cost is calculated based on the actual expenses incurred for each flight permitted to be charged under Federal Aviation Regulation 14 C.F.R. § 91.501(d), in no event to exceed the maximum allowed under Federal Aviation Regulations. Mr. Corbat reimbursed Citi $171,881 related to his personal use of corporate aircraft during 2019.

In 2020, certain previously awarded shares granted to Ms. Desoer when she was an employee of Citigroup vested. This award included Performance Share Units and Capital Accumulation Program Awards. On February 16, 2017, Ms. Desoer received from Citi a target award of 30,594.55 Performance Share Units. Based on adjustments due to performance conditions described in the Compensation Discussion and Analysis section of this Proxy Statement, Ms. Desoer became entitled to receive 37,340.65 Performance Share Units on February 28, 2020, when the share units vested. Performance Share Units are paid in cash, and Ms. Desoer received a cash payment of $3,165,217.53 for the share units on February 28, 2020. During her employment at Citi, Ms. Desoer also received shares of Citi common stock awarded under the Capital Accumulation Program. Approximately 34,246 shares vested on January 20, 2020, representing the deferred portion of Ms. Desoer’s annual incentive awards for 2016 – 2019, which were awarded to her under the Capital Accumulation Program. These shares are reported in the Beneficial Ownership Table on page 44 of this Proxy Statement. Ms. Desoer has 45,975 unvested shares remaining from her Capital Accumulation Program awards. These unvested shares remain subject to fluctuations in Citi’s common stock price as well as to Citi clawbacks.

An adult child of Mr. Humer, a former member of the Board, has been employed by Citi since 2010 and is currently employed by Citi’s Institutional Clients Group. He received 2019 compensation of $1,304,132. A sibling of Sara Wechter, the Head of Human Resources, has been employed by Citi since 2008, first as an intern and then, beginning in 2010, as a full-time employee. She is employed by the Consumer Banking Group and received 2019 compensation of $735,188. An adult child of John Gerspach, Citi’s former CFO, has been employed by Citi since 2009 and is currently employed in Citi’s Compliance Group. He received 2019 compensation of $168,099. A sister-in-law of Peter Babej, Citi’s CEO of Asia Pacific, has been employed by Citi since 2017 and is currently employed in Citi’s Compliance Group. She received 2019 compensation of $320,000. The compensation for these employees was established by Citi in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. These individuals do not have an interest in the employment relationship of, nor do they share a household with, their respective family members who are employees of Citi.

Indebtedness

Other than certain “grandfathered” margin loans, in accordance with Sarbanes-Oxley and the Citi Corporate Governance Guidelines, no margin loans may be made to any executive officer unless such person is an employee of a broker-dealer subsidiary of Citi and such loan is made in the ordinary course of business.

Certain transactions in excess of $120,000 involving loans, deposits, credit cards, and sales of commercial paper, certificates of deposit, and other money market instruments and certain other banking transactions occurred during 2018 between Citibank, N.A. and other Citi banking subsidiaries on the one hand, and certain Directors or executive officers of Citi, members of their immediate families, corporations or organizations of which any of them is an executive officer or partner or of which any of them is the beneficial owner of 10% or more of any class of securities, or associates of the Directors, the executive officers or their family members, on the other. The transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. Personal loans made to any Director or an executive officer must comply with Sarbanes-Oxley, Regulation O, and the Corporate Governance Guidelines, and must be made in the ordinary course of business.

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CORPORATE GOVERNANCE	41

Citi’s Hedging Policies

Citi’s Corporate Governance Guidelines prohibit the hedging of Citi common stock held by directors and executive officers, whether the shares of stock are granted as compensation or are otherwise held by the director or executive officer. For this purpose, an executive officer means any person designated by Citi as an “officer” under Section 16 of the Exchange Act.

Citi’s Code of Conduct, which applies to all Citi employees, executive officers and directors, states that when considering personal investments in Citi securities, an individual must avoid any personal trade or investment in a security, derivative, futures contract, commodity, or other financial instrument if the trade or investment might affect or appear to affect the individual’s ability to make unbiased business decisions for Citi.

In addition, Citi’s Personal Trading and Investment Policy (the PTIP) prohibits the hedging in any manner (other than currency hedges) by Covered Persons (including directors and executive officers) of unvested restricted stock or deferred stock awarded as compensation under Citi’s Capital Accumulation Program. The PTIP also prohibits engaging in speculative transactions in Citi securities, including sales of naked calls and speculative option strategies, as well as any other transaction that would benefit from a decline in the value of a Citi security. The PTIP generally allows Covered Persons (excluding directors and executive officers) to hedge vested long positions of then deliverable Citi securities. Covered Persons under the PTIP include (but are not limited to) individuals who 1) may have access to material non-public information regarding Citi, 2) are employed by Citi’s Institutional Clients Group, 3) are FINRA-registered employees or associates of any of Citi’s U.S. broker dealer entities, or 4) work in a securities or advisory business in Citi Personal Wealth Management, as well as certain individuals who are related to Covered Persons. Because directors and executive officers who are Covered Persons under the PTIP are also subject to the hedging policy applicable to directors and executive officers pursuant to the Corporate Governance Guidelines, a proposed transaction by a director or executive officer may be prohibited by application of one policy even if the transaction would be permissible under the other policy.

Finally, Citi maintains policies specific to U.K. and European regulatory requirements. These policies provide that all employees in the applicable countries who receive a portion of their remuneration in stock or any other deferral mechanism designated by Citi must not take out insurance contracts or engage in personal hedging strategies, or remuneration or liability-related contracts of insurance, that undermine, or may undermine, any risk alignment effects of their remuneration arrangements.

Business Practices Committees

The business practices committees, which are composed of our most senior executives, provide the guidance necessary for Citi’s business practices to meet the highest standards of professionalism, integrity, and ethical behavior consistent with Citi’s Mission and Value Proposition. The business practices committees for the corporate level and each of Citi’s businesses and regions review business activities, transactions, sales practices, product design, potential conflicts of interest, and other franchise or reputational risk issues escalated to these committees.

Business practices concerns may be raised through a variety of sources, including business practices working groups, other in-business committees, or the control functions. Relevant issues from the business practices committees are reported on a regular basis to the Nomination, Governance and Public Affairs Committee of the Board.

Ethics, Conduct and Culture

At Citi, our mission is to serve as a trusted partner to our clients by responsibly providing financial services that enable growth and economic progress.

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We foster a culture of ethics through our governance framework, programs and efforts that embed our culture and expectations for behavior throughout the organization, and collaboration with key stakeholders outside Citi to improve Citi’s and the banking industry’s culture.

Governance over Culture

The cornerstone of our approach to culture is our governance framework, which begins with a strong “tone from the top” starting with the Citigroup Board of Directors. In 2014, Citi’s Board established a standing Ethics, Conduct and Culture Committee of the Board to oversee senior management’s ongoing efforts to foster a culture of ethics throughout Citi. For more information, please see the Ethics, Conduct and Culture Committee Charter, which is set forth on Citi’s website at www.citigroup.com.

With oversight from the Ethics, Conduct and Culture Committee, senior management has undertaken a number of efforts in support of Citi’s culture, including developing Citi’s Mission and Value Proposition and Leadership Standards. On an ongoing basis, the Ethics, Conduct and Culture Committee remains responsible for overseeing senior management’s efforts to reinforce and enhance a culture of ethics within Citi, which includes:

●	Overseeing efforts to enhance and communicate Citi’s Mission and Value Proposition, evaluating management’s progress, and providing feedback on these efforts;
●	Overseeing management’s efforts to support ethical decision-making in the organization, evaluating management’s progress and providing feedback on these efforts; and
●	Reviewing Citi’s Code of Conduct and Code of Ethics for Financial Professionals.

Programs and Efforts that Embed Culture

To promote a culture of ethics and appropriate conduct, Citi focuses on empowering individuals by establishing global policies, programs, and processes that embed our values throughout the organization and guide and support our employees in making ethical decisions and adhering to Citi’s standards of conduct. Under the oversight of and with input and feedback from the Ethics, Conduct and Culture Committee, senior management has prioritized a number of efforts to further embed our values and conduct expectations into the organization. The following are a few examples of our programs and associated efforts to set, reinforce, and embed our culture at Citi:

●	Communications and awareness efforts concerning our Mission and Value Proposition, including Citi-wide videos from senior management articulating our core principles and providing examples of these principles in action.
●	Embedding the Leadership Standards into key aspects of our employee life cycle, such as hiring and performance reviews.
●	Training of employees on key culture-related themes, including on our Code of Conduct, ethical decision-making, and the importance of leadership.

Code of Ethics for Financial Professionals

The Citi Code of Ethics for Financial Professionals applies to Citi’s Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Controller (Principal Accounting Officer) and all Finance Professionals and Administrative Staff in a finance role, including but not limited to Controllers, Finance & Risk Shared Services (FRSS), Capital Planning, Financial Planning & Analysis, Productivity and Strategy, Treasury, Tax, M&A, Investor Relations and the Regional/Business teams. Citi expects all of its employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules, and regulations, to deter wrongdoing, and abide by the Citi Code of Conduct and other policies and procedures adopted by Citi that govern the conduct of its employees. The Code of Ethics for Financial Professionals is intended to supplement the Citi Code of Conduct. A copy of the Code of Ethics for Financial Professionals is available on our website at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Code of Ethics for Financial Professionals.” We will disclose amendments to, or waivers from, the Code of Ethics for Financial Professionals, if any, on our website.

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CORPORATE GOVERNANCE	43

Ethics Hotline

Citi expects employees to raise concerns or questions regarding ethics, discrimination or harassment matters, and to promptly report suspected violations of these and other applicable laws, regulations, rules, or breaches of Citi policies, procedures, standards, or the Citi Code of Conduct. Citi offers several channels by which employees and others may report ethical concerns, including concerns about accounting, internal controls, or auditing matters. We provide a global Ethics Hotline, a toll-free number that is available 24 hours a day, seven days a week, 365 days a year, and is staffed by live operators who can connect to translators to accommodate multiple languages. Calls to the Ethics Hotline are received by a third-party vendor, located in the United States, which reports the calls to the Citi Ethics Office for handling.

Any individual may also raise a concern by accessing Citi’s public-facing corporate website. Individuals raising concerns may choose to remain anonymous to the extent permitted by applicable laws and regulations. We prohibit retaliatory actions against anyone who raises concerns or questions in good faith, or who participates in a subsequent investigation of such concerns. The Ethics Office reports on concerns it receives via the Citi Ethics Hotline to the Audit Committees of the Board of Directors of Citigroup Inc. and Citibank, N.A. on a quarterly basis.

Code of Conduct

The Board has adopted a Code of Conduct, which provides an overview of certain laws, regulations, and select Citi policies and procedures applicable to the activities of Citi, and sets forth Citi’s Mission and Value Proposition, as well as the standards of ethics and professional behavior expected of employees and representatives of Citi. The Code of Conduct applies to every director, officer, and employee of Citi and its consolidated subsidiaries. All Citi employees, directors, and officers are required to read and comply with the Code of Conduct. In addition, other persons performing services for Citi may be subject to the Code of Conduct by contract or other agreement. The Code of Conduct is publicly available in multiple languages at www.citigroup.com. Click on “About Us,” then “Corporate Governance,” and then “Code of Conduct.”

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the Board, including the Chair or the non-management Directors as a group, may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, Rohan Weerasinghe, Citigroup Inc., 388 Greenwich Street, New York, NY 10013. The Board of Directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

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Stock Ownership

Citi has long encouraged stock ownership by its Directors, officers, and employees to align their interests with the long-term interests of stockholders. The Board and executive officers are subject to a stock ownership commitment, which requires these individuals to maintain a minimum ownership level of Citigroup stock. Executive officers are required to retain at least 75% of the equity awarded to them as incentive compensation (net of amounts required to pay taxes and option exercise prices) as long as they are executive officers. In addition, a stock holding period applies after the executive officer leaves Citi, or is no longer an executive officer. He or she must retain, for one year after ending executive officer status, 50% of the shares previously subject to the stock ownership commitment. Directors are similarly required to retain at least 75% of the net equity awarded to them, further aligning their interests with stockholders. The Board may revise the terms of the stock ownership commitment from time to time to reflect legal and business developments warranting a change. In addition, Directors and executive officers may not enter into hedging transactions in respect of Citi’s common stock or other securities issued by Citi, including securities granted by the Company to the Director or executive officer as part of his or her compensation and securities purchased or acquired by the Director or executive officer in a non-compensatory transaction. For more information on hedging, please see Citi’s Hedging Policies on page 41 of this proxy statement.

The following table shows the beneficial ownership of Citi common stock by our Directors, named executive officers, current CFO, and Directors and executive officers as a group at February 24, 2020. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person, or group of persons, is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

BENEFICIAL OWNERSHIP TABLE

Name	Common Stock Beneficially Owned Excluding Options(1)	Options Exercisable Within 60 days	Owned by or Tenant in Common with Family Member, Trust, Mutual Fund or 401(K)(2)	Total Beneficial Ownership(3)	Receipt Deferred(4)	Total Ownership(5)
Michael L. Corbat	378,096	—	—	378,096	265,769	643,865
Ellen M. Costello	22,484	—	—	22,484	1,900	24,384
Grace E. Dailey	730	—	—	730	1,900	2,630
Barbara J. Desoer	63,982	—	—	63,982	47,875	111,857
John C. Dugan	8,648	—	—	8,648	1,900	10,548
Jane Nind Fraser	59,206	—	—	59,206	186,738	245,944
Duncan P. Hennes	18,514	—	—	18,514	1,900	20,414
Peter B. Henry	23,816	—	—	23,816	1,900	25,716
Bradford Hu	34,374	—	—	34,374	75,691	110,065
S. Leslie Ireland	5,093	—	—	5,093	1,900	6,993
Lew W. (Jay) Jacobs, IV	3,521	—	4,290	7,811	1,900	9,711
Renée J. James	11,635	—	—	11,635	1,900	13,535
Mark A. L. Mason	14,690	—	284	14,974	73,885	88,859
Eugene M. McQuade*	128,682	—	3,098	131,780	950	132,730
Gary M. Reiner(6)	33,231	—	—	33,231	1,900	35,131
Diana L. Taylor	34,978	—	—	34,978	1,900	36,878
James S. Turley	19,640	—	—	19,640	1,900	21,540
Deborah C. Wright	7,205	—	—	7,205	1,900	9,105
Alexander R. Wynaendts	730	—	—	730	1,900	2,630
Paco Ybarra	420,474	—	—	420,474	212,388	632,862
Ernesto Zedillo Ponce de Leon	33,527	—	—	33,527	1,900	35,427
Total (28 Directors and
Executive Officers
as a group)	1,552,279	—	14,680	1,566,959	1,218,555	2,785,514

*	Eugene McQuade received a grant of 1,900 deferred shares under the Compensation Plan for Non-Employee Directors on February 13, 2020. On March 6, 2020, Mr. McQuade announced his plans to retire from Citi's Board of Directors. Under the terms of the Compensation Plan, his shares will be pro-rated to 950 shares when they vest.

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STOCK OWNERSHIP	45

(1)	The stock reported for certain Directors in this column includes deferred common stock, which is fully vested and which the Director or Directors have the right to acquire within 60 days.
(2)	Stock held as a tenant-in-common with a family member or trust, owned by a family member, held by a trust for which the Director or executive officer is a trustee but not a beneficiary, or held by a mutual fund which invests substantially all of its assets in Citi common stock.
(3)	At February 24, 2020, no Director or executive officer beneficially owned more than 1% of Citi’s outstanding common stock. At February 24, 2020, all of the Directors and executive officers as a group beneficially owned approximately 0.07% of Citi’s common stock.
(4)	Amounts represent Directors’ deferred common stock. The deferred common stock becomes distributable approximately on the second anniversary of the date of grant; however, if a Director retired or resigned from the Board during the year when the award was granted, the Director would forfeit a pro rata portion of the award. Amounts also represent, as applicable, unvested shares of executive officers.
(5)	Total Ownership reflects the amount represented in the Section 16 filings of the relevant Director or Executive Officer.
(6)	Mr. Reiner also owns 485 depositary shares of Citi’s 5.9% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series B, which represents 0.065% of such series of preferred stock.

OWNERS OF MORE THAN 5% OF CITI COMMON STOCK

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
BlackRock, Inc.(a)
55 East 52nd Street, New York, NY 10055	158,487,607	7.3%
The Vanguard Group, Inc.(b)
100 Vanguard Blvd., Malvern, PA 19355	179,002,524	8.19%

(a)	Based on the Schedule 13G filed with the SEC on February 10, 2020 by BlackRock, Inc. and certain subsidiaries, BlackRock reported that it had sole voting power over 138,005,178 shares and had sole dispositive power over 158,487,607 shares. The Schedule 13G states that the shares are beneficially owned by funds and accounts managed by BlackRock and any economic interests of the securities covered are held by BlackRock for the benefit of the funds and accounts and not for BlackRock’s own account.
(b)	Based on the Schedule 13G filed with the SEC on February 12, 2020 by Vanguard and certain subsidiaries, Vanguard reported that it had sole voting power over 3,265,995 shares; sole dispositive power over 175,301,794 shares; shared voting power over 637,013 shares; and shared dispositive power over 3,700,730 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,467,836 shares or 0.11% of Citi’s common stock as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 1,991,557 shares or .09% of Citi’s common stock as a result of its serving as investment manager of Australian investment offerings.

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Proposal 1: Election of Directors

On March 6, 2020, Eugene M. McQuade informed the Board of Directors of Citigroup Inc. (Citi) of his decision not to stand for re-election at Citi’s Annual Stockholders Meeting on April 21, 2020. Mr. McQuade will retire from the Board on April 21, 2020. Other than Mr. McQuade, the Board has nominated all of the current Directors for re-election at the 2020 Annual Meeting. Directors are not eligible to stand for re-election after reaching the age of 72. Ms. Dailey and Mr. Wynaendts were elected by the Board in October 2019. Each of Ms. Dailey and Mr. Wynaendts were recommended as candidates for election to Citi’s Board by one of their fellow directors and each was also identified as a potential director candidate by Egon Zehnder, the Board’s nominating consultant. If elected, each nominee will hold office until the 2021 Annual Meeting or until his or her successor is elected and qualified.

Director Criteria and Nomination Process

The Nomination, Governance and Public Affairs Committee considers all qualified candidates identified by members of the Nomination, Governance and Public Affairs Committee, by other members of the Board, by senior management, and by security holders. During 2019, the Committee engaged Egon Zehnder to assist in identifying and evaluating potential nominees. Stockholders who would like to propose a Director candidate for consideration by the Nomination, Governance and Public Affairs Committee may do so by submitting the candidate’s name, résumé, and biographical information to the attention of the Corporate Secretary, Rohan Weerasinghe, Citigroup Inc., 388 Greenwich Street, New York, New York 10013. All proposals for nominations received by the Corporate Secretary will be presented to the Committee for its consideration.

In considering the composition of the Board of Directors, the Nomination, Governance and Public Affairs Committee inventories the categories of risks faced by Citi, given its size, business mix, and geographical presence, and seeks to identify candidates with the skills and experience necessary to enable the Board of Directors to provide proper oversight of those risks. The Nomination, Governance and Public Affairs Committee also takes Director tenure into consideration when making Director nomination decisions and believes that it is desirable to maintain a mix of longer-tenured, experienced Directors and newer Directors with fresh perspectives. The Nomination, Governance and Public Affairs Committee and the Board also believe that longer-tenured, experienced Directors are a significant strength of the Board, given the large size of our Company, the breadth of our product offerings, and the international scope of our organization. When nominating new director candidates, the Nomination, Governance and Public Affairs Committee instructs its recruiting firm to include diverse candidates in each slate. The Board’s composition, and the individuals nominated for consideration by stockholders, are the result of careful consideration by the Committee of the correspondence between the risk inventory and skills and experience of the Board members and candidates. In addition to the ability to assist the Board in its oversight of a particular risk or risks, as more fully described in each nominee’s biography, the members of the Board are assessed based on a variety of factors, including the following criteria, which have been developed by the Nomination, Governance and Public Affairs Committee and approved by the Board:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;
●	Whether the candidate has had business, governmental, non-profit or professional experience at the chair, chief executive officer, chief operating officer, or equivalent policy-making and operational level of a large organization with significant international activities across many regulatory jurisdictions and regions that indicates that the candidate will be able to make a meaningful and immediate contribution to the Board’s discussion of and decision-making on the array of complex issues facing a large financial services business that operates on a global scale;
●	Whether the candidate has special skills, expertise and a diverse background that would complement the attributes of the existing Directors, taking into consideration the diverse communities and geographies in which the Company operates;
●	Whether the candidate has the financial expertise required to provide effective oversight of a diversified financial services business that operates on a global scale;

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PROPOSAL 1: ELECTION OF DIRECTORS	47

●

Whether the candidate has achieved prominence in his or her business, governmental, or professional activities and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make;

●

Whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all of the Company’s stockholders and other stakeholders in reaching decisions, rather than advancing the interests of a particular constituency;

●	Whether the candidate possesses a willingness to challenge management while working constructively as part of a team in an environment of collegiality and trust; and
●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a Director.

Application of these factors involves the exercise of judgment by the Nomination, Governance and Public Affairs Committee and the Board. In addition, see Board Diversity on page 29 for additional factors considered by the Board when selecting candidates.

Based on its assessment of each candidate’s independence, skills and qualifications and the criteria described above, the Nomination, Governance and Public Affairs Committee will make recommendations regarding potential Director candidates to the Board.

The Nomination, Governance and Public Affairs Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management. For the 2019 Annual Meeting, Citi did not receive notice from any stockholders regarding a nomination to the Board of Directors.

Director Qualifications

The nominees for the Board of Directors each have the qualifications and experience to approve and guide Citi’s strategy and to oversee management’s execution of that strategic vision. Citi’s Board of Directors consists of individuals with the skills, experience, and diverse backgrounds necessary to oversee Citi’s efforts toward becoming a simpler, smaller, safer, and stronger financial institution, while mitigating risk and operating within a complex financial and regulatory environment.

The nominees listed below are leaders in business, the financial community, and academia because of their intellectual acumen and analytic skills, strategic vision, ability to lead and inspire others to work with them, and records of outstanding accomplishments over a period of decades. Each has been chosen to stand for election in part because of his or her ability and willingness to ask difficult questions, understand Citi’s unique challenges, and evaluate the strategies proposed by management, as well as their implementation.

Each of the nominees has a long record of professional integrity, a dedication to his or her profession and community, a strong work ethic that includes a commitment to coming fully prepared to meetings and being willing to spend the time and effort needed to fulfill professional obligations and the ability to maintain a collegial environment.

Many of our nominees are either current or former chief executive officers or chairs of other large international corporations or have experience operating large, complex academic or governmental departments. As such, they have a deep understanding of, and extensive experience in, many of the areas that are outlined below as being of critical importance to Citi’s proper operation and success. For the purposes of its analysis, the Board has determined that nominees who have served as a chief executive officer or a chair of a major corporation or large,

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48	PROPOSAL 1: ELECTION OF DIRECTORS

complex institution have extensive experience with financial statement preparation, compensation determinations, regulatory compliance (if their businesses are or were regulated), corporate governance, public affairs, and legal matters.

In evaluating the composition of the Board, the Nomination, Governance and Public Affairs Committee seeks to find and retain individuals who, in addition to having the qualifications set forth in Citi’s Corporate Governance Guidelines, have the skills, experience and abilities necessary to meet Citi’s unique needs as a highly regulated financial services company with operations in the corporate and consumer businesses within the United States and more than 100 countries around the globe. The Committee has determined it is critically important to Citi’s proper operation and success that its Board has, in addition to the qualities described above, expertise and experience in the following areas:

Citi’s Personnel and Compensation Committee is responsible for determining the compensation of the CEO and approving the compensation of other executive officers of the Company and the Executive Management Team. In order to properly carry out its responsibilities with respect to compensation, Citi’s Board must include members who have experience evaluating the structure of compensation for senior executives. They must understand the various forms of compensation that can be utilized, the purpose of each type and how various elements of compensation can be used to motivate and reward executives and drive performance, while not encouraging imprudent risk-taking or simply having short-term goals.

With more than 200 million customer accounts, Citi provides services to its retail customers in connection with its retail banking, private banking, credit cards, real estate lending, personal loans, investment services, small- and middle-market commercial banking, and other financial services. Citi looks to its Board members with extensive consumer experience to assist it in evaluating its business model and strategies for reaching and servicing its retail customers domestically and around the world. Citi is a global diversified bank whose businesses provide a broad range of financial services to consumer and institutional customers, making it critically important that its Board include members who have deep financial services backgrounds.

Citi’s reputation is a vital asset in building trust with its clients and other stakeholders, and Citi makes every effort to communicate its corporate values to its stockholders and clients, its achievements in the areas of corporate social responsibility, sustainability, and philanthropy, and its efforts to improve the communities in which we live and work. Members of the Board with experience in the areas of corporate affairs, philanthropy, community development, communications, and corporate social responsibility are needed to assist management by reviewing Citi’s policies and programs that relate to significant public issues, including environmental, social and governance factors, as well as by reviewing Citi’s relationships with external stakeholders and issues that impact Citi’s reputation.

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PROPOSAL 1: ELECTION OF DIRECTORS	49

Citi aspires to the highest standards of corporate governance and ethical conduct: doing what we say, reporting results with accuracy and transparency, and maintaining compliance with the laws, rules, and regulations that govern the Company’s businesses. The Board is responsible for shaping corporate governance policies and practices, including adopting the corporate governance guidelines applicable to the Company and monitoring the Company’s compliance with governance policies and the guidelines. To carry out these responsibilities, the Board must include experienced leaders in the area of corporate governance who must be familiar with governance issues, the constituencies most interested in those issues, and the impact that governance policies have on the functioning of a company.

Citi’s internal controls over financial reporting are designed to ensure that Citi’s financial reporting and its financial statements are prepared in accordance with generally accepted accounting principles. While the Board and its committees are not responsible for preparing our financial statements, they have oversight responsibility, including the selection of outside independent auditors, subject to stockholder ratification, and lead engagement partner. The Board must include members with direct or supervisory experience in the preparation of financial statements, as well as finance, audit, and accounting expertise.

Citi employs approximately 200,000 people in nearly 100 countries. Human capital management is a critical capability for Citi’s Board given the strategic importance of maintaining a skilled, motivated workforce. Citi’s Board must include Directors who understand key issues related to human capital including training, diversity, employee benefits, compensation programs, career trajectories, and U.S. and global labor issues. Having Directors with the appropriate expertise to review our succession strategy and leadership pipeline for key roles while taking into account Citi’s long-term corporate strategy is paramount to managing Citi’s resources—its employees. Citi seeks out Board members who have had experience overseeing and managing executive teams and a sizeable worldwide work force, with an emphasis on development of human resources.

Citi provides a wide variety of services to its corporate clients, including strategic and financial advisory services, such as mergers, acquisitions, financial restructurings, loans, foreign exchange, cash management, underwriting and distributing equity, and debt and equity derivative services, markets and securities services, retail structured products, liquidity management, treasury and trade solutions and securities and fund services. With a corporate business as extensive and complex as Citi’s, it is crucial that members of the Board have the depth of understanding and experience necessary to guide management’s conduct of these lines of business.

As a company with a broad international reach, Citi’s Board values the perspectives of Directors with international business or governmental experience or expertise in global economics. Citi’s presence in markets outside the United States is an important competitive advantage for Citi, because it allows us to serve U.S. and foreign businesses and individual clients whose activities span the globe. Directors with international business experience can use the experience that they have developed through their own business dealings to assist Citi’s Board and management in understanding and successfully navigating the business, political, and regulatory environments in countries in which Citi does or seeks to do business. Directors with global economics expertise can help guide Citi management in understanding the challenges faced by other markets and in developing its global strategy.

In addition to the regulatory supervision described below, Citi is subject to myriad laws and regulations and is party to legal actions and regulatory proceedings from time to time. Citi’s Board has an important oversight function with respect to compliance with applicable requirements, monitors the progress of legal proceedings, and evaluates major settlements. Citi’s Board must include members with experience in regulatory compliance, as well as an understanding of complex litigation and litigation strategies.

www.citigroup.com

50	PROPOSAL 1: ELECTION OF DIRECTORS

Citi has a long history as a technology innovator—Citibank, N.A. was one of the first banks to offer automatic teller machines for its customers during the 1970s. Since then, Citi has continued to leverage new technologies to deliver enhanced products and services to its clients and customers such as online banking, mobile and tablet banking, and mobile check deposit. In addition, Citi deploys new technology and platform innovations to gather, process, analyze, and provide information to execute transactions and meet the needs of its clients and customers. In this context, Citi must be able to access reliable data to ensure that it complies with regulatory requirements, including anti-money laundering and sanctions, and to meet other information security and control objectives. Citi must ensure that its operations are efficient and there is a continuous focus on enhancing productivity to meet its operational and strategic goals. The Board must include members who have knowledge and experience in technology, including such technology-centric issues as cybersecurity, data privacy and data management, and the changing supervisory and regulatory technology landscape. Members of the Board must be qualified to provide oversight of the development and maintenance of Citi’s technology platforms; Citi’s compliance with regulatory requirements; Citi’s operational efficiency and productivity strategies; the operations and reliability of Citi’s systems; and the protection of client and customer data.

Citi and its subsidiaries are regulated and supervised by numerous regulatory agencies, both domestically and internationally, including in the U.S. the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the Consumer Financial Protection Bureau, and state banking and insurance departments, as well as international financial services authorities. Having Directors with experience interacting with regulators or operating businesses subject to extensive regulation is important to furthering Citi’s continued compliance with its many regulatory requirements and fostering productive relationships with its regulators. Given the critical importance of ethics, conduct and culture, Citi’s Board must include members with experience overseeing ethics and compliance and building an effective, values-based ethics and compliance program.

Risk management is a critical function of a complex global financial services company and its proper supervision requires Board members with sophisticated risk management skills and experience. Directors provide oversight of the Company’s risk management framework, including the significant policies, procedures, and practices used in managing credit, market, and certain other risks, including liquidity, capital, and balance sheet risks, as well as capital markets risks, and review recommendations by management regarding risk mitigation. Given increased cybersecurity threats, Citi’s Board must have members who have sufficient experience to enable them to oversee management’s efforts to monitor, detect and prevent cyber threats to Citi. Citi’s Board must include members with risk expertise to assist Citi in its efforts to properly identify, measure, monitor, report, analyze, and control or mitigate risk.

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	51

The Nominees

The following tables give information — provided by the nominees — about their principal occupation, business experience, and other matters.

Each nominee’s biography highlights his or her particular skills, qualifications, and experience that support the conclusion of the Nomination, Governance and Public Affairs Committee that the nominee is extremely qualified to serve on Citi’s Board.

Board Recommendation The Board of Directors recommends that you vote FOR each of the following nominees.

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Michael L. Corbat Age: 59

Director of Citigroup
since 2012

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
The Clearing House Association (Chairman of the Supervisory Board), Financial Services Forum (Vice Chairman), Bank Policy Institute (Permanent Board Member), The Partnership for New York City (Executive Committee Member), The Business Council (Member), Business Roundtable (Member), International Business Council of WEF (Member), and The U.S. Ski & Snowboard Team Foundation (Trustee)

Chief Executive Officer
Citigroup Inc.
●Chief Executive Officer, Citigroup Inc. – October 2012 to Present
●Chief Executive Officer, Europe, Middle East, and Africa – December 2011 to October 2012
●Chief Executive Officer, Citi Holdings – January 2009 to December 2011
●Chief Executive Officer, Citi’s Global Wealth Management – September 2008 to January 2009
●Head of Global Corporate Bank and Global Commercial Bank – March 2008 to September 2008
●Head of Global Corporate Bank – April 2007 to March 2008
●Head of Global Relationship Bank – March 2004 to April 2007
●Head of EM Sales & Trading and Capital Markets, FICC – October 2001 to March 2004
●Head of EM Sales & Fixed Income Origination – March 1988 to October 2001

Skills and Qualifications
Mr. Corbat is an experienced financial services executive and finance professional, and has been nominated to serve on the Board because of his extensive experience and expertise in the areas of Financial Services, Human Capital Management, Financial Reporting, Institutional Business, Corporate and Consumer Businesses, Regulatory and Compliance, and Corporate Affairs. In his role as Chief Executive Officer of Citigroup Inc., his prior position as Citi’s CEO of Europe, Middle East, and Africa, and his extensive career at Citi he has gained experience in all of Citi’s business operations, including consumer banking, corporate and investment banking, securities and trading, and private banking services. In these roles, Mr. Corbat has gained extensive financial services, financial reporting, corporate business, and risk management experience. Additionally, in his role as CEO of Citi Holdings, Citi’s portfolio of non-core businesses and assets, he oversaw the divestiture of more than 40 businesses, including the IPO and sale of Citi’s remaining stake in Primerica. Mr. Corbat also successfully oversaw the restructuring of Citi’s consumer finance and retail partner cards businesses and divested more than $500 billion in assets, reducing risk on the Company’s balance sheet and freeing up capital to invest in Citi’s core banking business.

Primary Qualifications
Financial Reporting
Human Capital Management
Institutional Business
Regulatory and Compliance

www.citigroup.com

52	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Ellen M. Costello Age: 65

Director of Citigroup
since 2016

Director of Citibank, N.A.
since 2016

Other Public Company Directorships:
Diebold Nixdorf, Inc.

Previous Directorships within the last five years:
DH Corporation

Other Activities:
Chicago Council on Global Affairs (Board) and The Economic Club of Chicago (Member)

Former President and Chief Executive Officer, BMO Financial Corporation, and Former U.S. Country Head, BMO Financial Group
●President and CEO, BMO Financial Corporation and U.S. Country Head, BMO Financial Group – 2011 to 2013
●Group Head, Personal and Commercial Banking, U.S. and President and Chief Executive Officer, BMO Harris Bank N.A., BMO Financial Group – 2006 to 2011
●Vice Chairman and Head, Securitization and Credit Investment Management, Merchant Banking and Head of N.Y. Office, Capital Markets Group, BMO Financial Group – 2000 to 2006
●Executive Vice President, Strategic Initiatives, Capital Markets Group, BMO Financial Group – 2000
●Executive Vice President and Head, Global Treasury Group, BMO Financial Group –1997 to 1999
●Senior Vice President and Deputy Treasurer, Global Treasury Group, BMO Financial Group – 1995 to 1997
●Managing Director and Regional Treasurer, Asia Pacific, Global Treasury Group, BMO Financial Group – 1993 to 1994
●Managing Director and Head, North American Financial Product Sales, Global Treasury Group, BMO Financial Group – 1991 to 1993

Skills and Qualifications
Ms. Costello is an accomplished financial services executive and through her prominent roles in the areas of Financial Services, Risk Management, Institutional and Consumer Businesses, Financial Reporting, Operations and Technology, and Regulatory and Compliance, has been nominated to serve on the Board. Because Citi is an international financial services company with both consumer and institutional businesses, having former banking executives with extensive banking experience, like Ms. Costello, as Board members enables the Board to provide knowledgeable oversight to its business and regulatory activities. In her 30 years at BMO Financial Group, a global financial institution, Ms. Costello acquired extensive experience in personal and commercial banking, wealth management and capital markets businesses in Canada, Asia, and the U.S. In her roles in Global Treasury and Global Capital Markets, she gained experience in corporate, institutional and investment banking, securities, trading and asset management. As CEO of BMO Harris Bank N.A., Ms. Costello gained experience in personal and commercial banking, strategic planning, marketing, regulatory compliance, financial reporting, and personnel matters. Additionally, as CEO of BMO Financial Corporation and U.S. Country Head of BMO Financial Group, she gained further experience in regulatory compliance, including capital and resolution planning, risk management, and governance. Her prior board service at DH Corporation and her current board service at Diebold Nixdorf provide her with experience in global operations and financial technologies businesses. Ms. Costello’s extensive financial services background also adds significant value to Citi’s and Citibank’s relationships with various regulators and stakeholders.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Institutional Business
Risk Management

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	53

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Grace E. Dailey Age: 59
Director of Citigroup since 2019 Other Public Company Directorships: None Previous Directorships within the last five years: None Other Activities: None
Former Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency
●Senior Deputy Comptroller for Bank Supervision Policy and Chief National Bank Examiner, Office of the Comptroller of the Currency – 2016 to 2019
●Assistant Deputy Comptroller, Office of the Comptroller of the Currency – 2015 to 2016
●Examiner-in-Charge – U.S. Bank, Office of the Comptroller of the Currency – 2010 to 2015
●Deputy Comptroller – Large Bank Supervision, Office of the Comptroller of the Currency – 2001 – 2010
●Examiner-in-Charge – Citibank, Office of the Comptroller of the Currency – 1997 to 2001
●Various Roles, Office of the Comptroller of the Currency – 1983 - 1997

Skills and Qualifications
Ms. Dailey is an experienced former banking regulator and has been nominated to serve on the Board because of her extensive skills and knowledge in the areas of Consumer Business and Financial Services, Financial Reporting, Regulatory and Compliance, and Risk Management. Ms. Dailey’s service as the former Senior Deputy Comptroller for Bank Supervision and as the former Chief National Bank Examiner enables her to bring a deep experience in risk management, consumer banking, and financial regulation. In addition, her extensive financial services background adds significant value to Citi’s Board. Her 36 years of experience as a banking regulator gives her a unique understanding of our industry and insight into key issues facing financial institutions. Ms. Dailey’s extensive risk management, regulatory, compliance, and government affairs experience well qualify her to serve on Citi’s Board.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Regulatory and Compliance
Risk Management

www.citigroup.com

54	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Barbara J. Desoer Age: 67

Director of Citigroup
since 2019

Director of Citibank, N.A.
since 2014

Other Public Company Directorships:
DaVita Inc.

Previous Directorships within the last five years:
None

Other Activities:
Board of Visitors of the University of California, Berkeley (Member)

Chair
Citibank, N.A.
●Chair, Citibank, N.A. – April 2019 to Present
●Chief Executive Officer, Citibank, N.A. – April 2014 to April 2019
●Chief Operating Officer, Citibank, N.A. – October 2013 to April 2014
●President, Bank of America Home Loans, Bank of America – 2008 to 2012
●Global Technology & Operations Executive, Bank of America – 2004 to 2008

Skills and Qualifications
Ms. Desoer has been nominated to serve on the Board because of her significant insight into the financial services industry, including client services, and extensive expertise in financial management, risk management and the management of regulatory issues at large financial institutions. She has over 40 years of large bank experience, as the CEO of Citibank, N.A. for five years and a 35-year career at Bank of America, serving in such roles as the President of Bank of America Home Loans and as a Global Technology & Operations Executive. Ms. Desoer’s knowledge of and experience in the financial services industries qualifies her to serve on Citi’s Board. Her primary qualifications are in the following areas: Consumer Business and Financial Services, and Institutional Business through her roles at Citibank, N.A. and Bank of America; Operations and Technology experience while serving as a Global Technology & Operations Executive at the Bank of America where she enabled growth and innovation through technology; Regulatory and Compliance through her service as the CEO of Citibank, N.A. and previously as the head of Citi’s Anti-Money Laundering Program; and Risk Management through her oversight of Citi’s Comprehensive Capital Analysis and Review Process and serving on Citibank’s Risk Management Committee. Ms. Desoer is a significant asset to Citi’s Board because of her expertise in financial regulation, leadership in the operations of a large global financial institution, and technology and management expertise.

Primary Qualifications
Consumer Business and Financial Services
Institutional Business
Regulatory and Compliance
Risk Management

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	55

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

John C. Dugan Age: 64

Director of Citigroup
since 2017

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
University of Michigan, “Michigan in Washington” program (Advisory Board)

Chair
Citigroup Inc.
●Chair, Citigroup Inc. – January 2019 to Present
●Director, Citigroup Inc. – October 2017 to Present
●Partner and Chair, Financial Institutions Group, Covington & Burling LLP – 2011 to 2017
●Comptroller of the Currency – 2005 to 2010
●Partner (1995 to 2005) and Of Counsel (1993 to 1995), Covington & Burling LLP
●Assistant Secretary for Domestic Finance and Deputy Assistant Secretary for Financial Institutions Policy, U.S. Department of the Treasury – 1989 to 1993
●Minority General Counsel and Counsel for the U.S. Senate Committee on Banking, Housing, and Urban Affairs – 1985 to 1989

Skills and Qualifications
Mr. Dugan is an experienced former banking regulator and former law firm partner and has been nominated to serve on the Board because of his extensive skills and knowledge in the areas of Risk Management, Financial Services, Legal Matters, Corporate Governance, and Regulatory and Compliance. Because Citi operates in a highly regulated industry, having Board members like Mr. Dugan, with valuable expertise and perspective in regulatory, legal, and compliance matters, is vital to enhancing the Board’s oversight of the Company. During his tenure as Comptroller of the Currency, Mr. Dugan led the agency through the financial crisis and the ensuing recession that resulted in numerous regulatory, supervisory, and legislative actions for national banks. As a former partner at Covington & Burling LLP, Mr. Dugan advised financial institution clients, including boards of directors, on a range of issues arising from increased regulatory requirements resulting from the financial crisis, including the implementation of the Dodd-Frank Act. In the international arena, Mr. Dugan developed important expertise and insights from serving on the Basel Committee on Banking Supervision as it formulated the “Basel III” regulatory standards; chairing the Joint Forum of banking, securities, and insurance supervisors; performing an active role at the Financial Stability Board; and serving as a member of the Global Advisory Board of Mitsubishi UFJ Financial Group, Inc. Mr. Dugan also developed valuable perspective on accounting issues from his five years of service as Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Government Accounting Standards Board.

Primary Qualifications
Corporate Governance
Legal Matters
Regulatory and Compliance
Risk Management

www.citigroup.com

56	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Duncan P. Hennes Age: 63

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Public Company Directorships:
RenaissanceRe Holdings Ltd.

Previous Directorships within the last five years:
Syncora Holdings, Ltd.

Other Activities:
None

Co-Founder and Partner
Atrevida Partners, LLC
●Co-Founder and Partner, Atrevida Partners, LLC – June 2007 to Present
●Co-Founder and Partner, Promontory Financial Group – 2000 to 2006
●Chief Executive Officer, Soros Fund Management – 1999 to 2000
●Executive Vice President/Treasurer, Bankers Trust Corporation – 1987 to 1999
●Audit Manager, Arthur Andersen & Co. – 1979 to 1987

Skills and Qualifications
Mr. Hennes is an experienced financial services professional and has been nominated to serve on the Board because of his considerable expertise in the areas of Compensation, Financial Services, Risk Management, Financial Reporting, Institutional Business, and Regulatory and Compliance. Because Citi is an international financial services company with a significant institutional business and a need to ensure proper risk management, having an executive, like Mr. Hennes, with extensive institutional and risk management experience, enables the Board to provide knowledgeable oversight of its institutional business and its risk management function. In his role as the Co-Founder of Atrevida Partners, LLC and his prior experience at Promontory Financial Group and Bankers Trust Corporation, Mr. Hennes has developed wide-ranging skills and experience in financial services, regulatory compliance, corporate and investment banking, and securities and trading. While at Bankers Trust Corporation, Mr. Hennes was Chairman of Oversight Partners I, the consortium of 14 firms that participated in the equity recapitalization of Long-Term Capital Management. As the Chairman of Oversight Partners I, Mr. Hennes gained experience in credit and risk management, and personnel matters. In his capacity as CEO of Soros Fund Management, Mr. Hennes gained experience in investing, operational infrastructure, and trading, including arbitrage activities. Mr. Hennes’s experience as a Certified Public Accountant has also given him audit, financial reporting, and risk management expertise.

Primary Qualifications
Compensation
Institutional Business
Regulatory and Compliance
Risk Management

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	57

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Peter B. Henry Age: 50

Director of Citigroup
since 2015

Other Public Company Directorships:
Nike, Inc.

Previous Directorships within the last five years:
General Electric Company, Kraft Foods Inc. and Kraft Foods Group, Inc. (split into two companies in October 2012)

Other Activities:
British-American Business Council, National Bureau of Economic Research (Board), The Economic Club of New York (Board), and Federal Reserve Bank of New York (Economic Advisory Panel)

Dean Emeritus and W. R. Berkley Professor of Economics and Finance New York University, Leonard N. Stern School of Business
●Dean Emeritus and W. R. Berkley Professor of Economics and Finance, New York University, Leonard N. Stern School of Business – December 2017 to Present
●Dean, New York University, Leonard N. Stern School of Business – January 2010 to December 2017
●Faculty Member, Stanford University – 1997 to 2009
●Fellow, National Science Foundation – 1993 to 1996

Skills and Qualifications
Mr. Henry, a leading academic and seasoned international economist, has been nominated to serve on the Board because of his extensive expertise in the areas of International Business or Economics, Financial Services, Risk Management, Financial Reporting, Institutional Business, Human Capital Management, and Corporate Governance. As a renowned international economist, he shares important perspectives with the Board on emerging markets, which is a focus of Citi’s strategy. The experience he gained in his role as Dean of the Leonard N. Stern School of Business enables him to provide an important perspective to the Board’s discussions on public affairs, financial, and operational matters. As a member of the Board of Nike, Inc. and its Corporate Responsibility and Sustainability and Governance Committees, Mr. Henry has gained valuable insights about the consumer business environment, sustainability issues, and governance. Mr. Henry’s governmental advisory roles, including leadership of President Obama’s Transition Team’s review of international lending agencies and his service as an economic advisor to governments in developing and emerging markets, have given him valuable insights and perspectives on international business and financial services. Mr. Henry brings to the Board valuable insight in executive leadership at a large private university, including a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world.

Primary Qualifications
Corporate Governance
Financial Reporting
Human Capital Management
International Business or Economics

www.citigroup.com

58	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

S. Leslie Ireland Age: 60

Director of Citigroup
since 2017

Director of Citibank, N.A.
since 2017

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
Intelligence and National Security Alliance (INSA) (Chair of the Financial Threats Council) and The Stimson Center (Board)

Former Assistant Secretary for Intelligence and Analysis, U.S. Department of the Treasury, and National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence
●Assistant Secretary and Head of the Office of Intelligence and Analysis, U.S. Department of the Treasury – 2010 to 2016
●National Intelligence Manager for Threat Finance, Office of the Director of National Intelligence – 2010 to 2016
●President’s Daily Intelligence Briefer – 2008 to 2010
●Iran Mission Manager – 2005 to 2008
●Executive Advisor to the Director and Deputy Director on Central Intelligence, CIA – 2004 to 2005
●Various Leadership, Staff and Analytical positions (classified), CIA – 1985 to 2003

Skills and Qualifications
Ms. Ireland, former Assistant Secretary for Intelligence and Analysis for the U.S. Department of the Treasury and National Intelligence Manager for Threat Finance, brings to Citi significant knowledge and expertise from her career in financial intelligence and cybersecurity, both in the U.S. and internationally. Ms. Ireland has been nominated to serve on the Board because of her experience in the areas of Institutional Business, International Business or Economics, Operations and Technology, Regulatory and Compliance, and Risk Management. During her service to the U.S. Government, Ms. Ireland provided global economic and financial intelligence, developed and strengthened infrastructure to protect U.S. national security, and advised and oversaw financial intelligence processes. Ms. Ireland is able to offer insight and perspective to Citi’s Board on financial threats faced by organizations in the public and private sectors, including cybersecurity and money laundering. Ms. Ireland’s expertise in protecting IT systems from internal and external cybersecurity threats, and setting and evaluating organizational risks, helps enhance the Board’s oversight of cybersecurity and risk management practices.

Primary Qualifications
International Business or Economics
Operations and Technology
Regulatory and Compliance
Risk Management

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	59
Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Lew W. (Jay) Jacobs, IV Age: 49

Director of Citigroup
since 2018

Other Public Company Directorships:
None

Previous Directorships within the last five years:
None

Other Activities:
The Peterson Institute for International Economics (Board Member), Commercial Trust Company (Chair and Board Member), Georgetown University (Fellow), and Washington University (Trustee)

Former President and Managing Director, Pacific Investment Management Company LLC (PIMCO)
●Chair (non-executive), Commercial Trust Company – 2020 to Present
●President (non-executive), Commercial Trust Company – 1998 to 2020
●President and Managing Director; Executive Committee Member, Compensation Committee Member, Global Risk Committee Chair, PIMCO – 2014 to 2017
●Managing Director and Global Head of Human Resources, PIMCO – 2008 to 2014
●Managing Director and Head of Fixed Income – Germany, PIMCO – 2006 to 2008
●Executive Vice President and Head of Fixed Income – Germany, PIMCO – 2003 to 2006
●Executive Vice President (2003), Senior Vice President (2001 to 2003), Vice President (2000 to 2001), and Associate (1998 to 2000), Office of the CEO, PIMCO – 1998 to 2003

Skills and Qualifications
Mr. Jacobs is an experienced financial services professional and has been nominated to serve on the Board because of his considerable expertise in the areas of Human Resources, Compensation, Financial Reporting, Institutional Business, Human Capital Management, and Risk Management. Citi is an international financial services company with a significant institutional business and a large diverse workforce and Mr. Jacobs, with extensive human resources experience, enhances the Board’s ability to provide knowledgeable oversight of one of its most important elements, its employees. He has been responsible for overseeing and managing executive teams and a sizeable worldwide workforce, developing and marketing fixed-income products, and aligning financial and strategic initiatives. As a result of this experience, Mr. Jacobs brings to our Board an understanding of the global financial services industry; experience in providing insight and guidance in overseeing executive management, including executive compensation; and oversight of the challenges and risks facing large companies with complex global operations. Mr. Jacobs’ finance expertise enables him to provide a critical perspective on operational and financial aspects of the Company, including accounting and corporate finance matters.

Primary Qualifications
Compensation
Financial Reporting
Human Capital Management
Institutional Business

www.citigroup.com

60	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Renée J. James Age: 55

Director of Citigroup
since 2016

Other Public Company Directorships:
Oracle Corporation, Sabre Corporation and Vodafone Group Plc

Previous Directorships within the last five years:
VMware, Inc.

Other Activities:
President’s National Security Telecommunications Advisory Committee (Chair) and University of Oregon (Trustee)

Chair and CEO, Ampere Computing, and Operating Executive, The Carlyle Group
●Chair and CEO, Ampere Computing – February 2018 to Present
●Operating Executive, The Carlyle Group – February 2016 to Present
●Former President, Intel Corporation – 2014 to 2016
●Executive Vice President and Head, Group GM Intel Software and Services Business – 2004 to 2013
●Group Vice President and Division General Manager, Sales and Marketing; Group and General Manager, Microsoft Program Office, Intel – 2001 to 2004
●Division Chief Operating Officer, Intel Online Solutions – 1999 to 2001
●Chief of Staff to Intel Chairman and CEO Andrew Grove – 1995 to 1999

Skills and Qualifications
Ms. James is a seasoned technology leader with large-scale, broad international operations experience. An accomplished operational executive, Ms. James has been nominated to serve on the Board because of her expertise in the areas of Technology, Risk Management, Human Capital Management, and International and Consumer Businesses. She is an accomplished technology executive with wide-ranging international experience managing large-scale, complex global operations. Through her 28-year career as a technology executive at Intel and in her current role as Chair and CEO of Ampere Computing, a private technology company, and her role as Operating Executive with the Media and Technology Practice at The Carlyle Group, as well as in her role as the Chair of the National Security Telecommunications Advisory Committee to the President of the United States, Ms. James developed extensive expertise in cybersecurity and emerging technologies. These skills are particularly important to Citi as a member of an industry facing cyber threats and as a company embracing innovation and new technologies. Through her career at Intel and her service on the boards of other prominent international companies (Oracle Corporation, Sabre Corporation, and Vodafone Group Plc), Ms. James has had executive experience with consumer risk management and corporate governance issues.

Primary Qualifications
Consumer Business and Financial Services
Human Capital Management
Operations and Technology
Risk Management

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	61
Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Gary M. Reiner Age: 65
Director of Citigroup since 2013 Other Public Company Directorships: Hewlett Packard Enterprise Company Previous Directorships within the last five years: Box Inc. Other Activities: None
Operating Partner
General Atlantic LLC
●Operating Partner, General Atlantic LLC – September 2010 to Present
●Senior Vice President and Chief Information Officer, General Electric Company – 1996 to 2010
●Partner, Boston Consulting Group – 1986 to 1991

Skills and Qualifications
Mr. Reiner is an experienced executive and has been nominated to serve on the Board because of his experience in the areas of Operations and Technology, Financial Reporting, Compensation, Corporate Governance, and International and Consumer Businesses. In his current role as Operating Partner of General Atlantic LLC, he has continued to broaden his considerable expertise in technology and management. Through his tenure as Chief Information Officer at General Electric, Mr. Reiner gained extensive experience in the management of a large, complex, multinational operation, developing technology innovations, strategic planning, and marketing to an international consumer and institutional customer base. He also has significant knowledge and insight in information technology through his many years of service as a partner of Boston Consulting Group, where he focused on strategic issues for technology businesses and in advising on cybersecurity issues. Mr. Reiner’s expertise as an innovative technology leader assists Citi in meeting the operational, technology, and cybersecurity challenges inherent in operating a financial services company in the 21st century. Through his service on the Hewlett Packard Board of Directors, Mr. Reiner has developed additional leadership and corporate governance expertise as the Chair of its Nominating, Governance and Social Responsibility Committee.

Primary Qualifications
Compensation
Consumer Business and Financial Services
International Business or Economics
Operations and Technology

www.citigroup.com

62	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Diana L. Taylor Age: 65

Director of Citigroup
since 2009

Other Public Company Directorships:
Brookfield Asset Management

Previous Directorships within the last five years:
Brookfield Office Properties and Sotheby’s

Other Activities:
Accion (Chair), Columbia Business School (Board of Overseers), Girls Educational & Mentoring Services (GEMS) (Member), Hudson River Park Trust (Chair), Friends of Hudson River Park, Ideas42, International Women’s Health Coalition, Mailman School of Public Health (Board of Overseers), The After School Corporation (Member), The Economic Club of New York, Council on Foreign Relations (Member), Hot Bread Kitchen (Board Chair) and Cold Spring Harbor Lab (Member)

Former Superintendent of Banks, State of New York
●Vice Chair, Solera Capital LLC – July 2014 to 2018
●Managing Director, Wolfensohn Fund Management, L.P. – 2007 to 2014
●Superintendent of Banks, State of New York – 2003 to 2007
●Deputy Secretary, Governor Pataki, State of New York – 2002 to 2003
●Chief Financial Officer, Long Island Power Authority – 2001 to 2002
●Vice President, KeySpan Energy – 1999 to 2001
●Assistant Secretary, Governor Pataki, State of New York – 1996 to 1999
●Executive Vice President, Muriel Siebert & Company – 1993 to 1994
●President, M.R. Beal & Company – 1988 to 1993 and 1995 to 1996

Skills and Qualifications
Ms. Taylor is an experienced financial services executive and regulator and has been nominated to serve on the Board because of her wide-ranging experience in the areas of Financial Services, Institutional Business, Regulatory and Compliance, Risk Management, Corporate Affairs, Compensation, Corporate Governance, and Legal Matters. Citi’s Board provides oversight of Citi’s banking businesses and regulatory relationship, areas where Ms. Taylor is highly skilled; it also provides oversight of Citi’s compensation programs and governance, including public affairs matters, where Ms. Taylor is able to use her valuable perspective to enhance the Board’s oversight. Ms. Taylor has broad bank regulatory and risk management experience, having served as the Superintendent of Banks for the New York State Banking Department. Her financial services and corporate business experience includes in-depth private equity, fund management, and investment banking experience as a Vice Chair at Solera Capital LLC and as a Managing Director of Wolfensohn Fund Management, L.P., a fund manager; and Founding Partner and President of M.R. Beal & Company, a full-service investment banking firm. Ms. Taylor also served as Chief Financial Officer of the Long Island Power Authority. In addition, through her work on the Sotheby’s Compensation Committee, the Brookfield Properties Governance Committee, as chair of Accion and the Hudson River Park Trust, and former chair of the New York Women’s Foundation and the YMCA of Greater New York, Ms. Taylor has gained additional knowledge in corporate affairs, corporate governance, financial reporting, compensation, and legal matters.

Primary Qualifications
Compensation
Corporate Affairs
Corporate Governance
Regulatory and Compliance

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	63

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

James S. Turley Age: 64

Director of Citigroup
since 2013

Director of Citibank, N.A.
since 2013

Other Public Company Directorships:
Emerson Electric Co., Northrop Grumman Corporation and Precigen, Inc.

Previous Directorships within the last five years:
None

Other Activities:
Boy Scouts of America (Chairman), Boy Scouts of Greater St. Louis (Board Member), World Scout Foundation (Board Member), Theatre Forward (Board Member), Municipal Theatre Association of St. Louis (Board Member), and Forest Park Forever (Board Member)

Former Chairman and CEO Ernst & Young ●Chairman and CEO, Ernst & Young – 2001 to June 2013 ●Regional Managing Partner, Ernst & Young – 1994 to 2001
Skills and Qualifications
Mr. Turley, the retired Global Chair and CEO of Ernst & Young, brings to Citi his insights and expertise from his exceptional career in the accounting profession, both in the U.S. and internationally, as well as his executive experience from leading a major public accounting firm. Mr. Turley has been nominated to serve on the Board because of his extensive knowledge and expertise in the areas of Financial Reporting, Legal Matters, Corporate Affairs, International Business, Human Capital Management, Regulatory and Compliance, and Risk Management. As Chair of the Audit Committee and a member of the Risk Management Committee, Mr. Turley adds significant value to the Board’s oversight of financial reporting, regulatory matters, compliance, internal audit, legal issues, and risk. Having served as Chair and CEO of Ernst & Young, he has developed significant expertise in the areas of compensation, litigation, and corporate affairs. Mr. Turley, the former Chairman of the Board of Catalyst, is recognized as a champion of diversity, having received the prestigious Crystal Leadership Award for his support of equal marketplace access for women and the groundbreaking programs he oversaw at Ernst & Young that enable the strategic development of women-owned businesses, and provides guidance to Citi on diversity matters as well.

Primary Qualifications
Financial Reporting
Human Capital Management
Regulatory and Compliance
Risk Management

www.citigroup.com

64	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Deborah C. Wright Age: 62

Director of Citigroup
since 2017

Director of Citibank, N.A.
since 2019

Other Public Company Directorships:
None

Previous Directorships within the last five years:
Carver Bancorp, Inc., Time Warner Inc. and Voya Financial, Inc.

Other Activities:
Memorial Sloan Kettering (Director)

Former Chairman
Carver Bancorp, Inc.
●Managing Director of U.S. Jobs and Economic Opportunity, Rockefeller Foundation –2018 to 2020
●Chairman, Carver Bancorp, Inc. – 2005 to 2016
●President and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank – 1999 to 2014
●President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation, a redevelopment fund – 1996 to 1999
●Commissioner of the Department of Housing Preservation and Development –1994 to 1996
●Member of the New York City Housing Authority Board – 1992 to 1994, and served on the New York City Planning Commission – 1990 to 1992

Skills and Qualifications
Ms. Wright is an experienced financial services executive and through her prominent roles in the areas of Financial Services, Consumer Business, Risk Management, Corporate Affairs, Financial Reporting, and Regulatory and Compliance, has been nominated to serve on the Board. As a highly regulated financial services company with an extensive consumer business and a commitment to community development, Citi benefits from having Directors, like Ms. Wright, with distinguished careers in financial services and who are knowledgeable about, and committed to, community development. Ms. Wright’s experience as the former Chairman and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank, where she acquired significant experience in personal and commercial banking, strategic planning, marketing, regulatory compliance, financial reporting, and personnel matters, brings leadership qualities to Citi and demonstrates a practical understanding of organizations, processes, strategy, and risk management. She developed valuable insight into corporate affairs through her role as a Managing Director of U.S. Jobs and Economic Opportunity at The Rockefeller Foundation. Ms. Wright developed financial reporting experience as former Chair of the Audit and Finance Committee at Time Warner Inc. As a former board member of Voya Financial, Inc., and through her prior long-term service as a director of Kraft Foods Inc., she developed and brings to Citi perspective and in-depth knowledge of serving consumers.

Primary Qualifications
Consumer Business and Financial Services
Financial Reporting
Regulatory and Compliance
Risk Management

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	65

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Alexander R. Wynaendts Age: 59

Director of Citigroup
since 2019

Other Public Company Directorship:
Air France KLM

Previous Directorships within the last five years:
None

Other Activities:
Amsterdam University Medical Center, The Geneva Association and Rijksmuseum Amsterdam

Chief Executive Officer and Chairman of the Executive Board
Aegon NV*
●CEO and Chairman of the Executive Board, Aegon – 2008 to Present
●Chief Operating Officer, Aegon – 2007 to 2008
●Senior Vice President and Executive Vice President, Group Business Development, Aegon – 1997 to 2007
●Various Roles, Aegon – 1992 to 1997
●Various Roles, ABN AMRO (Amsterdam) – 1984 to 1992

Skills and Qualifications
Mr. Wynaendts is an experienced executive and has been nominated to serve on the Board because of his extensive experience in the areas of Consumer Business and Financial Services, International Business or Economics, Regulatory and Compliance, and Risk Management. Mr. Wynaendts developed valuable expertise in international and consumer business, risk management, and regulatory compliance through his more than 30 years’ experience in insurance and international finance. Mr. Wynaendts’ background provides him with an international perspective, particularly in the Europe, Middle East and Asia regions, where Citi has a significant presence, geopolitical insights, and experience as a leader of a large, international, highly complex business. Through his service on public company boards, including his service on the Board of Directors of Air France KLM, he has board-level experience overseeing large, complex public companies in various industries, which provides him with an understanding of corporate governance and risk management. His experience as the leader of a company in a heavily regulated industry gives him valuable expertise in managing a complex business in the context of an extensive regulatory regime.

Primary Qualifications
Consumer Business and Financial Services
International Business or Economics
Regulatory and Compliance
Risk Management

*	Aegon NV has announced that Mr. Wynaendts will retire as the Chief Executive Officer and Chairman of the Executive Board of Aegon NV on May 15, 2020

www.citigroup.com

66	PROPOSAL 1: ELECTION OF DIRECTORS

Name and Age at
Record Date

Position, Principal Occupation, Business Experience and Directorships

Ernesto Zedillo Ponce de Leon Age: 68

Director of Citigroup
since 2010

Other Public Company Directorships:
Alcoa Corp.

Previous Directorships within the last five years:
Grupo Prisa and Procter & Gamble Company

Other Activities:
BP (Member of International Advisory Board), Credit Suisse Research Institute (Advisor), The Group of Thirty (Member), Natural Resource Governance Institute (Chair of the Board), and Presidential Counselor of Laureate International Universities

Director, Center for the Study of Globalization and Professor in the Field of
International Economics and Politics, Yale University
●Director, Center for the Study of Globalization and Professor in the Field of International Economics and Politics, Yale University – September 2002 to Present
●President of Mexico – 1994 to 2000
●Secretary of Education, Government of Mexico – 1992 to 1993
●Secretary of Economic Programming and the Budget, Government of Mexico – 1988 to 1992
●Undersecretary of the Budget, Government of Mexico – 1987 to 1988
●Banco de México – Economist, Deputy Manager of Economic Research, Director General of FICORCA, Deputy Director – 1978 to 1987

Skills and Qualifications
Mr. Zedillo Ponce de Leon is the former President of Mexico, a seasoned economist, and an academic. He has been nominated to serve on the Board because of his extensive experience in the areas of International Business or Economics, Corporate Affairs, Risk Management, and Corporate Governance. As a financial services company with a significant business in Mexico, Citi benefits from having Mr. Zedillo Ponce de Leon on its Board to provide a greater understanding of the business, governmental, regulatory, and economic environment in Mexico. Through his extensive governmental experience, including his service from 1978 to 1987 at the Central Bank of Mexico, as Undersecretary of the Budget for the Mexican government from 1987 to 1988, as Secretary of Economic Programming and the Budget from 1988 to 1992, and as President of Mexico from 1994 to 2000, as well as his academic experience, including his roles as the Director of the Center for the Study of Globalization, Professor of International Economics and Politics and Professor of International and Area Studies at Yale, he has had extensive experience in the areas of international business, regulatory compliance, and risk management. His service as Chair of the Global Development Network, Chair of the High Level Commission on Modernization of World Bank Group Governance, on The Group of Thirty, and on the International Advisory Boards of BP and the Coca-Cola Company, has given him extensive international business and corporate affairs experience. Mr. Zedillo Ponce de Leon has gained experience in risk management, corporate governance, and corporate affairs as a member of the Board of Alcoa Corp., serving on the Audit Committee and Public Issues Committee; at Procter & Gamble Company, as a member of the Governance and Public Responsibility Committee; as a member of the Innovation and Technology Committee, Grupo Prisa of Spain; as a past Director of the Union Pacific Corporation, where he served on the Audit and Finance Committees; as a past Director of EDS, where he served on the Governance Committee; and as Director of Grupo Prisa of Spain until November 2017, where he served as Chair of the Governance Committee.

Primary Qualifications
Corporate Affairs
Corporate Governance
International Business or Economics
Risk Management

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	67

Directors’ Compensation

The key objectives of our Director Compensation Program are to attract qualified talent, provide pay that is commensurate with the substantial time commitment associated with service, and to foster commonality of interest between Board members and our stockholders.

Directors’ compensation is determined by the Board and the Nomination, Governance and Public Affairs Committee makes recommendations to the Board based on periodic benchmarking assessments and advice received from FW Cook, its independent advisor. In making recommendations to the Board, the Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable organizations. The Committee also considers the unique skill set required to serve on our Board and the intense time commitment associated with preparation for and attendance at meetings of the Board and its committees as well as external commitments, such as engagement with our stockholders and regulators. Since our initial public offering in 1986, Citi has paid outside Directors all or a portion of their compensation in common stock to ensure that the Directors have an ownership interest in common with other stockholders.

In 2019, FW Cook provided benchmarking assessments and advice on peer and broad market practices. After considering the assessments and advice as well as the factors described above, the Committee determined that the current Director Compensation Program payment structure was appropriate.

Annual Cash Retainer and Deferred Stock Award

Non-employee Directors receive an annual cash retainer of $75,000 and a deferred stock award valued at $150,000. The deferred stock award is generally granted on the same date that annual incentives are granted to the senior executives. The deferred stock award generally becomes distributable on the second anniversary of the date of the grant, and Directors may elect to defer receipt of the award beyond that date. In the event a Director leaves the Board voluntarily prior to the conclusion of the two-year deferral period and before attaining age 72, the deferred stock award will be pro-rated based on the number of calendar quarters the Director served. Directors may elect to receive all or a portion of their cash retainer in the form of common stock, and Directors may elect to defer receipt of this common stock.

Fees for Service on Citi’s Board Committees, Citibank’s Board, and other Board Service

●	A Citi Director who serves as Chair of the Audit Committee, Personnel and Compensation Committee, Risk Management Committee or certain ad hoc committees is entitled to an annual $50,000 Committee Chair Fee per committee. A Director who serves as Chair of any other Committee or certain ad hoc committees is entitled to an annual $35,000 Committee Chair Fee per committee. A Citi Director who serves as a member of the Audit Committee, Personnel and Compensation Committee, Risk Management Committee or certain ad hoc committees is entitled to an annual $30,000 Committee Fee per committee. A Citi Director who serves as a member of the Ethics, Conduct and Culture Committee, the Nomination, Governance and Public Affairs Committee, the Operations and Technology Committee, the Data Quality subcommittee or certain ad hoc committees is entitled to an annual $15,000 Committee Fee per committee. Directors are permitted to receive all or a part of their Committee Fee(s) and Committee Chair Fee(s) in common stock.
●	Mses. Costello, Desoer, Ireland and Wright and Messrs. Hennes, McQuade, and Turley serve on Citibank’s Board of Directors. Each non-employee Director of Citibank is entitled to receive $25,000 as an annual cash retainer. The Chair of Citibank’s Board is entitled to an annual $50,000 Chair Fee.
●	Citi reimburses its Board members for expenses incurred in attending Board and Committee meetings or performing other services for Citi in their capacities as Directors. Such expenses include food, lodging, and transportation.
●	All Annual Retainers, Committee Fees, and Committee Chair Fees for Citi and Citibank are paid in four equal quarterly installments per annum. These fees are reported in the Non-Employee Director Compensation Table on pages 69-70.
●	Ms. Taylor serves on the Board of Citigroup Global Markets Limited, an international subsidiary Board of Citi.

www.citigroup.com

68	PROPOSAL 1: ELECTION OF DIRECTORS

Chair Compensation

Citi’s Chair receives annual compensation in the form of a $500,000 Chair Fee, the amount of which was set by the Board in 2012 in recognition of the significant commitment of time and energy required to serve as Citi’s Chair. This Fee is in addition to the Retainer and the Deferred Stock Award payable to all Directors, as well as any relevant Committee Chair and/or Committee Fees. The three elements of compensation for our current Chair, Mr. Dugan – the Chair Fee, the Retainer and Deferred Stock Award, and Committee Fees – remain unchanged from the practice in place prior to his appointment in 2019 except regarding the mix of cash and equity in the Chair Fee. Starting in 2019, the Chair Fee is payable 50% in deferred shares of Citi’s common stock and 50% in cash or deferred shares of Citi’s common stock. As we disclosed in last year’s proxy statement, when appointed as Chair, Mr. Dugan agreed to accept the first two elements of Chair compensation, which consist of the Chair Fee of $500,000 and the Retainer and Deferred Stock Award of $225,000 that all Directors receive. However, while Mr. Dugan actively participates in the four Board Committees of which he is a member— Audit; Nomination, Governance and Public Affairs; Personnel and Compensation; and Risk Management as well as certain ad hoc committees—and attends as many meetings of Citi’s other Committees as is feasible, he waives the Committee Fees to which he is entitled. His total annual compensation in 2019 was therefore $725,000, as we disclosed in 2019, and remains the same for 2020. The Board continues to believe this amount is appropriate in reflection of the evolving role of the Chair and the virtually full-time nature of the Chair’s responsibilities. In reaching this conclusion, the Board considers many factors, including Mr. Dugan’s extensive experience and knowledge of the regulatory environment, the time commitment attributable to both internal and external responsibilities, and the compensation paid for similar roles among direct competitors, including U.S. and non-U.S. banks as well as other high-profile global organizations.

What We Do	What We Don’t Do
✓Citi’s Director Compensation Program is primarily equity based.
✓Directors have a robust Stock Ownership Commitment.
✓The maximum number of shares subject to awards to an individual Director in a calendar year, taken together with any cash fees paid during the calendar year to the Director for services as a member of the Board, may not exceed $1 million in value. While the Board may approve a higher limit for the non-Executive Chair, as noted above, amounts to be paid to the Chair are substantially below the $1 million cap.

✕Directors who are employees of Citi or its subsidiaries do not receive any compensation for their services as Directors.
✕Directors are not paid Meeting Fees.
✕Citi does not offer a Retirement Program for its Directors.
✕Directors are not permitted to hedge or pledge their Citi common stock. For more information on hedging, please see Citi’s Hedging Policies on page 41 of this Proxy Statement.

Citi 2020 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	69

The following table provides information on 2019 compensation for non-employee Directors:

2019 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ellen M. Costello	$273,750	$150,000	$423,750
Grace E. Dailey	$55,000	$50,000	$105,000
Barbara J. Desoer	$180,000	$112,500	$292,500
John C. Dugan	$575,000	$150,000	$725,000
Duncan P. Hennes	$267,500	$150,000	$417,500
Peter B. Henry	$176,250	$150,000	$326,250
Franz B. Humer	$42,500	$37,500	$80,000
S. Leslie Ireland	$156,250	$150,000	$306,250
Lew W. (Jay) Jacobs, IV	$211,250	$150,000	$361,250
Renée J. James	$172,500	$150,000	$322,500
Eugene M. McQuade	$236,250	$150,000	$386,250
Gary M. Reiner	$155,000	$150,000	$305,000
Anthony M. Santomero	$65,000	$37,500	$102,500
Diana L. Taylor	$208,750	$150,000	$358,750
James S. Turley	$256,250	$150,000	$406,250
Deborah C. Wright	$142,500	$150,000	$292,500
Alexander R. Wynaendts	$35,000	$50,000	$85,000
Ernesto Zedillo Ponce de Leon	$135,000	$150,000	$285,000

(1)	Directors may elect to receive all or a portion of the cash retainer in the form of Citi common stock and may elect to defer receipt of Citi common stock. Certain Directors elected to defer receipt of the shares. Ms. Costello and Mr. Henry elected to receive all of their Citigroup 2019 cash retainer and Committee Fees in deferred stock as represented in the chart below. Mr. O'Neill retired from Citi's Board on January 1, 2019. As such, he did not receive compensation as a director for service in 2019. Mr. Dugan elected to split his Chair Fee with 50% in deferred shares and 50% in cash. Messrs. Jacobs and Reiner elected to receive their cash retainers in stock (100%), but did not elect to defer receipt of their retainers; therefore, their 3,111 and 2,285 shares, respectively, were distributed to them quarterly on January 1, April 1, July 1, and October 1. The price used to determine the number of shares awarded was the average consolidated NYSE closing price of Citigroup common stock for the first 10 days of the last month of the quarter.

Name	Fees Paid Currently in Cash ($)	Deferred Fees to Be Paid in Stock
		Number of Units	Value of Units
Ellen M. Costello	$25,000	3,652	$248,750
Grace E. Dailey	$55,000	—	—
Barbara J. Desoer	$180,000	—	—
John C. Dugan	$325,000	3,688	$250,000
Duncan P. Hennes	$267,500	—	—
Peter B. Henry	—	2,590	$176,250
Franz B. Humer	$42,500	—	—
S. Leslie Ireland	$156,250	—	—
Lew W. (Jay) Jacobs, IV	—	—	—
Renée J. James	$172,500	—	—
Eugene M. McQuade	$236,250	—	—
Gary M. Reiner	—	—	—
Anthony M. Santomero	$65,000	—	—
Diana L. Taylor	$208,750	—	—
James S. Turley	$256,250	—	—
Deborah C. Wright	$142,500	—	—
Alexander R. Wynaendts	$35,000	—	—
Ernesto Zedillo Ponce de Leon	$135,000	—	—

(2)	The values in this column represent the aggregate grant date fair values of the 2019 Deferred Stock Awards as computed in accordance with ASC 718. The number of deferred shares paid to each director is the grant date fair value based on a grant date of February 14, 2019 and dividing the grant date fair value of the award by a grant price determined by the average NYSE closing prices of Citi’s common stock on the immediately preceding five trading days. The amounts in the chart below represent Deferred Stock Awards only and not shares awarded in lieu of the cash retainer and/or Chair or Committee Chair Fees. The grant date fair value of the Deferred Stock Awards is set forth below:

www.citigroup.com

70	PROPOSAL 1: ELECTION OF DIRECTORS

Director	Deferred Stock Granted in 2019 (#)	Grant Date Fair Value ($)
Ellen M. Costello	2,402	$150,000
Grace E. Dailey*	724	$50,000
Barbara J. Desoer*	1,657	$112,500
John C. Dugan	2,402	$150,000
Duncan P. Hennes	2,402	$150,000
Peter B. Henry	2,402	$150,000
Franz B. Humer*	600	$37,500
S. Leslie Ireland	2,402	$150,000
Lew W. (Jay) Jacobs, IV	2,402	$150,000
Renée J. James	2,402	$150,000
Eugene M. McQuade	2,402	$150,000
Gary M. Reiner	2,402	$150,000
Anthony M. Santomero*	600	$37,500
Diana L. Taylor	2,402	$150,000
James S. Turley	2,402	$150,000
Deborah C. Wright	2,402	$150,000
Alexander R. Wynaendts*	724	$50,000
Ernesto Zedillo Ponce de Leon	2,402	$150,000

*	The Deferred Stock Awards for Mses. Dailey and Desoer and Mr. Wynaendts were prorated based on the dates they commenced service on Citi's Board. Messrs. Humer's and Santomero's Deferred Stock Awards were prorated because their service terminated in April 2019.

The aggregate number of shares of deferred stock outstanding for each Director at the end of 2019 was:

Name	Number of Shares
Ellen M. Costello	22,483
Grace E. Dailey	729
Barbara J. Desoer	1,657
John C. Dugan	8,648
Duncan P. Hennes	18,101
Peter B. Henry	21,501
S. Leslie Ireland	5,092
Lew W. (Jay) Jacobs, IV	3,520
Renée J. James	11,634
Eugene M. McQuade	11,015
Gary M. Reiner	4,417
Anthony M. Santomero	31,008
Diana L. Taylor	34,977
James S. Turley	18,101
Deborah C. Wright	4,566
Alexander R. Wynaendts	729
Ernesto Zedillo Ponce de Leon	33,526

Citi 2020 Proxy Statement

71

Audit Committee Report

The Audit Committee (“Committee”) operates under a charter that specifies the scope of the Committee’s responsibilities and how it carries out those responsibilities.

The Board of Directors has determined that all nine members of the Committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Citigroup’s independent registered public accounting firm (“independent auditors”) is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Committee’s responsibility is to monitor and oversee these processes and procedures. The members of the Committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The Committee relies, without independent verification, on the information provided to us and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

The Committee’s meetings facilitate communication among the members of the Committee, management, the internal auditors, and Citigroup’s independent auditors. The Committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding Citigroup’s internal controls. The Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB.

The Committee reviewed and discussed the audited consolidated financial statements of Citigroup as of and for the year ended December 31, 2019 with management, the internal auditors, and Citigroup’s independent auditors.

The Committee has received the written disclosures required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related and tax compliance and other services. The Committee concluded that the provision of services by the independent auditors did not impair their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the Committee charter, the Committee recommended to the Board that Citigroup’s audited consolidated financial statements be included in Citigroup’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

The Audit Committee:

James S. Turley (Chair)
Ellen M. Costello
Grace E. Dailey
John C. Dugan
Duncan P. Hennes
Peter B. Henry
Lew W. (Jay) Jacobs, IV
Eugene M. McQuade
Deborah C. Wright

Dated: March 6, 2020

www.citigroup.com

72

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (KPMG) as the independent registered public accounting firm of Citi for 2020. KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969.

Arrangements have been made for representatives of KPMG to attend the 2020 Annual Meeting. The representatives will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate stockholder questions.

Disclosure of Independent Registered Public Accounting Firm Fees

The following is a description of the fees earned by KPMG for services rendered to Citi for the years ended December 31, 2019 and 2018:

	2019	2018
	(in millions of dollars)
Audit Fees	$67.3	$64.2
Audit-Related Fees	$20.7	$24.5
Tax Fees	$9.4	$10.1
All Other Fees	$0.0	$0.0
Total Fees	$97.4	$98.8

Audit Fees

This includes fees earned by KPMG in connection with the annual integrated audits of Citi’s consolidated financial statements and internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to Citi’s regulatory filings, reports on internal control reviews required by regulators, evaluation of accounting for completed transactions, and reviews of Citi’s interim financial statements.

Audit-Related Fees

This includes fees for services performed by KPMG that are closely related to audits and in many cases could only be provided by our independent registered public accounting firm. Such services may include accounting consultations, internal control reviews not required by regulators, securitization-related services, employee benefit plan audits, certain attestation services as well as certain agreed upon procedures, and due diligence services related to contemplated mergers and acquisitions.

Tax Fees

This includes preparation and review of corporate tax returns, expense allocation reports for tax purposes, and other tax compliance services.

All Other Fees

Citi engaged KPMG for one service in 2019 classified under “All Other Fees.” The aggregate fee amount of $6,200 is included in the total amount; however, due to rounding, this fee is not represented in the “All Other Fees” column.

Citi 2020 Proxy Statement

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	73

Approval of Independent Registered Public Accounting Firm Services and Fees

Citi’s Audit Committee has reviewed and approved all fees earned in 2019 and 2018 by Citi’s independent registered public accounting firm and actively monitored the relationship between audit and non-audit services provided. The Audit Committee has concluded that the fees earned by KPMG were consistent with the maintenance of the external auditors’ independence in the conduct of its auditing functions.

The Audit Committee must pre-approve all services provided and fees earned by Citi’s independent registered public accounting firm. The Audit Committee annually considers the provision of audit services and, if appropriate, pre-approves certain defined audit fees, audit-related fees, and tax-compliance fees with specific dollar-value limits for each category of service. The Audit Committee also considers on a case-by-case basis specific engagements that are not otherwise pre-approved (e.g., internal control and certain tax compliance engagements) or that exceed pre-approved fee amounts. On an interim basis, any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chair of the Audit Committee for approval and to the full Audit Committee at its next regular meeting.

The Accounting Firm Engagement Standard is the primary basis upon which management ensures the independence of its independent registered public accounting firm. Administration of the Standard is centralized in, and monitored by, Citi senior corporate financial management, which reports the engagements earned by KPMG throughout the year to the Audit Committee. The Standard also includes limitations on the hiring of KPMG partners and other professionals to ensure that Citi satisfies applicable auditor independence rules.

KPMG has served as the independent registered public accounting firm of Citi and its predecessors since 1969. As in prior years, Citi and its Audit Committee have engaged in a review of KPMG in connection with the Audit Committee’s consideration of whether to recommend that stockholders ratify the selection of KPMG as Citi’s independent auditor for the following year. In that review, the Audit Committee considers both the continued independence of KPMG and whether retaining KPMG is in the best interests of Citi and its stockholders. Citi’s management prepares an annual assessment of KPMG for the Audit Committee that includes (i) the results of a management survey of KPMG’s overall performance; (ii) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform Citi’s annual audit; and (iii) KPMG’s fees and services provided to Citi both on an absolute basis, noting, of course, that KPMG does not provide any non-audit services, other than those described in the Proxy Statement, to Citi, and compared to services provided by other auditing firms to peer institutions. In addition, KPMG reviews with the Audit Committee its analysis of its independence in accordance with the Accounting Firm Engagement Standard and PCAOB Rule 3526. In performing its analysis, the Audit Committee considered the length of time KPMG has been Citi’s independent auditor, the breadth and complexity of Citi’s business and its global footprint and the resulting demands placed on its auditing firm in terms of expertise in Citi’s businesses, the quantity and quality of staff, and global reach. The Audit Committee recognized the ability of KPMG to provide both the necessary expertise to audit Citi’s business and the matching global footprint to audit Citi worldwide and other factors, including the policies that KPMG follows with respect to rotation of the key audit personnel, so that there is a new partner-in-charge at least every five years. Citi’s Audit Committee oversees the process for, and ultimately approves, the selection of the independent auditor’s lead engagement partner at the five-year mandatory rotation period. At the Audit Committee’s instruction, KPMG selects candidates to be considered for the lead engagement partner role, who are then interviewed by members of Citi’s senior management. After considering the candidates recommended by KPMG, senior management makes a recommendation to the Audit Committee regarding the new lead engagement partner. After discussing the qualifications of the proposed lead engagement partner with the current lead engagement partner and senior leadership of KPMG, the members of the Audit Committee, individually and/ or as a group, interview the leading candidate. The Audit Committee then considers the appointment and votes as an Audit Committee on the selection. The Audit Committee also reviewed external data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms. Based on the results of its review this year, the Audit Committee concluded that KPMG is independent and that it is in the best interests of Citi and its investors to appoint KPMG to serve as Citi’s independent registered accounting firm for 2020.

Board Recommendation The Board recommends a vote FOR ratification of KPMG as Citi’s independent registered public accounting firm for 2020.

www.citigroup.com

74

Proposal 3: Advisory Vote to Approve Citi’s 2019 Executive Compensation

We are seeking a nonbinding, advisory vote approving the compensation of Citi’s named executive officers as disclosed in this Proxy Statement, as required by Section 14A and Rule 14a-21(a) of the Securities Exchange Act of 1934. We ask for this advisory vote annually. You are asked to vote on the following nonbinding advisory resolution:

RESOLVED, that the compensation paid to Citi’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

Board Recommendation The Board recommends a vote FOR Proposal 3, which is advisory approval of Citi’s executive compensation as disclosed in this Proxy Statement.

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis is organized into five sections:

●	2019 Company Performance (pages 74-76);
●	Summary of Pay Decisions (pages 76-83);
●	2019 Executive Compensation Awards (pages 84-93);
●	Long-Term Incentives (pages 94-96); and
●	Additional Compensation Practices (pages 96-99).

The 2019 Summary Compensation Table and Compensation Information follow on pages 100-111.

2019 Company Performance

2019 Company Performance – Steady Progress

The Personnel and Compensation Committee of the Citigroup Inc. Board of Directors (the Compensation Committee) considered the following performance achievements when awarding executive incentive pay for 2019:

●	Citi’s 2019 results reflected steady progress toward improving its profitability and returns, despite a challenged revenue environment, as strong client engagement drove balanced growth across businesses and geographies.
➢	For 2019, Citi reported net income of $19.4 billion on revenues of $74.3 billion, compared to net income of $18.0 billion on revenues of $72.9 billion in 2018.
➢	Citi’s earnings per share were $8.04 for 2019, up 20% from the prior year, compared to $6.68 per share for 2018.
➢	Citi’s return on tangible common equity(1) improved to 12.1% in 2019, compared to 10.9% in 2018, excluding the one-time impact of Tax Reform in 2018(2). The 2019 return on tangible common equity exceeded the 12% target for the year.

(1)	Return on tangible common equity, or RoTCE, is a non-GAAP financial measure. For the components of the RoTCE calculation, please see Annex A to this Proxy Statement.
(2)	Results in 2018 included a one-time benefit of $94 million, or $0.03 per share, due to the finalization of the provisional component of the impact of the Tax Cuts and Jobs Act (Tax Reform) based on Citi’s analysis as well as additional guidance received from the U.S. Treasury Department. As used throughout this Compensation Discussion and Analysis, Citi’s results of operations excluding the impact of Tax Reform are non-GAAP financial measures. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	75

➢	Citi’s revenues increased 2% in 2019, or 4% excluding the impact of previously disclosed gains on sale in 2018 as well as the impact of foreign exchange (FX) translation(1), reflecting balanced performance across Global Consumer Banking and the Institutional Clients Group.
➢	Citi had solid underlying revenue growth in every region in Global Consumer Banking, excluding the impact of FX translation and the 2018 gains on sale(1).
➢	Citi had balanced performance across the Institutional Clients Group, with solid results in fixed income markets, treasury and trade solutions, investment banking, and the private bank, while equity markets revenues were negatively impacted by a challenging environment.
➢	Citi demonstrated strong expense discipline, resulting in expenses that were largely unchanged from the prior year even as Citi continued to make investments in the franchise, including investments in infrastructure and controls.
➢	Citi’s positive operating leverage in 2019 and continued credit discipline resulted in an improvement in pretax earnings.
➢	Citi also reported broad-based loan and deposit growth across Global Consumer Banking and the Institutional Clients Group.
●	We continued to optimize our capital base while maintaining a strong capital and liquidity position.
➢	In 2019, Citi returned $22.3 billion of capital to common stockholders through share repurchases and dividends. Citi repurchased approximately 264 million common shares, contributing to a 9% reduction in average outstanding common shares from the prior year. Notwithstanding the substantial capital return in 2019, we ended the year with capital ratios well above regulatory minimum requirements.
➢	We are on a path to return approximately $62 billion of capital to our stockholders, exceeding our commitment.

The Compensation Committee also considered each executive’s performance against non-financial goals when awarding executive pay. Risk management excellence and dedication to supporting robust control systems are a foundation of Citi’s executive compensation program and are critical elements of each executive’s performance evaluation. The Compensation Committee also reviewed leadership in establishing a culture of ethical business conduct and achievement against human capital management goals such as addressing representation of women and U.S. minorities in senior roles at Citi.

Summary of 2019 Business Performance

The following graphs demonstrate our achievements and progress against key metrics.

NET INCOME TO COMMON STOCKHOLDERS(1)	RETURN ON ASSETS(1)(2)	RETURN ON TANGIBLE COMMON EQUITY(1)(3)	DISTRIBUTIONS TO COMMON STOCKHOLDERS(4)	PAYOUT RATIO(1)(5)

(1)	Results in 2018 are presented excluding the impact of Tax Reform. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.
(2)	Return on assets is net income divided by average assets.
(3)

Return on tangible common equity, or RoTCE, is net income available to common stockholders (net income less preferred dividends) divided by average tangible common equity. For the components of the RoTCE calculation, please see Annex A to this Proxy Statement.

(4)	Distributions include buybacks of Citi common stock and dividends on Citi common stock.
(5)	The payout ratio is distributions to common stockholders divided by net income available to common stockholders.
____________________

(1)	Results in 2018 included a pretax gain of approximately $150 million on the sale of the Hilton portfolio recorded in North America Global Consumer Banking (GCB), a pretax gain of approximately $250 million on the sale of an asset management business in Latin America GCB, and the impact of FX translation. Citi’s results of operations excluding the impact of gains on sale and the impact of FX translation are non-GAAP financial measures. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

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76	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

2019 Financial Objectives

During our outreach to stockholders, we heard that they wanted disclosure of performance against goals used in our executive scorecards to better understand company performance. Accordingly, the chart to the right shows how Citi performed in 2019 against our primary financial benchmark—return on tangible common equity. We set the 2019 return on tangible common equity goal at a level that exceeded the achievement in 2018, reflecting the challenging nature of our goals. In addition, the executive scorecards on pages 87-92 disclose performance against other important financial goals.

Relative Total Shareholder Return

The group of companies shown in the following graphs is our compensation peer group. As explained on page 93, we believe this group reflects the competitive market for talent in certain key roles, including the CEO and CFO roles. The graphs indicate Citi’s strong one- and three-year relative total shareholder returns for the periods ending on December 31, 2019.

RETURN ON TANGIBLE COMMON EQUITY(1)

(1)	Results in 2018 are presented excluding the impact of Tax Reform. For the components of the RoTCE calculation, please see Annex A to this Proxy Statement.

2019 ONE-YEAR TOTAL SHAREHOLDER RETURN(1)	2019 THREE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN(1)

(1)	Increase in share price plus reinvested dividends over one- and three-year periods ending December 31, 2019 expressed as a percentage of the share price at the beginning of such periods. Source: third-party public databases and company websites.

These returns represent improvements, both absolute and relative-to-peer, over the periods ending December 31, 2018, when Citi’s one- and three-year total shareholder returns were -28.5% and 5.3%, respectively, and Citi ranked third and fourth, respectively, from the bottom of the compensation peer group.

Summary of Pay Decisions

Our Stockholder Engagement

Over the past four years, our executive compensation program has evolved to reflect feedback received from investors through an extensive stockholder engagement process. Throughout this period, the Compensation Committee and management undertook a comprehensive review of our executive compensation program, and as part of this process, we held meetings with each stockholder who accepted our invitation to engage.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	77

In 2019, we held two rounds of stockholder engagement with holders of meaningful percentages of our outstanding shares.

●	Spring 2019: Following the awards for 2018 performance but in advance of our 2019 Annual Meeting, Mr. Dugan, our Board Chair and a member of our Compensation Committee, and Mr. Hennes, the Chair of our Compensation Committee, led a stockholder outreach effort seeking feedback on last year’s executive compensation awards. In this round of engagement, we spoke to stockholders representing approximately 28.9% of our outstanding shares. The feedback we received on our executive pay program was broadly favorable, reflecting the numerous changes made in previous years in direct response to stockholder comments. Noting no concerns that merited discussion, investors representing 8.4% of our outstanding shares declined our invitation to participate in the spring 2019 engagement effort. In addition, notwithstanding our request for engagement, investors representing about 4.2% of our outstanding shares did not respond to our request.
●	Fall 2019/Winter 2020: In the fall of 2019 and into early 2020, we conducted a second round of engagement with stockholders representing about 28.0% of our outstanding shares in a series of meetings that focused on sustainability issues, including climate change and human capital management. In the area of human capital management, the topics included executive compensation practices, diverse representation in senior roles at Citi, talent development and succession planning, and identifying unintended biases in Citi’s people processes, including gender pay equity. Investors representing 4.5% of our outstanding shares declined our invitation to participate in the Fall/Winter engagement effort.

We were pleased with the positive feedback from our stockholders and their endorsement of our executive compensation program, which resulted in a 92.45% favorable say-on-pay vote at our 2019 Annual Meeting. In response to this favorable result and the feedback we received, we kept the core structure of our pay program and our disclosure generally consistent with last year, with the enhancements noted below.

2019 Enhancements to Citi’s Executive Pay Program

While maintaining the core structure of Citi’s executive pay program, the Compensation Committee adopted the following incremental updates to reflect 2019 priorities and our five years of experience with the program:

●	Improved articulation of Citi’s focus on risk and controls. The Compensation Committee has always considered outstanding risk management performance, including dedication to robust controls, to be a foundation of executive performance evaluations and compensation awards, and the 2019 non-financial goals reflect an enhanced emphasis on those considerations. In 2019, the Compensation Committee took into account regulatory, risk, and control matters as important priorities when awarding incentive compensation.
●	Alignment of goal weightings with executive roles. In prior years, financial goals were weighted 70% and non-financial goals were weighted 30% in each named executive officer’s performance evaluation. For 2019, the Compensation Committee adopted different weightings for Chief Financial Officer and Chief Risk Officer financial and non-financial goals, consistent with their critical roles in providing for bank safety and soundness. Chief Financial Officer financial and non-financial goals are each weighted 50%, and Chief Risk Officer financial goals are weighted 30% and non-financial goals are weighted 70%. Financial goals for Citi’s business leaders, including the CEO, continue to be weighted 70% in the performance evaluation, consistent with our historical practice.
●	Financial goals updated and more reflective of client focus. We added a financial goals category dedicated to goals relating to growth in Citi’s client relationships, or for executives who are not business leaders, goals relating to metrics that are important to the strength of the franchise. We eliminated return on assets as a financial scorecard metric, consistent with our emphasis on return on tangible common equity as our primary returns metric.
●	Simplified and streamlined scorecard disclosure. The presentation of executive performance evaluations in the scorecards has been streamlined, while retaining significant detail on the reasons for the Compensation Committee’s decisions on executive pay, including risk and controls considerations.
●	Performance Share Unit targets expressed as ranges. In response to feedback we received from investors and in a change from past practice, our Performance Share Unit targets are expressed as ranges rather than as a single number. In addition, we increased the target goals in the Performance Share Units awarded for 2019 performance versus those awarded for 2018 to reflect our improving progress and to further align the program with stockholder interests.

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78	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

OUR STOCKHOLDER-RESPONSIVE EXECUTIVE PAY PROGRAM

As set forth below, all the material features of our executive compensation program are designed to be aligned with stockholder interests and in most cases are directly responsive to stockholder feedback we have received during the past four years.

●	Transparent disclosure of annual goals. Each executive’s total incentive award (including the annual cash bonus component of the total incentive award) is based on the overall achievements of Citi and individual executive performance against applicable goals. We disclose performance against key goals after the end of the year in our executive scorecards on pages 87-92 so stockholders can directly assess executive performance.
●	Extensive disclosure of pay rationales. Our extensive scorecard disclosure clarifies the rigorous process we use for determining compensation.
●	Equity-based compensation. Seventy percent of the total CEO incentive opportunity is awarded as equity-based, deferred long-term incentive compensation.
●	Operational performance metrics. Our Performance Share Unit program includes two performance metrics: return on tangible common equity and cumulative earnings per share, which are forward-looking operational metrics used by investors to assess our performance over time. We disclose the target goals for the metrics at the start of the performance period to enable stockholders to assess the challenging nature of our goals.
●	Rigorous targets. Our Performance Share Unit target goals require substantial operational improvements over 2019 levels for target payout and exceptional performance for maximum payout. The target goals are expressed as ranges rather than as a single number in response to investor feedback.
●	Robust clawbacks. Incentive compensation is subject to broad clawbacks, as described on page 98.
●	U.S. peer group. Our 13-firm compensation peer group is a reasonable representation of the market for executive talent in which we compete.
●	Limit on cash bonuses. We have a $20 million limit on individual executive officer cash bonuses, and the largest cash bonus actually paid to any Citi executive officer over the past three years ($6.75 million) is well below that limit.
●	Governance. We have strong compensation governance practices, including an executive stock ownership commitment and restrictions on hedging transactions. Additional details on practices we employ and avoid in support of our performance-oriented culture are set forth in the table on page 83.

Compensation Philosophy and Framework

We seek to design our executive pay program to motivate balanced behaviors, consistent with our focus on balanced long-term strategic goals. Our Compensation Philosophy, as summarized as a set of objectives below, is designed to encourage prudent risk-taking while attracting the world-class talent necessary to Citi’s success.

OUR COMPENSATION PHILOSOPHY
●	Reinforce a business culture based on the highest ethical standards
●	Manage risks to Citi by encouraging prudent decision-making
●	Reflect regulatory guidance in compensation programs
●	Attract and retain the best talent to lead Citi to success
●	Align compensation programs, structures, and decisions with stockholder and other stakeholder interests

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	79

OUR LEADERSHIP ON PAY EQUITY

Citi’s work to champion equality is reflected in our decision to be transparent about the results of our pay equity review and our unadjusted or “raw” pay gap. In 2018, Citi was the first large U.S. financial institution to publicly release the results of a pay equity review. Our pay equity review as disclosed in 2018 compared compensation of women to men in the U.S., the U.K., and Germany, and, in the U.S., minorities to non-minorities. Our review adjusted pay to account for a number of factors to make the comparisons meaningful, including job function, level, and geography, and we made changes to compensation, where appropriate on an individual basis, as a result of the review. In 2019, we extended our adjusted pay equity review to include employees globally, and we found that women globally were paid on average 99% of what men are paid at Citi and that there was no statistically significant difference between what U.S. minorities and non-minorities were paid at Citi. As in the prior year, we made changes to compensation, where appropriate on an individual basis, as a result of the review.

In 2019, we were the first large U.S. company to disclose our unadjusted or “raw” pay gap for women and U.S. minorities, which measures median total compensation unadjusted for factors such as job function, level, and geography. The analysis shows that the median pay at Citi for women globally in 2019 was 71% of the median for men, and the median pay at Citi for U.S. minorities was 93% of the median for non-minorities.

In 2020, we again looked at our adjusted pay equity and “raw” pay gaps and found that, on an adjusted basis, women globally are paid on average more than 99% of what men are paid at Citi and there is no statistically significant difference in adjusted compensation for U.S. minorities and non-minorities. Following the review, Citi again made changes to compensation, where appropriate on an individual basis, as part of the current year’s compensation cycle. The 2020 disclosure of Citi’s raw gap analysis showed that the median pay for women globally is over 73% of the median for men, up from 71% the prior year, and that the median pay for U.S. minorities is 94% of the median for non-minorities, up from 93% the prior year.

Our work to address both measures is continuous. We are committing to reduce the raw pay gap numbers over time by increasing the representation of women and U.S. minorities in senior and higher-paying roles. As a starting point, we established goals in 2019 to increase the representation for women globally in mid- and senior-level roles to at least 40%, and to 8% for Black employees in the U.S., by the end of 2021. We are innovating how we recruit and develop talent, are using data more effectively to diagnose our “pain points” and areas of opportunity, and have increased accountability for our representation goals among people managers—all with an eye toward enhancing our diversity and attracting and retaining top-tier talent for Citi.

OUR EXECUTIVE COMPENSATION FRAMEWORK

Our Compensation Philosophy is reflected in our executive compensation Framework, which enables incentive compensation awards to closely reflect business and individual performance, consistent with our pay-for-performance approach. Full information on our executive compensation Framework appears on page 86.

www.citigroup.com

80	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

2019 CEO Compensation

As it has done the past several years, the Compensation Committee evaluated 2019 CEO performance using our executive compensation Framework, which measures results against financial and non-financial goals. As explained in more detail on page 85, we use a rating system of 1 to 5 to assess performance against goals, with 1 being the highest (Significant Outperform) and 5 being the lowest (Significant Underperform). The green color-coding signifies that a financial goal set for 2019 was met or exceeded, and the yellow color-coding signifies that a financial goal was missed by 10% or less.

CEO SCORECARD HIGHLIGHTS
Financial Goal (Glossary on Page 133)	2019 Result(1)
Citigroup Income from Continuing Operations Before Taxes	$23.9 billion	Overall Financial
Citigroup Efficiency Ratio	56.5%	Goal Rating	2.86
Citigroup Return on Tangible Common Equity	12.1%	Overall Non-financial
Risk		Goal Rating	3.0
Citigroup Risk Appetite Ratio	176%
Citigroup Risk Appetite Surplus	$10.16 billion

(1)	Explanations of the colors and ratings used in the scorecards appear on page 85. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

Page 87 presents a detailed overview of the CEO’s scorecard and the performance evaluation process that resulted in the Compensation Committee awarding Mr. Corbat $24 million in total annual compensation for 2019, which is the same as his total annual compensation for 2018 performance. His 2019 total annual compensation consisted of his base salary of $1.5 million (unchanged since 2013) and a total annual incentive award of $22.5 million. Using Citi’s balanced scorecard approach to determining pay, the Compensation Committee considered Citi’s solid operating results in the context of global macroeconomic factors and assessed Mr. Corbat’s leadership in critical areas, including against risk and control measures. The Compensation Committee also considered market levels of pay for the CEO role at peer institutions.

LINKING 2019 CEO PAY ELEMENTS TO PERFORMANCE

●Over 90% variable pay for 2019.
●70% of variable pay is deferred long-term incentives subject to multi-year vesting and clawbacks.
●70% of variable pay is equity-based to align stockholder and executive interests.
●Total incentive award and annual bonus are based on the overall achievements of Citi and individual performance. Performance Share Units are earned only to the extent that Citi performs against goals for two forward-looking metrics: RoTCE in 2022 and cumulative EPS over the 2020-2022 performance period.
●Performance Share Unit target goals require substantial operational improvements for target payout and exceptional performance for maximum payout.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	81

2019 Annual Pay Elements

Citi’s incentive awards delivered to the CEO and the other named executive officers (NEOs) for performance in 2019 establish a balance between annual and long-term compensation, with the majority of incentive compensation delivered in awards that vest over multiple years. In determining the percentages to grant of each award type, the Compensation Committee considered applicable regulatory requirements and guidelines for deferral as well as market practices.

	% OF VARIABLE PAY				COMPENSATION TYPE
ELEMENT	CEO	NEOs	AWARD TYPE	PERFORMANCE LINK AND VESTING
Fixed(1)
Salary	N/A	N/A	Base Pay	●Fixed portion of total pay at a competitive level that enables Citi to attract and retain talent	Cash
Variable(1)
Annual Incentive	30%	40%	Annual Bonus	●Scorecard assessment determines value ●Plan limit on executive officer cash bonuses	Cash
Deferred/ Long-Term Incentives(2) (LTI)	70%	60(3)%	Performance Share Units (50% of LTI)
●Scorecard assessment determines target number of units
●Earned units based 50% on return on tangible common equity in 2022 and 50% on cumulative earnings per share over 2020-2022
●Ultimate value of earned units linked to Citi total shareholder return
●Award capped at 100% of target if Citi’s total shareholder return is negative over 2020-2022
●Subject to clawbacks
●Other than updated targets, no change in award terms as compared to last year
					Equity-based, but settled in cash to limit dilution to stockholders
			Deferred Stock Awards (50% of LTI)
●Scorecard assessment determines number of shares granted
●Ultimate value based on Citi total shareholder return
●Vest ratably over a four-year period
●Subject to reduction in the event of pretax losses in any year of the deferral period
●Subject to clawbacks
●No change in award terms as compared to prior years
					Equity

(1)	Named executive officer Paco Ybarra is employed in Citi’s London office. His compensation is designed to comply with U.K. and E.U. regulatory guidance and, therefore, differs from the structure shown in this table. Mr. Ybarra’s annual incentive award must not exceed two times his fixed compensation. He receives a fixed role-based allowance based on certain guidelines related to the significance of the role. His entire incentive award is deferred (with no annual bonus component) and is granted in the form of a Deferred Stock Award and a Deferred Cash Award, consistent with applicable regulatory guidance.
(2)	In addition to the annual award for 2019 performance awarded in the form described in this table, named executive officer Jane Fraser received a one-time deferred long-term incentive award in November 2019, described on pages 84-85, with different features.
(3)	Named executive officer Stephen Bird left Citi employment on January 7, 2020 and, accordingly, received the 60% deferred portion of his annual incentive award for 2019 performance as a Deferred Cash Award, consistent with Citi’s practice of not awarding equity to individuals who are not Citi employees on the February 13, 2020 equity grant date.

www.citigroup.com

82	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Performance Share Unit Targets

We have consistently set challenging targets for our Performance Share Units. For the Performance Share Units awarded for 2019 performance:

●	We have set a target range of 13.0% to 13.5% for return on tangible common equity achievement by 2022, which is meaningfully higher than the 12.1% we achieved in 2019. Although this metric is stated as a 2022 target range, it also incentivizes consistent improvement in returns throughout the performance period.
●	We have set a cumulative earnings per share target range for the three-year performance period of 2020 through 2022 of $27.50 to $28.00, which is reflective of significant earnings per share growth over the period. Cumulative earnings per share drives balanced improvement in operational performance over the performance period.
➢	As a matter of policy, our preference is to redeploy earned capital within our businesses, provided that such investments are expected to produce returns above our cost of capital. To the extent that the capital we generate exceeds our ability to productively redeploy it in our businesses, we intend to return it to stockholders.
➢	We have several mechanisms in place to ensure that our earnings per share measure drives appropriate long-term decision-making. Buyback levels are subject to oversight by both the Citigroup Board and the Federal Reserve Board (through its Comprehensive Capital Analysis and Review [CCAR] process), and they are calibrated against a range of considerations, including current capital levels, alternative uses for excess capital, and safety and soundness.
●	We express the targets for both Performance Share Unit metrics as ranges instead of a single number, in a change from past practice. Investors told us that they preferred discussions of our financial goals in terms of ranges, and we followed that guidance in our Performance Share Unit design. Any outcome within the target range would result in the earning of 100% of target Performance Share Units for that metric.

Performance Share Unit Payouts

The variability of the value of our Performance Share Unit awards demonstrates the strong link between Citi’s executive pay and Citi’s performance. As an example, the following chart compares the grant date value of Mr. Corbat’s recent Performance Share Units to the value ultimately earned. Where applicable and as previously disclosed, targets of outstanding awards were adjusted upward and made more challenging to reflect the potential beneficial impact of Tax Reform, and the payouts noted below reflect achievement of those more difficult targets.

CEO PERFORMANCE SHARE UNIT PAYOUTS

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	83

Compensation Governance Practices

In addition to our performance-sensitive direct compensation structure, Citi has strong compensation governance practices. Over the past several years, we have refined many of our governance practices as a result of feedback obtained through our ongoing engagement with stockholders and interactions with our regulators.

PRACTICES WE EMPLOY	PRACTICES WE AVOID
Ongoing investor outreach. The Compensation Committee and management conduct regular stockholder engagement to solicit feedback on compensation and governance.
Performance-based compensation. For 2019, variable performance-based incentive compensation was at least 90% of CEO annual compensation. In general, the deferred variable award is further at risk based on the value of Citi common stock over multi-year vesting periods.
Limit on cash bonus. Our plans provide for a limit of $20 million on the portion of each executive officer’s annual incentive award that may be paid in cash.
Clawbacks. Our Performance Share Units, Deferred Stock Awards, and Deferred Cash Awards are subject to clawbacks, as described on page 98.
Stock ownership commitment. Under Citi’s policies, executive officers are required to hold at least 75% of the net after-tax shares acquired through our incentive compensation programs as long as they are executive officers.
Post-employment stock holding requirement. Citi’s policies provide that each executive officer must retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, even if he or she is no longer employed by Citi.
Peer group review. The Compensation Committee annually evaluates our peer group to ensure the ongoing relevance of each member.
Risk management. Citi has strong risk and control policies and considers risk management factors in making compensation decisions, as described on pages 97-98.
Regulatory focus. The Compensation Committee also considers performance against regulatory-related goals when awarding incentive compensation.
Independent advice. An independent compensation consultant provides input into the Compensation Committee’s decisions, as described on page 96.

No excessive perks. We do not provide personal perquisites such as free personal use of private aircraft or special executive medical benefits.
No executive pensions. Executive officers are not eligible for additional benefit accruals under nonqualified executive retirement programs.
No hedging or pledging of Citi stock. We have a blanket prohibition against hedging or pledging Citi common stock by executive officers.
No tax gross-ups. Citi does not allow tax gross-ups except through its tax equalization program for expatriates, which is available to all salaried employees.
No multi-year compensation guarantees. We avoid features that could incentivize imprudent risk-taking, such as multi-year guarantees.
No “single trigger” upon a change of control. Our stock incentive plan has a “double trigger” change-of-control feature, meaning that both a change of control of Citigroup and an involuntary termination of employment not for gross misconduct must occur for awards to vest.
No change-of-control or other “golden parachute” agreements. Executive officers do not have special agreements covering their compensation in the event of a change of control and are not entitled to severance pay upon termination of employment in excess of broad-based benefits.
No unearned dividends paid. We pay dividend equivalents on our Performance Share Units and Deferred Stock Awards only if and when the underlying awards are earned and delivered. The dividend rate is the same for the executive officers as for other stockholders.
No extensive use of employment agreements. We make limited use of employment agreements, and their terms are subject to controls under our policies. Under a policy adopted by the Board, employment agreements with executive officers may not provide for post-retirement personal benefits of a kind not generally available to other employees or retirees.

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84	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

2019 Executive Compensation Awards

2019 Named Executive Officer Compensation

The Compensation Committee approved the compensation described below for the named executive officers who received incentive awards for 2019 performance:

Name and role	1	2	3	4	5		Annual Compensation for 2019 (Sum of Columns 1-5)
	Base Salary(1)	Cash Bonus(1)	Performance Share Units(2)	Deferred Stock Awards(2)	Deferred Cash Awards(2)
Michael Corbat
CEO	$1,500,000	$6,750,000	$7,875,000	$7,875,000	$0		$24,000,000
Mark Mason
CFO	$496,301	$4,041,481	$3,031,109	$3,031,109	$0		$10,600,000
Jane Fraser(3)
President, Citi;
CEO, Global
Consumer Banking	$500,000	$4,800,000	$3,600,000	$3,600,000	$0		$12,500,000
Paco Ybarra(4)
CEO, Institutional
Clients Group	$6,423,980	$0	$0	$5,514,311	$4,511,709		$16,450,000
Bradford Hu
Chief Risk Officer	$500,000	$3,000,000	$2,250,000	$2,250,000	$0		$8,000,000
Stephen Bird
Former CEO, Global
Consumer Banking	$500,000	$4,740,000	$0	$0	$7,110,000	(5)	$12,350,000

(1)	Reported in the 2019 Summary Compensation Table.
(2)	In accordance with SEC rules, these awards are not reported in the 2019 Summary Compensation Table. They are reportable in future Summary Compensation Tables.
(3)	The table above does not include a one-time deferred incentive award granted to Ms. Fraser in 2019. More information on the one-time award appears below.
(4)	Mr. Ybarra’s compensation is designed to comply with U.K. and E.U. regulatory guidance. More information on the form of Mr. Ybarra’s compensation appears on page 81. Mr. Ybarra’s base salary and role-based allowance shown in the Base Salary column above are paid in British pounds, and the total is shown as converted from British pounds to U.S. dollars at an average 2019 conversion rate (1 British pound = 1.27621 U.S. dollars). Mr. Ybarra’s Deferred Cash Award for 2019 performance was determined in U.S. dollars and denominated in British pounds. The U.S. dollar award shown above was converted to British pounds at an average rate based on the five days preceding the February 13, 2020 grant date (1 British pound = 1.29424 U.S. dollars).
(5)	More information on Mr. Bird’s Deferred Cash Award appears in the following narrative.

The above table is not intended to be a substitute for the reporting of compensation in accordance with SEC rules as shown in the 2019 Summary Compensation Table.

One-Time Deferred Incentive Award to Ms. Fraser. The Compensation Committee granted a one-time deferred incentive award with a grant date value of $12.5 million to Ms. Fraser on November 25, 2019, in addition to the annual incentive award granted for performance in 2019 shown in the table above. The Compensation Committee granted the one-time award in recognition of Ms. Fraser’s promotion to President of Citi and in support of leadership continuity and management succession planning. In granting the award, the Compensation Committee considered Ms. Fraser’s demonstrated performance and future potential, as well as the competitive landscape for executive talent and the business disruption likely to be caused by unplanned attrition. Our senior leaders are often considered for senior roles outside Citi, due to the breadth and depth of expertise they have gained through their Citi careers. The award is scheduled to vest in four equal annual installments beginning on November 20, 2020, subject to clawbacks, and will be delivered 50% as a Deferred Stock Award and 50% as a Deferred Cash Award,

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	85

consistent with Citi’s risk-balanced approach to awarding incentive compensation. The award terms are more restrictive than the terms of Citi’s regular Deferred Stock Awards and Deferred Cash Awards delivered to eligible executives pursuant to the annual performance assessment process in the following important respects:

●	Ms. Fraser will forfeit the unvested portion of the award if she leaves Citi employment for any reason, including in the event of retirement, involuntary termination, disability, or death. In contrast, regular Deferred Stock Awards and Deferred Cash Awards permit vesting on schedule following termination of employment in the event of such retirement, involuntary termination (other than for gross misconduct), disability, or death, subject to conditions.
●	The award has a longer vesting schedule. The entire award has a four-year vesting schedule. In contrast, the deferred portions of Citi’s regular incentive awards to senior executives vest 50% pro-rata over four years (applicable to Deferred Stock Awards) and 50% over three years (applicable to Performance Share Units).
●	The one-time award does not earn notional interest, while our regular Deferred Cash Awards typically bear a market rate of notional interest.

Former Executives. This Compensation Discussion and Analysis references John Gerspach, former Citi CFO; James Forese, former President of Citi and former CEO of the Institutional Clients Group; and Stephen Bird, former CEO of Global Consumer Banking. Mr. Gerspach, Mr. Forese, and Mr. Bird are not currently employed by Citi, but they are named executive officers with compensation required to be disclosed in the 2019 Summary Compensation Table pursuant to SEC rules. Mr. Gerspach, Mr. Forese, and Mr. Bird were not awarded and are not entitled to any severance payments or severance benefits under any agreement, plan, or policy.

●	Mr. Bird was employed by Citi throughout 2019 and left Citi employment on January 7, 2020. The Compensation Committee awarded him total compensation of $12.35 million, including an annual incentive award of $11.85 million, for a full year of service based on his performance in 2019; the rationale for the award is set forth on page 92. Sixty percent (60%) of the award is deferred, consistent with the deferral percentage applicable to other senior executive annual incentive awards. Mr. Bird received the 60% deferred portion of his annual incentive award for 2019 performance as a Deferred Cash Award, consistent with Citi’s practice of not awarding equity to individuals who are not Citi employees on the annual grant date for equity awards (in this case, February 13, 2020).
●	Mr. Gerspach retired from the Citi CFO role effective February 23, 2019, and he left Citi employment effective March 1, 2019. Mr. Forese retired from his roles as President of Citi and CEO of the Institutional Clients Group effective April 30, 2019, and he left Citi employment effective July 15, 2019. Mr. Gerspach and Mr. Forese worked for only a portion of 2019 and therefore did not receive incentive compensation or any compensation other than base salary and broad-based benefits for 2019. Deferred Stock Awards and Performance Share Units granted to Mr. Gerspach and Mr. Forese presented as Stock Awards in the 2019 Summary Compensation Table were awarded for performance in 2018.

Roadmap for the Scorecards on Pages 87-92

The scorecards on pages 87-92 illustrate how our executive compensation Framework is used by the Compensation Committee to make compensation decisions. The colors in the Financial Goal section of the scorecards are intended to visually signify relative performance against operational and risk-related financial goals, as follows:

Signifies that an operational goal result achieved the 2019 goal or exceeded the 2019 goal by up to 15%.(1) Signifies that a risk goal result was achieved.	Signifies that an operational goal result was below the 2019 goal by 10% or less. Signifies that a risk goal had a positive but below-target result.	Signifies that an operational goal result was below the 2019 goal by more than 10%. Signifies that a risk goal had a negative result.

(1)	Additional colors or definitions would be provided if any achievements are greater than 15% of a goal.

The Compensation Committee assesses performance against each financial and non-financial goal according to the following scale:

Score	1	2	3	4	5
Rating	Significant Outperform	Outperform	Meets Expectations	Underperform	Significant Underperform

www.citigroup.com

86	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Citi’s Executive Compensation Framework

Our Compensation Committee uses a five-step process when making final determinations regarding named executive officer incentive compensation.

Step 1 – Goal Setting and Goal Weightings for Scorecards
●

The Compensation Committee sets scorecard goals for each named executive officer early in the annual compensation cycle. The goals fall into two categories, financial and non-financial, and vary by named executive officer:

➢	Financial goals include:
✓	company-wide goals for all named executive officers that reflect our annual business plan,
✓	business unit-specific goals for named executive officers who are business unit leaders that reflect annual plans for our individual business units, and
✓	goals relating to growth in Citi’s client relationships, or for executives who are not business leaders, goals relating to metrics that are important to the strength of the franchise.
➢	Non-financial goals focus on:
✓	risk management and delivering strong controls, and
✓	leadership values, including human capital management goals.
●	Weightings are assigned to the goal categories that are appropriate for each named executive officer’s role.
●

The Compensation Committee retains the authority to adjust goals and weightings during the year, if appropriate. In 2019, the Compensation Committee adjusted non-financial goals to reflect an enhanced emphasis on risk, controls, and regulatory matters; the Compensation Committee also adjusted the weightings of financial and non-financial goals, as appropriate.

Step 2 – Scorecard Assessment
●	After the end of each year, a named executive officer’s performance against each goal or goal category is assessed.
●

A performance rating is assigned for each goal or goal category on a scale of 1 to 5, with 1 being “significant outperform” and 5 being “significant underperform,” reflecting a subjective assessment of the executive’s performance.

●	Financial and non-financial goal ratings are separately weighted and averaged in arriving at an overall scorecard rating for each named executive officer.
●	The Compensation Committee rates the CEO’s performance, and the Compensation Committee and the CEO rate the performance of the other named executive officers.
Step 3 – Evaluation of Market Pay
●

The Compensation Committee reviews an estimated market pay range for each named executive officer role. Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms.

●	This practice ensures that our named executive officer pay appropriately reflects market pay, based on varying levels of performance.
Step 4 – Linking Performance to Compensation
●

The Compensation Committee then evaluates each named executive officer’s goal ratings and overall scorecard rating relative to the estimated market-based pay range for each named executive officer role.

●

The overall scorecard rating determines whether compensation should be preliminarily targeted at, above, or below the estimated market median pay for the role. An overall scorecard rating of 3 would generally correspond to market median pay levels, with an overall 2 rating generally corresponding to above market and an overall 4 rating generally corresponding to below market median pay levels.

●

The Compensation Committee believes that the simultaneous evaluation of scorecard performance and market pay is the most effective approach to aligning pay and performance in an industry where market levels of pay can change dynamically.

Step 5 – Committee Determination
●

Based on the evaluation of the scorecard ratings and market pay described in Step 4, the Compensation Committee, exercising its discretion, determines the final award amount for each named executive officer. The qualitative factors (such as risk behaviors) that inform the decision are explained in detail within each named executive officer’s scorecard.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	87

CEO Scorecard and Pay Explanation

Mr. Corbat has been CEO of Citi since October 2012. He joined Citi in 1983 and has held various management positions throughout Citi in multiple businesses and geographies. As CEO, Mr. Corbat is responsible for Citi’s global business operations. Citi’s Global Consumer Banking businesses operate in North America, Mexico, and Asia and provide traditional banking services to retail customers through retail banking, Citi-branded cards, and, in North America, Citi retail services. Citi’s Institutional Clients Group provides corporate, institutional, public sector, and high-net-worth clients around the world with a full range of wholesale banking products and services. Citi has approximately 200 million customer accounts and does business in over 160 countries and jurisdictions. As of December 31, 2019, Citi had revenues of $74.3 billion for full year 2019, total assets of approximately $1.95 trillion, approximately 200,000 employees, and total deposits of approximately $1.07 trillion.

FINANCIAL SCORECARD HIGHLIGHTS

Overall Financial Goal Rating: 2.86(1)

Category	Financial Goal (Glossary on Page 133)	2019 Result(1)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$23.9 billion
Expense Management	Citigroup Efficiency Ratio	56.5%
Use of Capital	Citigroup Return on Tangible Common Equity	12.1%
Risk	Citigroup Risk Appetite Ratio	176%
	Citigroup Risk Appetite Surplus	$10.16 billion
Client/Franchise	Steady growth in results in Global Consumer Banking	Attained
Performance	Attain specified growth goals in Mexico

NON-FINANCIAL SCORECARD HIGHLIGHTS

Overall Non-financial Goal Rating: 3.0(1)

●	Mr. Corbat provides prominent, clear, and frequent messaging across the company around the firm’s culture of ethics and conduct, and he inspires his leadership team do to the same.
●	Under Mr. Corbat’s leadership, management is continuing to develop plans for, and is implementing, multi-year improvements and investments in infrastructure and controls, reflecting our ongoing focus on regulatory requirements and expectations.
●	Important elements of Citi’s risk management and governance improved under Mr. Corbat’s stewardship across the company, although work remains to further develop Citi’s risk management, controls, and regulatory reporting systems.
●	Mr. Corbat championed Citi’s leadership in disclosing raw gender and U.S. minority pay gaps and making related adjustments to compensation globally. We have published our goals to improve representation of women and U.S. minorities in senior roles throughout Citi, and we monitor our progress against those goals.
●	Mr. Corbat continued his outreach to external stakeholders globally, including clients, investors, regulators, and government officials.
●	Mr. Corbat engaged in outstanding leadership succession planning, as reflected in the seamless multiple changes in his leadership team.

COMMITTEE’S PAY RATIONALE
●	Company performance generally near or above targets with improvements over 2018 combined with Mr. Corbat’s performance against non-financial goals resulted in an overall scorecard rating of 2.9, which points toward total annual compensation within the range of market median. The overall scorecard rating was determined by weighting the financial goal rating 70%, weighting the non-financial goal rating 30%, then adding the two amounts ([2.86 x 0.7] + [3.0 x 0.3] = 2.9).
●	The Compensation Committee awarded Mr. Corbat $24 million in 2019 annual compensation, the same as his 2018 annual compensation. Mr. Corbat’s 2019 compensation was above market median for the CEO role based on a comparison to CEO pay in our 13-firm compensation peer group, consistent with Citi’s relative size as compared to firms in that group, while at the same time was below median CEO pay compared to other U.S.-based global banks. In determining the final award amount in the exercise of its discretion, the Compensation Committee relied on the results of the executive compensation Framework, focusing on market levels of pay for the CEO role, the financial and non-financial performance of Citi, and Mr. Corbat’s performance in the CEO role.

(1)	Explanations of the colors and ratings used in the scorecards appear on page 85. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

www.citigroup.com

88	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

CFO Scorecard and Pay Explanation

Mark Mason has been CFO of Citi since February 2019, and, prior to assuming that role, he had been CFO of the Institutional Clients Group since September 2014. The Citi CFO is responsible for the financial management of Citi, including managing Citi’s balance sheet and Citi’s financial reporting processes. The Finance function led by the CFO also plays a central role in our capital planning processes. In addition, Mr. Mason has oversight of Citi Ventures, which includes our investments in innovative products and services.

FINANCIAL SCORECARD HIGHLIGHTS

Overall Financial Goal Rating: 2.8(1)

Category	Financial Goal (Glossary on Page 133)	2019 Result(1)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$23.9 billion
Expense Management	Citigroup Efficiency Ratio	56.5%
Use of Capital	Citigroup Return on Tangible Common Equity	12.1%
Risk	Citigroup Risk Appetite Ratio	176%
	Citigroup Risk Appetite Surplus	$10.16 billion
Client/Franchise	Engagement with a meaningful percentage of investor base	Attained
Performance	Launch of new products by Citi Ventures

NON-FINANCIAL SCORECARD HIGHLIGHTS

Overall Non-financial Goal Rating: 3.6(1)

●	Mr. Mason led elements of the continuous company-wide efforts to upgrade infrastructure and controls through meaningful ongoing investments, reflecting the need to upgrade our capital planning abilities and more efficiently satisfy regulatory requirements.
●	Notwithstanding the continued progress in returning capital to stockholders, each of Citi’s key regulatory capital metrics remained strong, including as a result of processes under the responsibility of the Finance function.
●	Tax optimization efforts across Citi led by Mr. Mason were successful.
●	Mr. Mason chaired the group responsible for Citi’s resolution plan, which received no objection from regulators.
●	Citi’s liquidity management processes in the Finance function continue to improve, but they remain a focus area.
●	Mr. Mason seamlessly transitioned into the CFO role. He is actively developing talent throughout the Finance organization.
●	Mr. Mason co-leads our Black Heritage affinity group and has added further diversity and strength to his senior leadership team.

COMMITTEE’S PAY RATIONALE
●	Company performance generally near or above targets with improvements over 2018 combined with Mr. Mason’s performance against non-financial goals resulted in an overall scorecard rating of 3.2, which points toward total annual compensation within the range of market median. The overall scorecard rating was determined by weighting the financial goal rating 50%, weighting the non-financial goal rating 50%, then adding the two amounts ([2.8 x 0.5] + [3.6 x 0.5] = 3.2). Financial and non-financial goals were weighted 50% each to reflect the CFO role’s importance both to achieving Citi’s financial goals and to establishing company-wide risk and control measures and systems.
●	The Compensation Committee awarded Mr. Mason $10.6 million in 2019 annual compensation. Mr. Mason’s 2019 compensation was above market median for the CFO role based on a comparison to CFO pay in our 13-firm compensation peer group, consistent with Citi’s relative size as compared to firms in that group, while at the same time was below median CFO pay compared to other U.S.-based global banks. In determining the final award amount in the exercise of its discretion, the Compensation Committee relied on the results of the executive compensation Framework, focusing on market levels of pay for the CFO role, Mr. Mason’s short tenure in the role, and his performance in the CFO role, including against non-financial risk and control goals.

(1)	Explanations of the colors and ratings used in the scorecards appear on page 85. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	89

President of Citi Scorecard and Pay Explanation

Jane Fraser became President of Citi and CEO of Global Consumer Banking (GCB) in October 2019. She was CEO of Citi’s Latin America (LatAm) region from June 2015 through October 2019, and accordingly, the Compensation Committee emphasized her performance in that role when evaluating her 2019 performance. The CEO of LatAm is responsible for GCB in Mexico and the Institutional Clients Group businesses in the 23 countries where Citi is present in this region.

FINANCIAL SCORECARD HIGHLIGHTS

Overall Financial Goal Rating: 2.86(1)

Ms. Fraser’s performance on most financial metrics was evaluated on the basis of both company-wide and LatAm results, consistent with her roles as an executive officer of Citi and as CEO of LatAm for most of 2019.

Category	Financial Goal (Glossary on Page 133)	2019 Result(1)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$23.9 billion
	LatAm Income from Continuing Operations Before Taxes	$4.2 billion
Expense Management	Citigroup Efficiency Ratio	56.5%
	LatAm Efficiency Ratio	48%
Use of Capital	Citigroup Return on Tangible Common Equity	12.1%
	LatAm Return on Tangible Common Equity	28.1%
Risk	LatAm Risk Appetite Ratio	303%
	LatAm Risk Appetite Surplus	$2.88 billion
Client/Franchise	Attain specified growth goals in Mexico	Attained
Performance	Improved Institutional Clients Group results in LatAm region

NON-FINANCIAL SCORECARD HIGHLIGHTS

Overall Non-financial Goal Rating: 2.67(1)

●	Ms. Fraser demonstrated strong leadership through a time of challenging external events in the region.
●	Citi’s risk management, control, and governance practices generally improved under Ms. Fraser’s stewardship across the region, including in Citibanamex, although work is ongoing.
●	Control metrics, including those relating to anti-money laundering (AML), generally attained targets across the LatAm region in 2019. Operational risk metrics in the region were better than planned.
●	Ms. Fraser proactively managed leadership succession and has enhanced the international franchise talent pool.
●	Ms. Fraser co-leads the Citi Women affinity group and champions diversity and inclusion initiatives throughout the firm.

COMMITTEE’S PAY RATIONALE
●	Company performance generally near or above targets with improvements over 2018 and similar LatAm business performance combined with Ms. Fraser’s performance against non-financial goals resulted in an overall scorecard rating of 2.8, which points toward total annual compensation within the range of market median. The overall scorecard rating was determined by weighting the financial goal rating 70%, weighting the non-financial goal rating 30%, then adding the two amounts ([2.86 x 0.7] + [2.67 x 0.3] = 2.8).
●	The Compensation Committee awarded Ms. Fraser $12.5 million in 2019 annual compensation, a 35% increase over her 2018 annual compensation of $9.25 million, with the increase reflecting her new roles as President of Citi and CEO of GCB. Ms. Fraser’s 2019 compensation was within the range of market median for Ms. Fraser’s current role as CEO of GCB, considering compensation at U.S.-based global banks, consistent with the results produced by our executive compensation Framework. In determining the final award amount in the exercise of its discretion, the Compensation Committee relied on the results of the executive compensation Framework, focusing on the overall performance of Citi, the strong performance of the LatAm region, market levels of pay for Ms. Fraser’s current role as CEO of GCB, and her additional role as President of Citi.
●	In 2019, the Compensation Committee also granted a one-time deferred incentive award to Ms. Fraser for the reasons described on pages 84-85.

(1)	Explanations of the colors and ratings used in the scorecards appear on page 85. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

www.citigroup.com

90	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Institutional Clients Group CEO Scorecard and Pay Explanation

Paco Ybarra is CEO of the Institutional Clients Group (ICG). He assumed his current position in May 2019. Previously, he had been Global Head of Markets and Securities Services in the ICG since November 2013 and has held a number of other executive roles in the ICG. The ICG provides corporate, institutional, public sector, and high-net-worth clients around the world with a full range of wholesale banking products and services. The ICG’s international presence is supported by trading floors in approximately 80 countries and a proprietary network in 98 countries and jurisdictions. At December 31, 2019, the ICG had approximately $1.4 trillion of assets and $768 billion of deposits, while two of its businesses, securities services and issuer services, managed approximately $20.3 trillion of assets under custody.

FINANCIAL SCORECARD HIGHLIGHTS

Overall Financial Goal Rating: 3.0(1)

Mr. Ybarra’s performance on most financial metrics was evaluated on the basis of both company-wide and ICG results, consistent with his roles as an executive officer of Citi and as CEO of the ICG.

Category	Financial Goal (Glossary on Page 133)	2019 Result(1)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$23.9 billion
	ICG Income from Continuing Operations Before Taxes	$16.5 billion
Expense Management	Citigroup Efficiency Ratio	56.5%
	ICG Efficiency Ratio	57%
Use of Capital	Citigroup Return on Tangible Common Equity	12.1%
	ICG Return on Tangible Common Equity	14.6%
Risk	ICG Risk Appetite Ratio	309%
	ICG Risk Appetite Surplus	$10.81 billion
Client/Franchise	Client satisfaction goals and onboarding targets	Attained
Performance

NON-FINANCIAL SCORECARD HIGHLIGHTS

Overall Non-financial Goal Rating: 3.67(1)

●	Led by Mr. Ybarra, risk management, control, and governance practices in the ICG attained some objective targets, with additional upgrades underway to further enhance controls in Markets, reflecting our continuing focus on regulatory requirements and expectations.
●	Mr. Ybarra successfully transitioned into his new role through focused efforts covering all of the ICG, including the development of enhanced ICG-wide control measures.
●	Mr. Ybarra co-leads our Pride affinity group and has led improvements in ICG representation metrics.
●	Citi has attained its $100 billion environmental financing goal, with leadership by the ICG and championed by Mr. Ybarra.

COMMITTEE’S PAY RATIONALE
●	Company performance generally near or above targets with improvements over 2018 and ICG business performance improved over 2018 combined with Mr. Ybarra’s performance against non-financial goals resulted in an overall scorecard rating of 3.2, which points toward total annual compensation within the range of market median. The overall scorecard rating was determined by weighting the financial goal rating 70%, weighting the non-financial goal rating 30%, then adding the two amounts ([3.0 x 0.7] + [3.67 x 0.3] = 3.2).
●	The Compensation Committee awarded Mr. Ybarra $16.45 million in 2019 annual compensation. Mr. Ybarra’s 2019 compensation is below market median for Mr. Ybarra’s current role as CEO of the ICG, considering compensation at U.S.-based global banks. In determining the final award amount in the exercise of its discretion, the Compensation Committee relied on the results of the executive compensation Framework, focusing on market levels of pay for Mr. Ybarra’s role, his short tenure in the role, his performance in the role (including against non-financial risk and control goals), and the overall performance of Citi and the ICG.

(1)	Explanations of the colors and ratings used in the scorecards appear on page 85. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	91

Chief Risk Officer Scorecard and Pay Explanation

Bradford Hu has been Chief Risk Officer of Citi since January 2013. Before assuming this role, he served as Chief Risk Officer for Citi’s Asia Pacific region, where he was responsible for managing the firm’s risks across all of Citi’s businesses in the region. Mr. Hu leads the Independent Risk Management organization, which is responsible for designing and overseeing the firm’s risk governance framework, monitoring the firm’s risk profile against its risk appetite, and building and sustaining a strong culture of risk management and control. The Independent Risk Management organization sets standards for the business and actively manages and oversees aggregate credit, market (price and interest rate), liquidity, strategic, operational, and reputational risks across the firm, including risks that span categories, such as concentration risk.

FINANCIAL SCORECARD HIGHLIGHTS

Overall Financial Goal Rating: 3.0(1)

Category	Financial Goal (Glossary on Page 133)	2019 Result(1)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$23.9 billion
Expense Management	Citigroup Efficiency Ratio	56.5%
Use of Capital	Citigroup Return on Tangible Common Equity	12.1%
Risk	Citigroup Risk Appetite Ratio	176%
	Citigroup Risk Appetite Surplus	$10.16 billion
Client/Franchise Performance	Enhanced Board-level reporting and communication regarding risk management issues	Attained

NON-FINANCIAL SCORECARD HIGHLIGHTS

Overall Non-financial Goal Rating: 3.0(1)

●	Mr. Hu provided oversight of the successful delivery of some ongoing enhancements to Citi’s risk management, control, and risk governance framework, although work remains with other targeted enhancements.
●	Mr. Hu led elements of the continuous company-wide efforts to upgrade infrastructure and controls through meaningful ongoing investments, reflecting the need to upgrade our capital planning abilities and more efficiently satisfy regulatory requirements.
●	Key risk management areas, such as operational risk losses, performed better than planned levels, although work remains to further develop Citi’s risk management, controls, and regulatory reporting systems.
●	Mr. Hu co-leads our Asian Heritage affinity group and is actively developing talent throughout the Independent Risk Management organization, including diverse talent.

COMMITTEE’S PAY RATIONALE
●	Company performance generally near or above targets with improvements over 2018 combined with Mr. Hu’s performance against non-financial goals resulted in an overall scorecard rating of 3.0, which points toward total annual compensation within the range of market median. The overall scorecard rating was determined by weighting the financial goal rating 30%, weighting the non-financial goal rating 70%, then adding the two amounts ([3.0 x 0.3] + [3.0 x 0.7] = 3.0). The relative weightings of financial and non-financial goals reflect the Chief Risk Officer’s importance to establishing company-wide risk and control measures and systems.
●	The Compensation Committee awarded Mr. Hu $8 million in 2019 annual compensation. Mr. Hu’s 2019 compensation was within the range of market median for the Chief Risk Officer role, considering Chief Risk Officer pay at other U.S.-based global banks, consistent with the results produced by our executive compensation Framework. In determining the final award amount in the exercise of its discretion, the Compensation Committee relied on the results of the executive compensation Framework, focusing on Mr. Hu’s performance in the role and market levels of pay for the role.

(1)	Explanations of the colors and ratings used in the scorecards appear on page 85. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

www.citigroup.com

92	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Former Global Consumer Banking CEO Scorecard and Pay Explanation

Stephen Bird became CEO of Global Consumer Banking (GCB) in June 2015. He left the role in October 2019 and was employed by Citi through January 2020. GCB consists of consumer banking businesses in North America, Latin America (consisting of Citi’s consumer banking business in Mexico), and Asia. GCB provides traditional banking services to retail customers through retail banking, and Citi-branded cards, and in North America, Citi retail services. GCB is focused on its priority markets in the U.S., Mexico, and Asia with 2,348 branches in 19 countries and jurisdictions as of December 31, 2019. At December 31, 2019, GCB had approximately $407 billion in assets and $291 billion of deposits.

FINANCIAL SCORECARD HIGHLIGHTS

Overall Financial Goal Rating: 2.75(1)

Mr. Bird’s performance on most financial metrics was evaluated on the basis of both company-wide and GCB results, consistent with his former roles as an executive officer of Citi and as CEO of GCB. Financial results shown below are reported full year 2019 results; Mr. Bird’s performance evaluation was conducted in November 2019 based on year-to-date information and full year outlook.

Category	Financial Goal (Glossary on Page 133)	2019 Result(1)
Profitability	Citigroup Income from Continuing Operations Before Taxes	$23.9 billion
	GCB Income from Continuing Operations Before Taxes	$7.4 billion
Expense Management	Citigroup Efficiency Ratio	56.5%
	GCB Efficiency Ratio	53%
Use of Capital	Citigroup Return on Tangible Common Equity	12.1%
	GCB Return on Tangible Common Equity	17.3%
Risk	GCB Risk Appetite Ratio	160%
	GCB Risk Appetite Surplus	$3.02 billion

NON-FINANCIAL SCORECARD HIGHLIGHTS

Overall Non-financial Goal Rating: 2.5(1)

●	Led by Mr. Bird, GCB generally met control metric targets and attained risk management framework enhancement goals.
●	Mr. Bird continued to lead GCB’s tangible progress in transforming systems, processes, and culture while embracing the digital changes.
●	While led by Mr. Bird, GCB attained key customer and deposit growth targets.
●	Mr. Bird co-led our Black Heritage affinity group and led improvement in GCB representation metrics.

COMMITTEE’S PAY RATIONALE

●

Company performance generally near or above targets with improvements over 2018 and similar GCB business performance combined with Mr. Bird’s performance against non-financial goals resulted in an overall scorecard rating of 2.675, which points toward total annual compensation within the range of market median. The overall scorecard rating was determined by weighting the financial goal rating 70%, weighting the non-financial goal rating 30%, then adding the two amounts ([2.75 x 0.7] + [2.5 x 0.3] = 2.675).

●

The Compensation Committee awarded Mr. Bird $12.35 million in 2019 annual compensation, a 7.4% increase over his 2018 pay of $11.5 million, largely to reflect results in GCB that demonstrated meaningful improvement over 2018 and prior years. Mr. Bird’s 2019 compensation is within the range of market median for the role of CEO of GCB, considering compensation at U.S.-based global banks, consistent with the results produced by our executive compensation Framework. In determining the final award amount in the exercise of its discretion, the Compensation Committee relied on the results of the executive compensation Framework, focusing on the overall performance of Citi and GCB, Mr. Bird’s performance in the role, and market levels of pay for the role.

(1)	Explanations of the colors and ratings used in the scorecards appear on page 85. For a reconciliation of all adjusted results to reported results, please see Annex A to this Proxy Statement.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	93

Our Compensation Peer Group

The Compensation Committee believes that market compensation levels must frame compensation decisions in order to retain the executive talent necessary to execute the Company’s business strategy. Accordingly, a critical step in our executive compensation Framework is the Compensation Committee’s understanding of market pay, which it develops through consideration of surveys of previously awarded peer firm compensation for each named executive officer role.

In 2016, the Compensation Committee, with input from its independent compensation consultant, established the compensation peer group Citi currently uses to determine market pay ranges. The Compensation Committee evaluates the compensation peer group on an annual basis to ensure that the group continues to be appropriate. The Compensation Committee continues to believe that a U.S.-based peer group reflects the relevant market for executive talent and the relevant regulatory environment for Citi’s executive compensation.

Our peers were chosen because they operate in one or more lines of business that are similar to Citi’s and compete in similar labor markets, although many do not have a global scale that is comparable to Citi.

2019 COMPENSATION PEER GROUP
AIG (AIG) American Express (AXP) Bank of America (BAC) BNY Mellon (BK) Capital One (COF)	Goldman Sachs (GS) JPMorgan Chase (JPM) MetLife (MET) Morgan Stanley (MS) PNC (PNC)	Prudential (PRU) U.S. Bancorp (USB) Wells Fargo (WFC)

All firms in the compensation peer group were included in preparing the market data for the CEO and CFO roles. Not all firms in the compensation peer group have roles comparable to Citi’s named executive officer roles other than the CEO and CFO roles (e.g., the Institutional Clients Group role), so not all of the firms in the compensation peer group were represented in the market data for each of the other named executive officer roles. In evaluating the market for named executive officer compensation, the Compensation Committee additionally focused on compensation for comparable roles at the U.S.-based global banks with lines of business similar to Citi’s. That group includes Bank of America, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and Wells Fargo.

In selecting the compensation peer group, the Compensation Committee used size-based metrics as primary screening criteria among financial services firms. Due to the absence of a sufficient number of comparably sized direct peers, the result is a peer group where Citi is above the 75th percentile in size, meaning that the market for target compensation prior to consideration of performance could be the upper quartile. Where Citi pays executives above median, the size and scope of their responsibilities and their performance tend to be critical factors in determining pay ranges.

2019 CITI POSITIONING RELATIVE TO PEER COMPANIES

(1)	MET employees as of 10/1/2019.

www.citigroup.com

94	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Long-Term Incentives

Performance Share Units

Under the general structure of Citi’s annual executive compensation program, 35% of CEO variable pay and 30% of other named executive officer variable pay is awarded as Performance Share Units, which represent half of Citi’s long-term incentive awards for these executives.(1) The performance target goal levels for this year’s awards were updated, but there were no other changes to the terms of the Performance Share Units as compared to last year.

AWARD FEATURE	PERFORMANCE YEAR 2019 PERFORMANCE SHARE UNIT (PSU) DESCRIPTION
Performance Period	January 1, 2020 through December 31, 2022.
Target Number of PSUs	Portion of total incentive award allocated to PSU program divided by the average of the closing prices of Citi common stock for the five trading days immediately preceding the February 13, 2020 grant date ($78.912).
Performance Metrics and Targets	RoTCE for 2022		Cumulative EPS over 2020-2022
RoTCE is net income (less preferred dividends) divided by average tangible common equity for the year. Half of units are earned on RoTCE performance based on the following performance grid:

Cumulative EPS is determined by adding the diluted earnings per share based on net income allocated to common stockholders from our quarterly earnings reports for the 12 quarters ending in 2020 through 2022.

Half of units are earned on cumulative EPS based on the following performance grid:

	RoTCE for 2022	Percent of Target PSUs Earned	Cumulative EPS, 2020-22	Percent of Target PSUs Earned
	Less than 9.5%	0%	Less than $23.50	0%
	9.5%	50%	$23.50	50%
	13% to 13.5%	100%	$27.50 to $28.00	100%
	15.5% or more	150%	$31.00 or more	150%

For each metric, if performance is between the 50% target and the lower end of the 100% range, or between the upper end of the 100% range and the 150% target, the number of PSUs earned by the executives in respect of that metric will be determined by straight-line interpolation between the applicable two points. The design avoids encouraging imprudent risk-taking through artificial cliffs in the design of the PSUs.

Example: If Citi has RoTCE for 2022 of 15.5% and cumulative EPS of $23.50 over the three-year performance period, the executives will receive 100% of the target PSUs, which assigns equal weight to performance against the RoTCE metric (150% performance) and the cumulative EPS metric (50% performance).

Rationale for Performance Metrics and Target Levels	The rationale for our performance metrics and target goal levels appears on page 82.
Award Delivery	After the end of the performance period, the number of earned PSUs will be multiplied by the average Citi common stock price over the 20 trading days preceding the final vesting date, and the resulting value will be paid in cash. This practice links the payout to changes in the price of Citi common stock while limiting stockholder dilution.
TSR Factor	The number of PSUs that may be earned is capped at 100% of target if Citi’s total shareholder return is negative over the three-year performance period, regardless of the outcome of the performance metrics.
Dividend Equivalents	Dividend equivalents will be accrued and paid on the number of earned PSUs after the end of the performance period; dividend equivalents on PSUs that are not earned will be forfeited.
Clawbacks	Subject to clawbacks.

(1)	Mr. Ybarra’s compensation is designed to comply with U.K. and E.U. regulatory guidance, in an exception to the general structure.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	95

Deferred Stock Awards

Under the general structure of Citi’s annual executive compensation program, 35% of CEO variable pay and 30% of other named executive officer variable pay is awarded as Deferred Stock Awards, which represent half of Citi’s long-term incentive awards for these executives. There have been no changes to the general terms of our Deferred Stock Awards since 2013.

AWARD FEATURE	DEFERRED STOCK AWARD DESCRIPTION(1)
Vesting Period	Vests 25% each year over a four-year period.
Number of Shares

Portion of total incentive award allocated to Deferred Stock Awards divided by the average of the closing prices of Citi common stock for the five trading days immediately preceding the February 13, 2020 grant date ($78.912).

Performance-Based Vesting Condition

If the reference business has pretax losses in any year of the deferral period, the portion of the Deferred Stock Award that is scheduled to vest in the year following the loss year will be reduced by a fraction:

the amount of the pretax loss
the highest level of annual pretax profit for the reference business in the three years immediately preceding the loss year

If that fraction would result in a cancellation of 20% or less of the shares, the shares scheduled to vest will be reduced by 20% (i.e., there is a minimum cancellation level in the event of pretax losses). This provision cannot result in an increase in award value; the feature can only result in the cancellation of unvested shares.
●The reference business for all executive officers is Citigroup.

Example

This example shows how the portion of a Deferred Stock Award granted in February 2020 of 20,000 shares that is scheduled to vest in January 2021—5,000 shares—would be affected, assuming the following pretax profit (loss) history for Citigroup, where Citigroup is the reference business.

		Pretax profit (loss) for Citigroup (in millions)
	Scheduled vesting date	2020	2019	2018	2017
	January 2021	($500)	$23,901	$23,445	$22,761

The profit amounts for 2017, 2018, and 2019 in the example are derived from current publicly reported financial information. The pretax loss amount for 2020 in the example is a hypothetical assumption for illustrative purposes only.

The reduction produced by the formula (500 divided by 23,901) is 2.09%. Due to the minimum cancellation level, 20% of shares scheduled to vest in January 2021 would be cancelled. Therefore, 1,000 shares of the 5,000 that were scheduled to vest would be cancelled (1,000 = 20% of 5,000).

Dividend Equivalents	Dividend equivalents will be accrued and paid on vested shares after the end of the vesting period; dividend equivalents on Deferred Stock Awards that are not earned will be forfeited.
Clawbacks	Subject to clawbacks.

(1)	To comply with U.K. and E.U. regulatory guidance, Mr. Ybarra’s Deferred Stock Award for 2019 performance has features that differ from those shown in the chart above, including the award representing at least 50% of his total annual incentive award, vesting over a five-year period, a six-month holdback after each delivery date, and additional prescribed clawback provisions.

www.citigroup.com

96	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Deferred Cash Awards

Deferred Cash Awards have been a core element of Citi’s risk-balanced approach to awarding incentive compensation and have been awarded consistently since 2013 to our covered employees (as defined in bank regulatory guidance), including executives who are ineligible for Performance Share Units for any reason. Accordingly, Mr. Ybarra received a Deferred Cash Award instead of Performance Share Units for his performance in 2019 as an element of Citi’s approach to compliance with U.K. and E.U. regulatory guidance. Mr. Bird received the entire deferred portion of his incentive award for 2019 performance as a Deferred Cash Award because he was not employed by Citi on the February 13, 2020 grant date for Performance Share Units and Deferred Stock Awards, consistent with Citi’s practice of not awarding equity to individuals not employed by Citi on the equity grant date.

AWARD FEATURE	DEFERRED CASH AWARD DESCRIPTION(1)
Vesting Period	Vests 25% each year over a four-year period.
Award Amount	The specified percentage of the deferred portion of an incentive award.
Additional Vesting Condition	Unvested awards are cancelled if the Compensation Committee determines that the employee has significant responsibility for a “material adverse outcome.”
Interest

For awards granted for 2019 performance, the notional interest rate is 2.23%, where permitted. Accrued notional interest vests and is delivered only if and when the related portion of the Deferred Cash Award vests and is delivered.

Clawbacks	Subject to clawbacks.

(1)	To comply with U.K. and E.U. regulatory guidance, Mr. Ybarra’s Deferred Cash Award for 2019 performance vests over a five-year period, does not earn notional interest, is subject to a six-month holdback after each delivery date, and is subject to additional prescribed clawback provisions.

Additional Compensation Practices

Our Independent Compensation Consultant

The Board’s compensation consultant does no work for Citi other than advising the Board.

FW Cook has been the Compensation Committee’s independent advisor since 2012. FW Cook provides no services to Citi other than its services to the Board, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. Representatives of FW Cook attended all Compensation Committee meetings during 2019, including executive sessions as requested, and engaged with Compensation Committee members between meetings. FW Cook advised the Compensation Committee regarding the compensation awarded to the CEO and other executive officers. FW Cook also provided extensive guidance and analysis regarding the Compensation Committee’s and the Board’s responses to Citi’s advisory say-on-pay votes, offered market insights, and provided advice to the Compensation Committee on Citi’s executive compensation plan design and the presentation of its programs to stockholders through the investor outreach process described earlier as well as required SEC disclosures. FW Cook also provided advice to the Board on non-executive director compensation. In 2019, FW Cook was paid fees of $328,133 for advice regarding executive compensation. Pursuant to SEC and NYSE rules, the Compensation Committee assessed the independence of FW Cook most recently in January 2020 and determined that FW Cook is independent from Citi management and that its work for the Compensation Committee has not raised any conflicts of interest.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	97

Risk and Citi’s Incentive Compensation Programs

Our compensation programs are designed in accordance with our responsibility to assume only risks that are prudent and well-understood and to effectively manage those risks to protect the franchise. Our programs have the following important elements:

●	Our Compensation Philosophy requires us to consider risk management when making discretionary incentive compensation awards. Our Compensation Philosophy is available on our public website.
●	The Chief Risk Officer reports at least twice annually to the Compensation Committee on risk levels and trends across Citi, as well as incentive compensation frameworks at the senior executive level and throughout Citi. The Chief Risk Officer has reviewed our executive compensation Framework to help ensure that compensation is aligned with long-term performance in a manner that does not encourage imprudent or excessive risk-taking.
●	Citi’s executive compensation Framework explicitly and implicitly adjusts incentive awards for risk. Citi’s executive compensation Framework takes risk into account in a number of ways, including:
➢using financial metrics intended to assess risk levels as an element of each executive’s financial goals;
➢evaluating risk management performance, including effectiveness of the control environment, as part of the non-financial goals; and
➢taking adverse risk outcomes into account when determining incentive compensation.

●	An assessment of risk management behaviors is taken into account in determining individual incentive awards. For individual covered employees (several hundred of the most senior employees at Citi), Citi has established an annual control function review process in which reviewers from the control functions provide an evaluation of each covered employee’s risk behaviors. The control functions are Finance, Independent Compliance Risk Management, Independent Risk Management, Internal Audit, and Legal. The process is designed to evaluate current behavior and attitudes toward risk. The rating from the control function review process informs and influences the covered employee’s performance review conducted by the employee’s manager, and the results of the process are reported to the Compensation Committee. We believe this process has improved awareness of the importance of risk management behaviors and has resulted in the strengthening of Citi’s risk culture. The named executive officers were evaluated on risk behaviors by Citi’s control functions through this annual control function review process, and these reviews resulted in positive ratings or assessments on risk behaviors for the named executive officers. The positive ratings were not determinative of the size of the annual incentive awards for 2019, as a positive rating on risk behaviors is an expected element of job performance in all covered employee roles. A negative risk rating on risk behaviors would have resulted in a reduction in incentive compensation awarded for 2019 or termination of employment, resulting in the elimination of incentive compensation.
●	Annual incentive awards to covered employees, including the named executive officers, have design features intended to discourage imprudent or excessive risk-taking. Through a systematic annual process, Citi identifies the inherent material risks to the firm and then identifies employees with influence over those risks as covered employees. The compensation structure for covered employees, including the named executive officers, includes substantial deferrals and clawbacks intended to cover a range of behaviors. Furthermore, performance-based vesting criteria are a part of all deferred incentive compensation awarded to covered employees.
●	Citi has a strong global governance process covering Citi’s incentive compensation plans. Citi’s formulaic incentive compensation plans, including its sales incentive plans, provide variable compensation to a broad-based population of employees predominantly in Global Consumer Banking. The plans are administered through a global governance process that is designed to eliminate incentives to engage in illegal or imprudent conduct or take imprudent or excessive risks. As part of this governance process, all of Citi’s incentive compensation plans throughout the world are analyzed through a central risk management model developed and administered by a third-party consultant with input from Citi. Six potential sources of risk are assessed: incentive program design, misalignment with Citi’s strategy and goals, pay opportunity offered by the plan, payout approval process, extent of monitoring as part of plan governance, and risks associated with plan administration. Plans are remediated based on the results of the risk assessment, if appropriate. This global governance model ensures that best practices are communicated and shared throughout Citi.

(continued on next page)

www.citigroup.com

98	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

●	Consideration of regulatory matters. The Compensation Committee considers regulatory matters when awarding executive incentive compensation, and regulatory-related goals are cascaded to other employee performance evaluations as appropriate to the applicable roles throughout Citi.
●	Clawbacks applicable to Performance Share Units, Deferred Stock Awards, and Deferred Cash Awards. Citi’s robust clawback policies are applicable to incentive awards to the named executive officers and all other eligible employees. The clawback provisions provide Citi with the right to cancel unvested deferred incentive compensation under a range of adverse outcomes and are summarized in the table below:

APPLICABLE CLAWBACK POLICY	POTENTIAL TRIGGER	PERFORMANCE SHARE UNITS	DEFERRED STOCK AWARDS	DEFERRED CASH AWARDS
General	Misconduct or materially imprudent judgment that caused harm to any of Citi’s business operations, or that resulted or could result in regulatory sanctions, including either failure to supervise employees who engaged in such behavior or failure to escalate such behavior.
Material Adverse Outcome	Significant responsibility for a Material Adverse Outcome (MAO).
Citi	Award received based on materially inaccurate publicly reported financial statements.
Citi	Employee knowingly engaged in providing materially inaccurate information relating to publicly reported financial statements.
Citi	Material violation of any risk limits established or revised by senior management and/or risk management.
Citi	Gross misconduct.
Sarbanes-Oxley	Intentional misconduct or fraud that requires a financial restatement.

To comply with U.K. and E.U. regulatory guidance, additional clawbacks are applicable to Mr. Ybarra’s incentive awards, which are comprised of Deferred Stock Awards and Deferred Cash Awards.

At a minimum, Citi will consider whether a Material Adverse Outcome has occurred and the potential impact on Performance Share Units and Deferred Cash Awards if there is an annual pretax loss at any of the following three reportable financial segments: Citigroup (the entire company), Global Consumer Banking, and the Institutional Clients Group. Citi will also consider making public disclosures whenever a decision has been made to cancel deferred compensation payable to an executive officer because he or she had significant responsibility for a Material Adverse Outcome or otherwise.

Tax Deductibility of and Limits on Incentive Compensation

Annual incentive awards for 2019 were awarded to named executive officers under the 2011 Executive Performance Plan (the EPP). The EPP was originally adopted to preserve the deductibility of incentive compensation paid to the named executive officers that might otherwise not be deductible under Section 162(m) of the Internal Revenue Code. However, Tax Reform amended Section 162(m) of the Internal Revenue Code by removing the exception for qualified performance-based compensation and expanding it to cover the CFO, thereby reducing the potential for deductible executive compensation for 2018 and later years. Further, once a Citi employee is considered a “covered employee” under Section 162(m) of the Internal Revenue Code, that person will remain a “covered employee” so long as the person receives compensation from Citi. While Citi has sought to preserve deductibility of compensation paid to the named executive officers to the extent permitted by law, Citi has retained the flexibility to provide nondeductible compensation arrangements it believes are necessary to recruit, incentivize, and retain its executives.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	99

Citi does not intend to change its pay-for-performance approach to awarding executive pay even though Tax Reform eliminated the tax benefits of awarding qualified performance-based compensation. Accordingly, the Compensation Committee awarded named executive officer incentive compensation for 2019 performance under the EPP and subject to its limits on executive compensation. The EPP specifies a maximum amount that can be awarded to a participant for any year based on Citigroup’s income from continuing operations before income taxes. The amount of annual incentive actually awarded for the year, however, is determined by the Compensation Committee, applying the executive compensation Framework described in this Compensation Discussion and Analysis and subject to the condition that Citi may pay less (but not more) than the maximum. For 2019, the Compensation Committee certified the maximum amount payable under the EPP as $47.8 million per executive (0.2% of Citigroup pretax earnings) and exercised its negative discretion to award lesser amounts under the plan. In addition to this limit on total incentive pay, the EPP limits the annual cash bonus portion of individual executive officer incentive pay to $20 million.

The Personnel and Compensation Committee Report

The Personnel and Compensation Committee has evaluated the performance of and determined the compensation for the CEO, approved the compensation of executive officers, and approved the compensation structure for other members of senior management and other highly compensated employees. The Personnel and Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with members of senior management and, based on this review, the Personnel and Compensation Committee recommended to the Board of Directors of Citigroup Inc. that the Compensation Discussion and Analysis be included in Citi’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A filed with the SEC.

The Personnel and Compensation Committee:

Duncan P. Hennes (Chair)
John C. Dugan
Lew W. (Jay) Jacobs, IV
Gary M. Reiner
Diana L. Taylor

Dated: March 6, 2020

www.citigroup.com

100	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

2019 Summary Compensation Table and Compensation Information

2019 Summary Compensation Table

The following table shows the compensation for 2019 and applicable prior years for Citi’s CEO, CFO, and the three other most highly compensated executive officers as of December 31, 2019. In addition, SEC rules require the disclosure of 2019 compensation for three former Citi executives. These eight individuals are referred to as Citi’s named executive officers.

Name and Principal Position(1)	Year	Salary ($)		Bonus(2) ($)	Stock Awards(3) ($)		Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Michael Corbat CEO	2019	$1,500,000		$6,750,000	$17,237,115		$0	$4,846	$16,800	$25,508,761
	2018	$1,500,000		$6,750,000	$15,912,666		$0	$4,548	$16,500	$24,183,714
	2017	$1,500,000		$6,450,000	$9,831,752		$0	$3,731	$16,200	$17,801,683
Mark Mason(7) CFO	2019	$496,301		$4,041,481	$1,657,500		$1,537,803	$1,722	$16,800	$7,751,607

Jane Fraser President, Citi; CEO, Global Consumer Banking	2019	$500,000		$4,800,000	$11,995,705	(8)	$1,276	$0	$16,800	$17,313,781
	2018	$500,000		$3,500,000	$5,075,136		$398,854	$0	$16,500	$9,490,490
	2017	$500,000		$3,200,000	$4,454,386		$452,764	$0	$20,265	$8,627,415
Paco Ybarra(7) CEO, Institutional Clients Group	2019	$6,423,980	(9)	$0	$4,581,107		$2,740,779	$46,188	$21,972	$13,814,026

Bradford Hu(7) Chief Risk Officer	2019	$500,000		$3,000,000	$4,924,890		$613	$0	$16,800	$8,442,303

John Gerspach Former CFO	2019	$157,260		$0	$7,551,498		$0	$46,539	$16,800	$7,772,097
	2018	$500,000		$4,600,000	$6,661,116		$0	$0	$16,500	$11,777,616
	2017	$500,000		$4,200,000	$5,116,524		$0	$79,241	$16,200	$9,911,965
James Forese Former President, Citi; Former CEO, Institutional Clients Group	2019	$278,082		$0	$12,804,714		$0	$4,377	$16,800	$13,103,973
	2018	$500,000		$7,800,000	$12,370,644		$0	$4,151	$16,500	$20,691,295
	2017	$500,000		$7,800,000	$8,908,771		$2,611	$1,524	$16,200	$17,229,106
Stephen Bird Former CEO, Global Consumer Banking	2019	$500,000		$4,740,000	$7,223,172		$0	$0	$16,800	$12,479,972
	2018	$500,000		$4,400,000	$6,343,920		$0	$0	$16,500	$11,260,420
	2017	$500,000		$4,000,000	$5,116,751		$1,250	$0	$3,143,844	$12,761,845

(1)	The principal position for each named executive officer is the position he or she held on December 31, 2019. Mr. Gerspach, Mr. Forese, and Mr. Bird were not Citi executive officers at December 31, 2019, but their 2019 and prior-year compensation is required to be disclosed under SEC rules.
● Mr. Gerspach was Citi CFO through February 23, 2019, when Mr. Mason assumed the role.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	101

● Mr. Forese was President of Citi and CEO of the Institutional Clients Group through April 30, 2019, when Mr. Ybarra became CEO of the Institutional Clients Group. No President of Citi was appointed at that time.
● Mr. Bird was CEO of Global Consumer Banking through October 24, 2019, when Ms. Fraser assumed that role and also became President of Citi. Prior to those appointments, Ms. Fraser was CEO of Citi’s Latin America region.

(2)	Amounts in this column show cash bonuses for service in the listed year.
(3)	In accordance with SEC rules, the amounts in this column for 2019 are the aggregate grant date fair values of Performance Share Units and Deferred Stock Awards awarded during 2019 under the 2019 Stock Incentive Plan or the 2014 Stock Incentive Plan, even where performance related to 2018. SEC rules require the presentation of equity awards granted during calendar year 2019, not equity awards made in respect of performance in 2019. The separate grant date value of each award shown in the Stock Award column is disclosed in the 2019 Grants of Plan-Based Awards Table. The aggregate grant date fair values of the awards shown in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The assumptions made, if any, when calculating the amounts in this column are found in Note 7 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2019. The amounts reported in the Summary Compensation Table for the Performance Share Units are the values at the grant date as determined in accordance with ASC 718, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amounts of the awards made by the Compensation Committee, which are divided by the Citi common stock price as determined on the grant date to yield a target number of Performance Share Units. The values of the Performance Share Units at the 2019 grant date awarded for 2018 performance and shown in the 2019 Summary Compensation Table, assuming that the highest levels of performance conditions are achieved, are: Mr. Corbat, $11,812,500; Ms. Fraser, $3,937,500; Mr. Hu, $3,375,500; Mr. Gerspach, $5,175,000; Mr. Forese, $8,775,000; and Mr. Bird, $4,950,000.
(4)	The amounts shown in the Non-Equity Incentive Plan Compensation column represent the amount of each Deferred Cash Award considered earned in the applicable year even though the awards were granted in prior years in respect of prior-year service. Deferred Cash Awards are granted to executives who are not eligible for Performance Share Units, which are awarded only to the CEO and executives who report directly to him. The terms of Deferred Cash Awards are detailed on page 96. The amounts shown in the Non-Equity Incentive Plan Compensation column for 2019 include the following notional interest amounts: Mr. Mason, $119,053; Ms. Fraser, $1,276; Mr. Ybarra, $109,161; and Mr. Hu, $613. Ms. Fraser’s and Mr. Ybarra’s Deferred Cash Awards are denominated in British pounds because they were awarded for years in which they were employed in London. The amounts presented in the table for Ms. Fraser and Mr. Ybarra are shown as converted from British pounds to U.S. dollars at the December 31, 2019, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.32475 U.S. dollars).
(5)	These amounts represent the increases in the present value of pension benefits, as more fully described in the 2019 Pension Benefits Table. The value of Mr. Gerspach’s benefit under The Citigroup Pension Plan increased by $27,192, and the value of his benefit under the Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates increased by $19,347. The amount of each named executive officer’s above-market or preferential earnings on compensation that was deferred on a basis that was not tax-qualified was $0. Ms. Fraser, Mr. Hu, and Mr. Bird have never been eligible to participate in a defined benefit pension plan under the terms of Citi’s broad-based retirement programs in effect in their employment countries; they have participated only in defined contribution retirement plans since the commencement of their Citi employment.
(6)	Set forth below is a breakdown of All Other Compensation for 2019 (including personal benefits):

Name	Employer Retirement Plan Contribution ($)	Tax Reimbursement Costs ($)	Temporary Living and Home Leave Costs ($)	Housing and Cost of Living Differential ($)	Relocation Expenses ($)	Total ($)
Michael Corbat	$16,800	$0	$0	$0	$0	$16,800
Mark Mason	$16,800	$0	$0	$0	$0	$16,800
Jane Fraser	$16,800	$0	$0	$0	$0	$16,800
Paco Ybarra	$21,972	$0	$0	$0	$0	$21,972
Bradford Hu	$16,800	$0	$0	$0	$0	$16,800
John Gerspach	$16,800	$0	$0	$0	$0	$16,800
James Forese	$16,800	$0	$0	$0	$0	$16,800
Stephen Bird	$16,800	$0	$0	$0	$0	$16,800

Except for Mr. Ybarra, the named executive officers received 401(k) plan matching contributions pursuant to the formula applicable to all eligible U.S. employees.

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102	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Mr. Ybarra has opted out of Citi’s U.K. broad-based retirement plans pursuant to a choice offered to all similarly situated U.K. employees. The amount in the table is a taxable cash payment in lieu of an employer contribution to a broad-based retirement plan and is determined according to a generally applicable formula. The amount for Mr. Ybarra is shown as converted from British pounds to U.S. dollars at the December 31, 2019, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.32475 U.S. dollars).
Mr. Bird had no expatriate benefits for 2019 or 2018 but had tax equalization benefits for 2017 related to his service in 2016. He moved from Hong Kong to New York on an expatriate assignment effective July 1, 2015, with benefits provided under the general terms of Citi’s Expatriate Program. Mr. Bird’s expatriate assignment ended on December 31, 2016, at which time he became a U.S. local employee. Mr. Bird was not eligible for expatriate benefits for service after 2016. The benefits made available to Mr. Bird were fully in accordance with Citi’s Expatriate Program and are generally available to similarly situated employees who accept assignments outside their home countries. The Expatriate Program enables Citi to quickly fill specific business needs through relocating employees for a transitional period and neutralizing the tax and other personal financial consequences of the move. The tax equalization benefits were intended to limit Mr. Bird’s tax liabilities and related expenses to what they would have been had he remained employed in Hong Kong in 2016 and, as such, are not additional incentive compensation.
Mr. Corbat has reimbursed Citi for his personal use of corporate aircraft pursuant to an Aircraft Time Sharing Agreement with Citigroup Inc. For additional disclosure regarding the use of corporate aircraft, see page 40 of this Proxy Statement.
(7)	2017 and 2018 compensation amounts for Mr. Mason, Mr. Ybarra, and Mr. Hu are not required to be disclosed because they were not named executive officers for those years.
(8)	The amount shown is the sum of three awards: the Deferred Stock Award and Performance Share Units awarded for 2018 performance ($2,625,000 and $3,120,705, respectively), plus the Deferred Stock Award component ($6,250,000) of the one-time deferred incentive award granted to Ms. Fraser, as described on pages 84-85.
(9)	The Salary column shows base salary plus a fixed role-based allowance delivered in cash to Mr. Ybarra. Role-based allowances within the U.K. are awarded based on certain guidelines related to the significance of the role. Mr. Ybarra’s base salary and role-based allowance are paid in British pounds, and the total is shown as converted from British pounds to U.S. dollars at an average 2019 conversion rate (1 British pound = 1.27621 U.S. dollars). Mr. Ybarra’s entire annual incentive award is deferred, consistent with Citi’s overall approach to compliance with U.K. and E.U. regulatory guidance.

2019 Grants of Plan-Based Awards

The table below provides information regarding awards granted by the Compensation Committee to the named executive officers in 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock Awards(1) ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Michael Corbat	2/14/2019	—	—		—	0	126,145	(2)	126,145	$7,875,000
	2/14/2019	—	—		—	0	126,145	(3)	189,217	$9,362,115
Mark Mason	2/14/2019	—	—		—	0	26,550	(2)	26,550	$1,657,500
	2/14/2019	$0	$1,811,697	(4)	$1,811,697	—	—		—	—
Jane Fraser	2/14/2019	—	—		—	0	42,048	(2)	42,048	$2,625,000
	2/14/2019	—	—		—	0	42,048	(3)	63,072	$3,120,705
	11/25/2019	—	—		—	0	84,027	(5)	84,027	$6,250,000
	11/25/2019	$0	$6,250,000	(5)	$6,250,000	—	—		—	—
Paco Ybarra	2/14/2019	—	—		—	0	79,729	(2)	79,729	$4,581,107
	2/14/2019	$0	$4,417,897	(4)(6)	$4,417,897	—	—		—	—

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	103

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock Awards(1) ($)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Bradford Hu	2/14/2019	—	—		—	0	36,041	(2)	36,041	$2,250,000
	2/14/2019	—	—		—	0	36,041	(3)	54,061	$2,674,890
John Gerspach	2/14/2019	—	—		—	0	55,263	(2)	55,263	$3,450,000
	2/14/2019	—	—		—	0	55,263	(3)	82,894	$4,101,498
James Forese	2/14/2019	—	—		—	0	93,707	(2)	93,707	$5,850,000
	2/14/2019	—	—		—	0	93,707	(3)	140,560	$6,954,714
Stephen Bird	2/14/2019	—	—		—	0	52,860	(2)	52,860	$3,300,000
	2/14/2019	—	—		—	0	52,860	(3)	79,290	$3,923,172
	11/8/2019	$0	$7,515,320	(7)	$7,515,320	—	—		—	—

(1)	The assumptions used in determining grant date fair value are the same as those set forth in footnote 3 to the 2019 Summary Compensation Table. These amounts do not necessarily represent the actual value that may be realized by the named executive officer. The amounts reported in the 2019 Grants of Plan-Based Awards Table for the Performance Share Units are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the nominal amount of the awards made by the Compensation Committee, which is divided by the Citi common stock price as determined on the grant date to yield a target number of Performance Share Units.
(2)	These Deferred Stock Awards were granted under the 2014 Stock Incentive Plan for performance in 2018. More detailed information about the terms of these awards appears on page 95.
(3)	These awards are Performance Share Units for performance in 2018. More detailed information about the terms of these awards appears on page 94, except that the performance metrics for these awards are as follows:

RoTCE for 2021	Percent of Target PSUs Earned	Cumulative EPS, 2019-2021	Percent of Target PSUs Earned
Less than 10%	0%	Less than $22.50	0%
10%	50%	$22.50	50%
14%	100%	$26.25	100%
16% or more	150%	$29.00 or more	150%

(4)	These Deferred Cash Awards were granted under the Deferred Cash Award Plan for performance in 2018 to executives who were ineligible for Performance Share Units because they did not report directly to the CEO at the time of grant. More detailed information about the terms of these awards appears on page 96. The target and maximum award amounts include notional interest at the annual rate of 3.59%, where permitted by applicable law or regulatory guidance.
(5)	The Compensation Committee granted a one-time deferred incentive award to Ms. Fraser on November 25, 2019, as described in more detail on pages 84-85. Half the award was granted as a Deferred Stock Award under the 2019 Stock Incentive Plan and half as a Deferred Cash Award under the Deferred Cash Award Plan, in each case vesting in four equal annual installments beginning on November 20, 2020. The terms of the awards are the same as the Deferred Stock Awards and Deferred Cash Awards granted as annual incentives and described on pages 95-96, except that a) the unvested portion of the one-time deferred incentive award is forfeited if Ms. Fraser is not employed by Citi on the applicable vesting date for any reason, and b) the Deferred Cash Award included in the one-time award does not bear notional interest.
(6)	Mr. Ybarra’s Deferred Cash Award is denominated in British pounds because it was awarded while Mr. Ybarra was employed in London. The amounts presented above for Mr. Ybarra are shown as converted from British pounds to U.S. dollars at the December 31, 2019, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.32475 U.S. dollars).
(7)	The Compensation Committee granted Mr. Bird’s entire incentive compensation award for performance in 2019 as a Deferred Cash Award, consistent with Citi’s practice of not awarding equity to individuals who are not Citi employees on the February 13, 2020, equity grant date. This Deferred Cash Award was granted under the Deferred Cash Award Plan and its terms are described on page 96. The amount shown in the table includes notional interest at the annual rate of 2.23%.

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104	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year End

The market values below were computed using the closing price of Citi common stock on December 31, 2019, which was $79.89. None of the named executive officers held any stock options on December 31, 2019.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael Corbat	2/16/2016	30,364	(1)	$2,425,780	—		—
	2/16/2017	—		—	41,642	(2)	$3,326,779
	2/16/2017	101,649	(3)	$8,120,739	—		—
	2/15/2018	—		—	75,816	(4)	$6,056,940
	2/15/2018	—		—	101,088	(5)	$8,075,920
	2/14/2019	—		—	126,145	(6)	$10,077,724
	2/14/2019	—		—	126,145	(7)	$10,077,724
Mark Mason	2/16/2016	8,392	(1)	$670,437	—		—
	2/16/2017	—		—	10,570	(2)	$844,437
	2/15/2018	—		—	15,415	(4)	$1,231,504
	2/14/2019	—		—	26,550	(6)	$2,121,080
Jane Fraser	2/16/2016	14,201	(1)	$1,134,518	—		—
	2/16/2017	—		—	18,866	(2)	$1,507,205
	2/16/2017	46,053	(3)	$3,679,174	—		—
	2/15/2018	—		—	24,180	(4)	$1,931,740
	2/15/2018	—		—	32,240	(5)	$2,575,654
	2/14/2019	—		—	42,048	(6)	$3,359,215
	2/14/2019	—		—	42,048	(7)	$3,359,215
	11/25/2019	—		—	84,027	(8)	$6,712,917
Paco Ybarra	2/16/2017	—		—	44,500	(9)	$3,555,105
	2/15/2018	—		—	58,186	(10)	$4,648,480
	2/14/2019	—		—	79,729	(11)	$6,369,549
Bradford Hu	2/16/2016	8,139	(1)	$650,225	—		—
	2/16/2017	—		—	14,086	(2)	$1,125,331
	2/16/2017	34,384	(3)	$2,746,938	—		—
	2/15/2018	—		—	19,656	(4)	$1,570,318
	2/15/2018	—		—	26,209	(5)	$2,093,837
	2/14/2019	—		—	36,041	(6)	$2,879,315
	2/14/2019	—		—	36,041	(7)	$2,879,315
John Gerspach	2/16/2016	17,206	(1)	$1,374,587	—		—
	2/16/2017	—		—	21,671	(2)	$1,731,296
	2/16/2017	52,899	(3)	$4,226,101	—		—
	2/15/2018	—		—	31,736	(4)	$2,535,389
	2/15/2018	—		—	42,315	(5)	$3,380,545
	2/14/2019	—		—	55,263	(6)	$4,414,961
	2/14/2019	—		—	55,263	(7)	$4,414,961
James Forese	2/16/2016	31,383	(1)	$2,507,188	—		—
	2/16/2017	—		—	37,733	(2)	$3,014,489
	2/16/2017	92,106	(3)	$7,358,348	—		—
	2/15/2018	—		—	58,940	(4)	$4,708,717
	2/15/2018	—		—	78,586	(5)	$6,278,236
	2/14/2019	—		—	93,707	(6)	$7,486,252
	2/14/2019	—		—	93,707	(7)	$7,486,252

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	105

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen Bird	2/16/2016	16,193	(1)	$1,293,659	—		—
	2/16/2017	—		—	21,672	(2)	$1,731,376
	2/16/2017	52,901	(3)	$4,226,261	—		—
	2/15/2018	—		—	30,225	(4)	$2,414,675
	2/15/2018	—		—	40,300	(5)	$3,219,567
	2/14/2019	—		—	52,860	(6)	$4,222,985
	2/14/2019	—		—	52,860	(7)	$4,222,985

(1)	This Deferred Stock Award granted on February 16, 2016, vested in four equal annual installments beginning on January 20, 2017, subject to a performance-based vesting condition described on page 95.
(2)	This Deferred Stock Award granted on February 16, 2017, vests in four equal annual installments beginning on January 20, 2018, subject to a performance-based vesting condition described on page 95.
(3)	This Performance Share Unit award granted on February 16, 2017, vested in three equal annual installments beginning on January 20, 2018, subject to performance conditions based on return on tangible common equity and cumulative earnings per share. The value of earned Performance Share Units is delivered in full after the end of the three-year performance period. Based on attainment of the performance metric of the award, 122.1% of the target number of units was delivered to each executive. The performance period for the award ended on December 31, 2019. The table presents the award values at December 31, 2019; the values of the awards on the 2020 delivery date are different and were determined using an average Citi common stock price as of the final vesting date (January 20, 2020), such that the realized values of the awards (including accrued dividend equivalents) were as follows: Mr. Corbat, $8,616,426; Ms. Fraser, $3,903,769; Mr. Hu, $2,914,639; Mr. Gerspach, $4,484,059; Mr. Forese, $7,807,537; and Mr. Bird, $4,484,258.
(4)	This Deferred Stock Award granted on February 15, 2018, vests in four equal annual installments beginning on January 20, 2019, subject to a performance-based vesting condition described on page 95.
(5)	This Performance Share Unit award granted on February 15, 2018, vests in three equal annual installments beginning on January 20, 2019, subject to performance conditions based on return on tangible common equity and cumulative earnings per share. The value of earned Performance Share Units is delivered in full after the end of the three-year performance period. The table includes the entire value of Performance Share Units assuming that 100% of target for both performance metrics is achieved and the Citi common stock price at December 31, 2019, remains unchanged through the end of the performance period in 2020.
(6)	This Deferred Stock Award granted on February 14, 2019, vests in four equal annual installments beginning on January 20, 2020, subject to a performance-based vesting condition described on page 95.
(7)	This Performance Share Unit award granted on February 14, 2019, vests in three equal annual installments beginning on January 20, 2020, subject to performance conditions based on return on tangible common equity and cumulative earnings per share. The value of earned Performance Share Units is delivered in full after the end of the three-year performance period. The table includes the entire value of Performance Share Units assuming that 100% of target for both performance metrics is achieved and the Citi common stock price at December 31, 2019, remains unchanged through the end of the performance period in 2021.
(8)	This Deferred Stock Award granted on November 25, 2019, vests in four equal annual installments beginning on November 20, 2020, subject to a performance-based vesting condition described on page 95.
(9)	This Deferred Stock Award granted on February 16, 2017, vests in five equal annual installments beginning on February 20, 2018, subject to a performance-based vesting condition described on page 95 and a six-month holdback period after each vesting date.

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106	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

(10)	This Deferred Stock Award granted on February 15, 2018, vests in five equal annual installments beginning on February 20, 2019, subject to a performance-based vesting condition described on page 95 and a six-month holdback period after each vesting date.
(11)	This Deferred Stock Award granted on February 14, 2019, vests in five equal annual installments beginning on February 20, 2020, subject to a performance-based vesting condition described on page 95 and a six-month holdback period after each vesting date.

Option Exercises and Stock Vested in 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael Corbat	—	—	194,371	$11,493,938
Mark Mason	—	—	25,025	$1,579,597
Jane Fraser	—	—	87,965	$5,190,038
Paco Ybarra	—	—	63,976	$4,118,803
Bradford Hu	—	—	52,551	$3,109,409
John Gerspach	—	—	106,155	$6,261,499
James Forese	—	—	193,456	$11,410,162
Stephen Bird	—	—	102,054	$6,028,494

(1)	The values in the Stock Awards column reflect Deferred Stock Awards and Performance Share Units that were delivered to the named executive officers in 2019.

2019 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Michael Corbat	The Citigroup Pension Plan	24.4	$127,723	$0
Mark Mason	The Citigroup Pension Plan	6.0	$46,367	$0
Jane Fraser	—	—	—	—
Paco Ybarra	The Retirement Plan for Specified Non-United States International Staff of Citibank, N.A. and Participating Companies (International Staff Plan)	13.8	$409,475	$0
Bradford Hu	—	—	—	—
John Gerspach(2)	The Citigroup Pension Plan	17.7	$0	$551,681
	Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates (Pay Cap Plan)	11.7	$0	$364,540
James Forese	The Citigroup Pension Plan	24.5	$116,008	$0
Stephen Bird	—	—	—	—

(1)	The mortality table, plan discount rate, interest crediting rate, and payment form assumptions used in determining the present value of The Citigroup Pension Plan, International Staff Plan, and Pay Cap Plan benefits are the same as the year-end 2019 assumptions used to prepare Note 8 to the Consolidated Financial Statements of Citigroup Inc. and its subsidiaries, as filed with the SEC on Form 10-K for 2019. Benefits in the 2019 Pension Benefits Table have been calculated using a normal retirement age of 65, as defined in the plans.
(2)	Mr. Gerspach has more years of credited service under The Citigroup Pension Plan than under the Pay Cap Plan because benefit accruals under the Pay Cap Plan ceased before benefit accruals under The Citigroup Pension Plan ceased.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	107

Citi’s policy is that executives should accrue retirement benefits on the same basis generally available to Citi employees under Citi’s broad-based, tax-qualified retirement plans. Citi has not granted extra years of credited service under any retirement plan to any of the named executive officers. Ms. Fraser, Mr. Hu, and Mr. Bird have never been eligible to participate in a defined benefit pension plan under the terms of Citi’s broad-based retirement programs in effect in their employment countries; they have participated only in defined contribution retirement plans since the commencement of their employment at Citi.

The following describes the pension plans listed in the 2019 Pension Benefits Table.

The Citigroup Pension Plan. The purpose of this broad-based, tax-qualified retirement plan is to provide retirement income on a tax-deferred basis to all eligible U.S. employees. Effective December 31, 2006, The Citigroup Pension Plan was closed to new members and generally ceased benefit accruals effective December 31, 2007. Mr. Corbat, Mr. Mason, Mr. Gerspach, and Mr. Forese are eligible for benefits under this plan, and in 2019, Mr. Gerspach elected a single sum distribution of his entire accrued benefit under this plan. Mr. Corbat’s, Mr. Mason’s, and Mr. Forese’s entire benefits are cash balance benefits, and Mr. Gerspach accrued a cash balance benefit from 2000 through 2007.

The Citigroup Pension Plan cash balance benefit is expressed as a hypothetical account balance. Prior to January 1, 2008, the plan generally provided for the annual accrual of benefit credits for most of the covered population, including the covered named executive officers, at a rate between 1.5% and 6% of eligible compensation; the benefit credit rate increased with age and service. Eligible compensation generally included base salary and incentive awards, but excluded compensation payable after termination of employment, certain non-recurring payments, and other benefits. Annual eligible compensation was limited by the Internal Revenue Code to $225,000 for 2007 (the final year of cash balance benefit accrual). Interest credits continue to be applied annually to each participant’s account balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service).

Prior to 2000, Mr. Gerspach accrued a benefit under the Citibank Retirement Plan formula, which is a component of The Citigroup Pension Plan. That formula generally provided for an annual benefit of 2% of annual average compensation per year of service for up to 30 years of credited service plus 0.75% of average annual compensation for up to an additional five years of credited service, reduced by an offset based on an estimated Social Security benefit. Annual compensation included base salary and excluded bonus and incentive pay, and average annual compensation was the average of the five highest years of annual compensation out of the final 10 annual computation periods. Annual compensation was also subject to limits imposed by the Internal Revenue Code.

Benefits under The Citigroup Pension Plan are payable in annuity form or in other optional forms, including a lump sum, upon termination of employment. The Citigroup Pension Plan’s normal retirement age is 65. The portion of an eligible participant’s benefit determined under the Citibank Retirement Plan formula may be paid upon early retirement, which is defined for this purpose as the first day of the month after the later of the participant’s 55th birthday or the date on which the participant completes a year of service (as defined in the plan). Mr. Gerspach attained eligibility for early retirement, and there was no reduction in his benefits attributable to early retirement under the terms of the plan because he attained age 60 while employed.

The Retirement Plan for Specified Non-United States International Staff of Citibank, N.A. and Participating Companies (International Staff Plan). The International Staff Plan is an unfunded, nonqualified deferred compensation plan that was offered to a select group of management or highly compensated employees. The International Staff Plan provided a retirement benefit to internationally mobile staff participating in the Citi Expatriate Program who, due to their mobile status, were ineligible for any other Citi defined benefit retirement plan. Benefits mirrored the Citibank Retirement Plan and, after 1999, The Citigroup Pension Plan. The International Staff Plan closed to new members and generally ceased benefit accruals effective December 31, 2007, like The Citigroup Pension Plan.

Mr. Ybarra accrued benefits under the International Staff Plan from 1994 through 2007. From 1994 through 1999, Mr. Ybarra accrued an International Staff Plan benefit determined using the Citibank Retirement Plan formula described above, and from 2000 through 2007, Mr. Ybarra accrued an International Staff Plan benefit

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108	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

determined using The Citigroup Pension Plan cash balance benefit formula previously described. Limits on eligible compensation and benefits imposed by the Internal Revenue Code on tax-qualified retirement plans generally did not apply to International Staff Plan benefit accruals because the International Staff Plan is nonqualified; however, the International Staff Plan was amended over time to include certain limits. Effective January 1, 2000, eligible compensation under the International Staff Plan was limited to $500,000, and effective January 1, 2002, the limit on eligible compensation imposed by the Internal Revenue Code applied to International Staff Plan benefit accruals.

Mr. Ybarra is eligible for early retirement under the Citibank Retirement Plan formula, meaning that he is eligible for a benefit, actuarially reduced for early commencement, under the International Staff Plan commencing upon his termination of employment. He is eligible for an unreduced benefit commencing immediately if he terminates employment after attaining age 60, or, if he terminates employment before age 60, he is eligible for an unreduced benefit commencing at age 65. The International Staff Plan offered lump sum and life annuity distribution options to participants.

Supplemental ERISA Compensation Plan of Citibank, N.A. and Affiliates (Pay Cap Plan). The Pay Cap Plan is an unfunded, nonqualified deferred compensation plan offered to a select group of management or highly compensated employees. The Pay Cap Plan provided benefits not otherwise provided under The Citigroup Pension Plan because of limits imposed by the Internal Revenue Code on eligible pay and benefits. To the extent that a participant’s benefit was determined under the cash balance formula in The Citigroup Pension Plan, eligible compensation under the Pay Cap Plan was limited to $500,000 beginning January 1, 2000. Future benefit accruals under the Pay Cap Plan ceased effective January 1, 2002, for most participants in the plan, including Mr. Gerspach. In 2019, Mr. Gerspach elected a single sum distribution of his entire accrued benefit under this plan.

2019 Nonqualified Deferred Compensation

Name and Plan	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)
Michael Corbat	—	—	—	—	—
Mark Mason	—	—	—	—	—
Jane Fraser	—	—	—	—	—
Paco Ybarra	—	—	—	—	—
Bradford Hu	—	—	—	—	—
John Gerspach Citicorp Deferred Compensation Plan	$0	$0	$537,500	$0	$2,356,539
James Forese	—	—	—	—	—
Stephen Bird	—	—	—	—	—

(1)	The amount reported as “Aggregate Earnings in Last Fiscal Year” was not required to be reported in the 2019 Summary Compensation Table.
(2)	The amount in the “Aggregate Balance at Last Fiscal Year End” column was not required to be reported in any prior year Summary Compensation Table.

The following is additional information on the plan shown in the 2019 Nonqualified Deferred Compensation Table.

Citicorp Deferred Compensation Plan. Mr. Gerspach participates in the Citicorp Deferred Compensation Plan, which was closed in 2001 and provided for mandatory and voluntary deferrals of compensation from 1996 through 2000 for employees of Citicorp. All mandatory deferrals under the Citicorp Deferred Compensation Plan have been distributed to participants, but voluntary deferrals are notionally invested at the participant’s election in one of six pre-determined investment alternatives. Participants may change investment elections up to four times per year. All amounts deferred under the Citicorp Deferred Compensation Plan are fully vested and are distributed in a lump sum or installments at the participant’s election upon termination at or after the attainment of age 55. Mr. Gerspach elected installments that commenced in 2020.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	109

Payments upon Termination or Change of Control

General Policies. Citi does not provide guaranteed executive severance or change of control agreements.

Potential Payments Table. Set forth below is a table showing the estimated value of outstanding awards that would have been delivered over time to each named executive officer employed by Citi on December 31, 2019, had the applicable employment termination or other event occurred on December 31, 2019 and assuming that all award vesting and performance conditions are satisfied. Unless the awards are forfeited, the awards shown in the Potential Payments Table vest on schedule following termination of employment and do not accelerate by their terms except in the case of death. The closing price of Citi’s common stock on December 31, 2019 ($79.89) was used in developing the estimates shown in the Potential Payments Table.

Name	Change of Control of Citigroup ($)	Termination for Gross Misconduct ($)	Involuntary Termination not for Gross Misconduct ($)	Voluntary Resignation or Retirement ($)	Death or Disability ($)
Michael Corbat
Deferred Stock Awards	$0	$0	$21,887,223	$21,887,223	$21,887,223
Performance Share Units(1)	$0	$0	$26,274,383	$26,274,383	$26,274,383
Deferred Cash Awards	$0	$0	$0	$0	$0
Mark Mason
Deferred Stock Awards	$0	$0	$4,867,458	$4,867,458	$4,867,458
Performance Share Units	$0	$0	$0	$0	$0
Deferred Cash Awards	$0	$0	$3,942,074	$3,942,074	$3,942,074
Jane Fraser
Deferred Stock Awards(2)	$0	$0	$7,932,678	$7,932,678	$7,932,678
Performance Share Units(1)	$0	$0	$9,614,043	$9,614,043	$9,614,043
Deferred Cash Awards(2)	$0	$0	$0	$0	$0
Paco Ybarra
Deferred Stock Awards	$0	$0	$14,573,134	$14,573,134	$14,573,134
Performance Share Units	$0	$0	$0	$0	$0
Deferred Cash Awards(3)	$0	$0	$11,073,637	$11,073,637	$11,073,637
Bradford Hu
Deferred Stock Awards	$0	$0	$6,225,189	$6,225,189	$6,225,189
Performance Share Units(1)	$0	$0	$7,720,090	$7,720,090	$7,720,090
Deferred Cash Awards	$0	$0	$0	$0	$0

(1)	The Potential Payments Table includes (a) the value of the Performance Share Units granted in February 2017 assuming that the Citi common stock price at December 31, 2019, remained unchanged through the final vesting date; and (b) the value of the Performance Share Units granted in February 2018 and February 2019 assuming that Performance Share Units are earned at 100% of target levels and that the Citi common stock price at December 31, 2019, remains unchanged through the final vesting date.
(2)	Ms. Fraser will forfeit the unvested portion of the one-time deferred incentive award if she terminates employment prior to the applicable vesting dates with Citi for any reason, including death or disability. Therefore, the value of the one-time deferred incentive award is not included in the amounts shown in this table.
(3)	Mr. Ybarra’s Deferred Cash Awards are denominated in British pounds because they were awarded for years in which he was employed in London. The amounts presented above for Mr. Ybarra are shown as converted from British pounds to U.S. dollars at the December 31, 2019, conversion rate used to prepare Citi’s financial statements (1 British pound = 1.32475 U.S. dollars).

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110	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

Former Executives. Mr. Gerspach and Mr. Forese did not enter into agreements with Citi when they retired from Citi employment and are not entitled to any severance payments or severance benefits under any agreement, plan, or policy. In addition to the benefits shown in the 2019 Pension Benefits Table and the 2019 Nonqualified Deferred Compensation Table, Mr. Gerspach and Mr. Forese are entitled to the outstanding Performance Share Units and Deferred Stock Awards shown in the Outstanding Equity Awards at 2019 Fiscal Year End Table and are not entitled to any other compensation from Citi. Those previously awarded Performance Share Units and Deferred Stock Awards will vest on schedule, subject to the terms and conditions of the awards, including forfeiture if the executive is employed by a “significant competitor.” Based on the assumptions set forth in footnote 1 to the Potential Payments Table, the value at December 31, 2019, of outstanding awards held by Mr. Gerspach is estimated to be $22,077,840, and the value of outstanding awards held by Mr. Forese estimated on the same basis is $38,839,482.

Citi entered into an agreement with Mr. Bird on November 8, 2019, in connection with his separation from employment. Mr. Bird is not entitled to any severance payments or severance benefits under that agreement or any other agreement, plan, or policy. The agreement referenced 2019 total compensation of $12,350,000, including an incentive award of $11,850,000, awarded by the Compensation Committee for 2019 performance for the reasons described in detail on page 92. The incentive award was granted 40% in a cash bonus, and the remaining 60% was granted as a Deferred Cash Award to be delivered in four equal annual installments beginning on January 20, 2021, consistent with the general deferral structure applicable to Citi senior executives. The award is subject to Mr. Bird’s compliance with restrictive covenants (including non-solicitation of Citi employees and clients for one year) set forth in the agreement and his executing and not revoking an effective general release of claims in favor of Citi. Mr. Bird will also continue to vest in the previously granted Performance Share Units and Deferred Stock Awards shown in the Outstanding Equity Awards at 2019 Fiscal Year-End Table, as required under the terms of those awards and subject to the terms and conditions of the awards. Based on the assumptions set forth in footnote 1 to the Potential Payments Table, the value of those previously granted outstanding equity awards is estimated to be $21,331,508 at December 31, 2019.

Deferred Stock Awards; Rule of 60. Deferred Stock Awards granted to the named executive officers under the 2019 Stock Incentive Plan and predecessor plans vest over a period of four or five years subject to performance conditions. Deferred Stock Awards provide for accelerated vesting if a participant dies but provide for vesting on schedule in all other circumstances in which vesting occurs after termination of employment. If a participant’s combined years of age and service meet the Rule of 60 at the time he or she voluntarily resigns, the participant’s Deferred Stock Awards will continue to vest on schedule over the vesting period, provided he or she does not work for a “significant competitor” during the vesting period. A participant meets the Rule of 60 if his or her age plus full years of service equals at least 60 and he or she either: (i) is at least age 50 with at least five full years of service; or (ii) is under age 50 with at least 20 full years of service. Partial years of age and service are each rounded down to the nearest whole number. In contrast, if a participant does not meet the Rule of 60 and voluntarily resigns, any unvested Deferred Stock Awards are forfeited, unless the participant becomes employed in an “alternative career.”

Under the “alternative career” provisions of Citi’s Deferred Stock Awards, employees may continue to vest in their deferred awards if they resign from Citi to work full-time in government or at a charitable organization or to teach full-time at an educational institution. All of the named executive officers had attained the Rule of 60 before December 31, 2019, so none of them are eligible for the “alternative career” provisions, and each of them would be eligible for continued vesting following resignation without regard to whether they pursued an “alternative career.”

Performance Share Units. Performance Share Units have the same vesting provisions covering termination of employment as those applicable to Citi’s Deferred Stock Awards, including the Rule of 60. Any named executive officer who meets the Rule of 60 will receive his or her earned Performance Share Units unless: (i) he or she voluntarily resigns during the performance period and performs services for a competitor, or (ii) he or she is terminated for gross misconduct (in which case the undelivered award is cancelled). If a named executive officer

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	111

who meets the Rule of 60 resigns and competes, at the end of the performance period, he or she will forfeit a prorated Performance Share Unit award, based on his or her service during the performance period. For example, if such a named executive officer resigns after the first year of the performance period to work for a competitor, he or she will receive one-third of the earned Performance Share Units after the end of the three-year performance period and the other two-thirds will be forfeited.

Deferred Cash Awards. Deferred Cash Awards have the same vesting provisions covering termination of employment as those applicable to Citi’s Deferred Stock Awards, including the Rule of 60.

“Double Trigger” Change of Control Requirement. Citi’s 2019 Stock Incentive Plan and its predecessor, the 2014 Stock Incentive Plan, have a “double trigger” requirement, which provides that an involuntary termination of employment not for gross misconduct must occur as a result of a “change of control” of Citi before any vesting of equity awards may occur in connection with the change of control. In addition, the Compensation Committee has a policy that equity awards granted to executive officers will not be accelerated solely by reason of a change of control of Citigroup Inc. The intent of the policy is for such a change of control to have no impact on the applicable awards. The same change of control provisions apply to Citi’s Performance Share Units and Deferred Cash Awards.

Under the 2019 Stock Incentive Plan, a “change of control” means: (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc. or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction. The 2014 Stock Incentive Plan had the same provision.

Management Analysis of Potential Adverse Effects of Compensation Plans

Citi has adopted multiple coordinated strategies to manage the risk of material adverse effects to the franchise through the design and administration of its incentive compensation programs, including those applicable to the named executive officers. Those strategies, including regular analyses and reviews by Citi’s Chief Risk Officer, are detailed on pages 97-98 of this Proxy Statement. On the basis of the foregoing analysis, management has concluded that Citi’s compensation plans are not reasonably likely to have a material adverse effect on Citi.

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112	PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

●	For 2019, the median annual total compensation of all employees of our company (other than the CEO) was $52,988, and the annual total compensation of our CEO was $25,521,414.(1)
●	Based on this information, for 2019, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was estimated to be 482 to 1.

(1)	This number is the sum of the 2019 total compensation reported in the 2019 Summary Compensation Table and the value of employer contributions to broad-based employee benefit plans not already included in the Summary Compensation Table.

CEO Pay Ratio Supplemental Information

Citi aims to provide competitive pay and benefits for each employee’s role in every business and geography. Market levels of pay are therefore important factors in determining pay for every role at Citi, including senior executive roles. In addition, Citi’s business mix and global footprint drive the median pay level at Citi. Over 66% of our workforce is employed outside the U.S., and 49% of our workforce is employed in Global Consumer Banking.

HEADCOUNT AT DECEMBER 31, 2019
By Business or Function	By Region

(1)	Includes Finance, Human Resources, Independent Compliance Risk Management, Legal, Risk Management, and headcount attributable to legacy assets and operations. Additional Compliance and Risk Management staff are included in business headcounts.

How We Calculated the Ratio

●	The “median annual total compensation of all employees” is the annual total compensation of a single employee who is at the midpoint of employees ranked in order of compensation amounts. When determining our midpoint, we considered compensation of 204,147 Citi employees (other than the CEO) who were employed by Citi on December 31, 2018, in about 100 countries. We did not exclude any countries and we did not make any adjustments for the cost of living. We used the data used to determine the 2018 ratio in the calculation of the 2019 ratio because management believes that there has been no change in the employee population or employee compensation arrangements that would significantly impact Citi’s CEO pay ratio disclosure.

Citi 2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE CITI’S 2019 EXECUTIVE COMPENSATION	113

●

SEC regulations allow employers to identify the midpoint based on a “consistently applied compensation measure” (CACM). We used 2018 base pay and cash payments under our incentive compensation plans as our CACM to determine the midpoint of our employee population. We chose this CACM because these two pay elements were consistently available across all countries in which we have employees.

➢

Where full year information from our formulaic incentive compensation plans was not available, we estimated such amounts using third quarter payments as a proxy for fourth quarter payments, consistent with the design of the plans and our experience with the data. The incentive compensation plans for Citi employees with compensation in the range of our midpoint generally have quarterly payment schedules.

➢	Compensation paid in foreign currency was converted to U.S. dollars using a monthly average.
➢

We did not consider discretionary cash incentives, equity awards, or deferred cash awards as part of the analysis because all employees eligible for discretionary incentives, equity awards, or deferred cash awards are paid well above our midpoint, and therefore, including or excluding such compensation would not affect our midpoint.

●

We then calculated the 2019 “annual total compensation” for a group of representative employees with compensation at or very near our 2018 midpoint (our “midpoint group”). We used the 2019 annual total compensation of the employee with 2019 annual total compensation at approximately the median of our midpoint group to determine our CEO pay ratio.

➢

In determining the “annual total compensation” for each employee in our midpoint group, we followed the methodology required under SEC regulations for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table, and, as permitted under the SEC regulations, added the value of employer contributions to broad-based employee benefit plans not already included in the Summary Compensation Table.

●

The SEC rules for identifying the median-paid employee and calculating the CEO pay ratio allow companies to apply various methodologies and assumptions and, as a result, the CEO pay ratio reported by Citi may not be comparable to the CEO pay ratio reported by other companies.

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114

Proposal 4: Approval of Additional Authorized Shares under the Citigroup 2019 Stock Incentive Plan

On the recommendation of the Compensation Committee, the Board has unanimously approved an amendment to the Citigroup 2019 Stock Incentive Plan (the 2019 Plan). The amendment would increase the authorized number of shares available for grant by 15 million. The discussion and description of the 2019 Plan, as amended, that follows is qualified in its entirety by the text of the 2019 Plan that is included as Annex B.

Board Recommendation The Board recommends that you vote FOR approval of the amendment to the Citigroup 2019 Stock Incentive Plan increasing the number of authorized shares, as described in Proposal 4.

Executive Summary

●	15 million shares requested.
●	No other changes are being proposed for the 2019 Plan.
●	Key facts:
➢	29.72 million shares reserved for issuance and available for grant under the 2019 Plan as of December 31, 2019,
➢	30.59 million shares subject to outstanding awards under the 2019 Plan and its predecessor plans as of December 31, 2019, and
➢	2,098.2 million total shares of Citi common stock outstanding as of the record date.
●	We have strong equity award practices, including limiting the percentage of deferred incentive pay awarded in stock, stock ownership requirements for executive officers, and clawbacks.
➢

Important terms of the 2019 Plan are aligned with stockholder interests, including a minimum one-year vesting requirement applicable to at least 95% of the shares granted under the plan, stringent change of control provisions, an annual limit on the number of shares and stock options and SARs that may be granted to employees, and prohibitions on option repricings, reload options, and discounted stock options. The 2019 Plan has a fixed number of shares available for grant and limits on dividends and dividend equivalent payments.

Our Recent Share Requests

At the 2019 Annual Meeting, stockholders approved the 2019 Plan, including an initial share authorization of 30 million shares. The initial authorization was estimated to be approximately equal to the shares that would no longer be available for grant upon the expiration of the 2014 Stock Incentive Plan (the 2014 Plan); no additional shares were requested at our 2019 Annual Meeting. The initial share authorization under the 2019 Plan was intended to support grant activity for at least one year. Our current share request is consistent with our approach on share authorizations, which is to request increases as often as annually but only as needed to support grant activities for at least one year.

Citi 2020 Proxy Statement

PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN	115

Our Equity Award Practices Are Aligned with Stockholder Interests

●

Equity compensation aligns employee and stockholder interests. Citi’s equity awards are a key component of annual incentive awards for thousands of employees worldwide, thereby aligning the interests of stockholders and a broader group of Citi employees (not just senior executives). In 2020, approximately 7,560 employees in 64 countries received equity awards under the 2019 Plan as part of their annual incentive awards.

●	Citi has prudent equity award practices.
➢

Our equity pay mix minimizes dilution from our executive compensation programs. Under our generally applicable approach to annual executive compensation, 50% of the deferred portion of named executive officer incentive compensation is payable in deferred stock awards with performance-based vesting features, and 50% is payable in performance share units that are paid in cash with a value linked to the value of Citi common stock. This practice links named executive officer deferred compensation to the value of Citi common stock, yet will limit the use of shares under the 2019 Plan.

➢	All deferred equity awards have clawbacks. Citi’s equity awards are subject to one or more clawbacks that provide for cancellation in a range of circumstances, as set forth on page 98.
➢

Stock ownership requirements. Executive officers are generally required to hold at least 75% of the net after-tax shares acquired through Citi’s incentive compensation programs as long as they are executive officers. In addition to that stock ownership commitment, effective January 1, 2013, executive officers are required to retain at least 50% of the shares subject to the stock ownership commitment for one year after ceasing to be an executive officer, as a result of leaving Citi employment or otherwise.

➢

Share buybacks have the incidental effect of offsetting dilution from equity compensation programs. In 2019, Citi continued the meaningful return of capital to stockholders through common stock repurchases and dividends, following common stock repurchase programs in each of the prior five years.

●

Equity compensation helps Citi to comply with its regulatory obligations. Regulatory guidance in the U.S. and in other countries in which Citi does business provides that a substantial portion of variable compensation awarded to senior executives and other employees whose actions have a material impact on the risk exposure of Citi should be awarded in shares.

Overhang Table

“Overhang” refers to the potential stockholder dilution represented by outstanding employee equity awards and shares available for future grants.

	December 31, 2019(1)	April 21, 2020 (estimated)(2)
Simple overhang(3)	2.85%	3.59%
Fully diluted overhang(4)	2.77%	3.46%

(1)	The following data as of December 31, 2019, was used in the calculation of overhang percentages: outstanding equity awards under the 2019 Plan and its predecessor plans (unvested stock awards of 30.42 million and unexercised stock options of 0.17 million, totaling 30.59 million shares); shares available for grant under the 2019 Plan (29.72 million); and common shares outstanding (2,114.1 million).
(2)	Our overhang estimates at April 21, 2020, are based on the assumptions that the number of shares subject to outstanding awards on that date is the same as the number outstanding on December 31, 2019, and Proposal 4 is approved by stockholders such that 44.72 million shares will be available for future grants under the 2019 Plan. For purpose of this estimate, we have used the common shares outstanding as of the record date, which was 2,098.2 million.
(3)	Simple overhang is the sum of outstanding equity awards and shares available for grant under the applicable plan stated as a percentage of common shares outstanding.
(4)	Fully diluted overhang is the sum of outstanding equity awards and shares available for grant under the plan or plans stated as a percentage of fully diluted common shares (i.e., common shares outstanding plus outstanding equity awards and shares available for grant under the applicable plan).

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116	PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN

Run Rate Table

Our run rate is the number of shares subject to equity awards granted during a year stated as a percentage of common shares outstanding for such year, based on annual grant data and the basic weighted average number of common shares outstanding as reported in Citigroup’s Annual Report on Form 10-K for such year.

	2017	2018	2019	Three-year average
Run rates for 12-month periods ending December 31	0.52%	0.52%	0.66%	0.57%

The preceding Overhang Table and Run Rate Table demonstrate our prudent use of shares.

Our Plan Terms Are Aligned with Stockholder Interests

The following features of the 2019 Plan protect the interests of our stockholders:

●	No “evergreen” feature. The 2019 Plan has a fixed number of shares available for grant that will not automatically increase because of an “evergreen” feature.
●	Minimum one-year vesting requirement. Our one-year minimum vesting requirement will generally apply to at least 95% of the shares that may be granted pursuant to any type of award.
●

A limit on total annual compensation for Directors. The maximum number of shares subject to awards to an individual Director in a calendar year, taken together with any cash fees paid during the calendar year to the Director for services as a member of the Board, may not exceed $1 million in value, except where the Board of Directors approves a higher limit for a non-executive Board chair.

●

Annual limits on shares and options or SARs that can be granted to individual employees. The 2019 Plan limits the number of shares subject to stock options and SARs that may be granted in a calendar year to an individual employee to one million shares. Separately, the 2019 Plan limits the number of shares subject to stock awards that may be granted in a calendar year to an individual employee to one million shares.

●	No discounted options or SARs. Option or SAR exercise prices must be at least 100% of fair market value on the date an option or SAR is granted.
●

No repricings or cash buyouts. The 2019 Plan prohibits any “repricing” of any outstanding option or SAR, except with the approval of the stockholders of the Company. The 2019 Plan defines “repricing” to mean (i) any action that constitutes a “repricing” under GAAP or the rules of the NYSE (including any modification or amendment to an outstanding option or SAR that has the effect of reducing its exercise price); (ii) any cancellation of an outstanding option or SAR when its exercise price exceeds its fair market value in exchange for cash; (iii) any cancellation of an option or SAR in exchange for a new option or SAR with a lower exercise price; or (iv) a substitution of a stock award for an option or SAR when its exercise price exceeds fair market value; in each case other than a permitted equitable adjustment.

●

No reload option grants. Reload options are additional options that are granted automatically upon the exercise of previously granted options; options granted under the 2019 Plan may not include a reload feature.

●

No liberal share “recycling.” If an award under the 2019 Plan, or, after April 16, 2019 (the effective date of the 2019 Plan), the 2014 Plan and the 2009 Stock Incentive Plan (the 2009 Plan), is forfeited, cancelled, or expires or is settled without the issuance of shares, the shares subject to such award will be available for future grants under the 2019 Plan. However, the 2019 Plan prohibits re-granting shares withheld or tendered to pay option exercise prices, repurchased by the Company with option exercise proceeds, or withheld or tendered to satisfy tax withholding obligations on any award. Also, shares of stock subject to SARs that are not issued on settlement may not be re-granted.

●

No dividend or dividend equivalent payments on unvested shares subject to a performance vesting condition. The 2019 Plan permits payment of dividends or dividend equivalents on shares of restricted or deferred stock subject to a performance vesting condition only if and when the underlying shares vest. The 2019 Plan also prohibits the payment of dividends and dividend equivalents on shares subject to outstanding options and SARs.

Citi 2020 Proxy Statement

PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN	117

●	A “double trigger” change of control provision. The 2019 Plan requires that participants must experience an involuntary termination of employment for an award to vest as a result of a change of control of Citigroup Inc. (a “double trigger”). The Compensation Committee has also adopted a policy affirming that no deferred incentive awards to executive officers will vest solely by reason of a change of control of Citigroup Inc.
●	No excise tax gross-ups. The 2019 Plan does not provide for excise tax gross-ups in the event of a change of control of Citigroup Inc., nor do any executive agreements.
●	No liberal definition of change of control. Our definition of “change of control” of Citigroup Inc. requires the consummation, and not merely the approval, of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from such transaction. Additionally, the 2019 Plan defines a “change of control” of Citigroup Inc. to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); or (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc., or a dissolution or liquidation of Citigroup Inc.
●	Ability to adopt sub-plans that facilitate participation by employees located outside the United States. Any special terms or conditions that the Compensation Committee considers necessary or appropriate to accommodate differences in non-U.S. law, tax policy, or custom may be included in a sub-plan that forms a part of the 2019 Plan.

Equity Compensation Plan Information

All of Citi’s outstanding equity awards have been granted under three stockholder-approved plans—the 2019 Plan and two predecessor plans, the 2014 Plan and the 2009 Plan. There are no equity awards outstanding under plans for which stockholder approval was not required or sought. The information below is as of December 31, 2019.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in millions)		(b) Weighted-average exercise price of outstanding options, warrants, and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions)
Equity compensation plans approved
by security holders	30.59	(1)	$47.42	29.72
Equity compensation plans not
approved by security holders	0		N/A	0
Total	30.59		$47.42	29.72

(1)	Includes 30.42 million shares issuable upon the vesting of deferred stock awards. As such, these awards do not have an exercise price; only the 0.17 million outstanding options are considered when determining the weighted-average exercise price in column (b).

2019 Plan Benefits

Awards under the 2019 Plan are granted by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by any particular employee or group of employees in the future is not determinable at this time.

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118	PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN

Description of the Citigroup 2019 Stock Incentive Plan

This summary description of the 2019 Plan, as amended, is qualified in its entirety by reference to the 2019 Plan document, which is included as Annex B to this Proxy Statement. If Proposal 4 is approved by stockholders at our Annual Meeting, we intend to file a registration statement on Form S-8, pursuant to the Securities Act of 1933, as amended, to register the additional shares authorized for grant under the 2019 Plan.

General. The 2019 Plan became effective on April 16, 2019 and will expire on the date of the annual meeting of stockholders to be held in 2024. The 2019 Plan provides for various types of awards denominated in shares of Citi common stock to Citi employees, officers, and non-employee Directors. The NYSE closing price of a share of Citi common stock on February 26, 2020 was $68.18.

Administration. The 2019 Plan is administered by the Compensation Committee. All members of such Committee or a sub-committee thereof must satisfy the requirements for independence of SEC Rule 16b-3. With respect to participants who are outside Directors, the 2019 Plan is administered by the Board. The Compensation Committee may delegate some or all of its authority over administration of the 2019 Plan to one or more officers, directors, employees, or another plan administrator except with respect to persons who are Section 16(a) officers. In addition, any special terms or conditions that the Compensation Committee considers necessary or appropriate to accommodate differences in non-U.S. law, tax policy or custom may be included in a sub-plan that forms a part of the 2019 Plan.

Eligibility. All “employees” of Citi—within the broad definition set forth in the instructions to the SEC Form S-8 registration statement, as in effect on April 16, 2019, but expressly excluding consultants and advisors who are not members of the Board—generally are eligible to receive awards under the 2019 Plan. Based on worldwide employment at December 31, 2019, approximately 200,000 persons could be eligible to participate in the 2019 Plan. However, participation is discretionary—awards are subject to approval by the Compensation Committee. In general, employees with discretionary annual incentive awards of at least $100,000 are eligible to receive at least 25% of that annual award in deferred stock. In 2019 through February 24, 2020, awards were made under the 2019 Plan to 16 non-employee Directors, 15 executive officers, and approximately 7,560 employees worldwide. Former “employees” are eligible to participate in the 2019 Plan, but only with respect to their last year of service or substitute awards to replace awards granted by a prior employer acquired by the Company.

Shares subject to the 2019 Plan. Shares of Citi common stock issued in connection with awards under the 2019 Plan may be shares that are authorized but unissued, or previously issued shares that have been reacquired, or both. The initial share authorization under the 2019 Plan was 30 million shares. Pursuant to the amendment described in Proposal 4, the number of authorized shares would increase by 15 million.

“Recycling” provisions. If an award under the 2019 Plan, or, after April 16, 2019 (the effective date of the 2019 Plan), the 2014 Plan and the 2009 Plan, is forfeited, cancelled, or expires or is settled without the issuance of shares, the shares subject to such award will be available for future grants under the 2019 Plan. However, shares tendered by a participant or withheld by Citi to pay an option exercise price, withheld or tendered to satisfy tax withholding obligations relating to any award, repurchased by Citi with option exercise proceeds, covered by a stock-settled SAR (without regard to the number of shares actually issued upon exercise) or withheld to satisfy any debt or other obligation owed to Citi, and cancelled fractional shares will be considered issued and shall not be added to the maximum number of shares that may be issued under the 2019 Plan.

Citi 2019 Proxy Statement

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Limits on awards. The maximum number of shares subject to awards to an individual Director in a calendar year (including awards made at the election of a Director in lieu of his or her cash retainer), taken together with any cash fees paid during the calendar year to the Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), may not exceed $1 million in value, as determined as of the date of each award. However, the independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Director receiving any additional compensation may not participate in the decision to award such compensation. For all other eligible “employees,” the number of shares subject to stock options or SARs granted during a calendar year may not exceed one million shares, and the number of shares that may be subject to stock awards granted in a calendar year may not exceed one million shares, unless granted subject to substitute awards that replace awards of a former employer acquired by the Company.

Types of awards. The following types of awards may be made under the 2019 Plan:

●	Stock options. An award of a stock option under the 2019 Plan grants a participant the right to purchase a specified number of shares of Citi common stock during a specified term in the future at an exercise price equal to at least 100% of the “fair market value” (see below) of Citi common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant.
●	Stock appreciation rights (SARs). A SAR, upon exercise, entitles the participant to receive an amount equal to the difference between the fair market value of Citi common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of fair market value of a share of Citi common stock on the grant date) times the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash and/or shares of Citi common stock. The term of a SAR may not exceed 10 years from the date of the grant.
➢	Definition of “fair market value.” For purposes of setting the exercise price of any option or SAR granted under the 2019 Plan, “fair market value” means the closing price on the NYSE (or on the principal national securities exchange on which the common stock is traded or quoted, if not the NYSE) on the date on which the stock option or SAR is granted. For all other purposes under the 2019 Plan, “fair market value” will be as determined by the Compensation Committee.
●	Stock payment. The Compensation Committee may grant vested shares of Citi common stock as a stock payment.
●	Restricted stock. A restricted stock award is an award of outstanding shares of Citi common stock that does not vest until vesting conditions are satisfied and which will be forfeited if conditions to vesting are not met. Unless the Compensation Committee determines otherwise, participants who receive awards of restricted stock are also generally entitled to direct the voting of the unvested shares underlying their awards on matters submitted to a vote of stockholders. All shares underlying outstanding (unvested) restricted stock awards as to which no voting instructions are received are voted proportionately, based on the voting instructions received with respect to all other restricted shares. Participants may receive dividends on the shares subject to their awards during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividends, if any, shall be paid only if and when, and only to the extent that, the underlying shares vest.
●	Deferred stock. A deferred stock award is an unfunded, unsecured promise to deliver shares of Citi common stock to the participant in the future, if the participant satisfies the conditions to vesting. Participants do not have voting rights (their rights are no greater than a general unsecured creditor of the Company), but may receive dividend equivalent payments during the vesting period, unless the awards are subject to one or more performance conditions, in which case the dividend equivalents, if any, shall be paid to participants only if and when, and only to the extent that, the underlying shares vest.
●	Other stock-based awards. The Compensation Committee may grant any other award that is denominated in shares of Citi common stock and that may be settled by the delivery of shares and/or cash. For the avoidance of doubt, awards that by their terms shall be settled only in cash shall not be considered to have been granted under the 2019 Plan.
●	Performance-based awards. Subject to the terms of the 2019 Plan, the Compensation Committee may grant awards that are subject to one or more performance conditions related to a performance period of not less than one year.

www.citigroup.com

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Minimum vesting requirement. Awards granted under the 2019 Plan may not vest earlier than the first anniversary of the date on which the award is granted, except that the Compensation Committee may grant awards that vest in less than a year (i) as a “substitute award” to replace awards of a former employer acquired by the Company, (ii) awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional awards the Compensation Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2019 Plan. This restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, leave of absence, termination of employment, change of control, or upon the sale or other disposition of the subsidiary employing a participant or other similar event.

Performance conditions. In the case of an award subject to a performance condition, the applicable performance condition may include one or more of the following performance conditions and be expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre-or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, book value or book value per share, economic value-added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, regulatory achievements, or any objective or subjective performance conditions selected by the Compensation Committee.

Prohibition against repricing. The 2019 Plan prohibits any action under the 2019 Plan that would constitute a ”repricing” of any outstanding option or SAR granted under the 2019 Plan, the 2014 Plan, the 2009 Plan or any other plan of the Company or of any acquired company, except with the approval of the stockholders of the Company. The 2019 Plan defines “repricing” to mean (i) any action that constitutes a “repricing” under GAAP or the rules of the NYSE (including any modification or amendment to an outstanding option or SAR that has the effect of reducing its exercise price); (ii) any cancellation of an outstanding option or SAR when its exercise price exceeds its fair market value in exchange for cash; (iii) any cancellation of an option or SAR in exchange for a new option or SAR with a lower exercise price; or (iv) a substitution of a stock award for an option or SAR when its exercise price exceeds fair market value; in each case other than a permitted equitable adjustment.

Prohibition of reload options. The 2019 Plan does not permit the grant of “reload” options.

Repayment obligation; right of set-off. If the Compensation Committee subsequently determines that all conditions to vesting and payment of an award, or the vesting and exercisability of an option or SAR, were not satisfied in full, the Compensation Committee may cancel such vesting or exercise and refuse to issue shares and immediately terminate the participant’s rights with respect to such award (or improperly vested portion thereof). If the vesting or exercise of any such award (or portion thereof) has already been settled by delivery of shares or cash, the participant shall be obligated, upon demand, to return the shares or cash (or higher value received at vesting or exercise), to Citi, without reduction for any shares or cash withheld to satisfy withholding tax or other obligations. Consistent with the requirements of Section 409A of the Internal Revenue Code, the 2019 Plan also provides for the set-off of vested awards against obligations a participant may owe to Citi, including but not limited to the obligation to repay improperly vested or exercised awards. Any failure to timely pay tax-related obligations owed to Citi in connection with an award may result in its cancellation.

Non-transferability. During the vesting period, awards and sale-restricted shares generally are not transferable other than by will or the laws of descent and distribution.

Adjustments. The 2019 Plan provides that the Compensation Committee shall make appropriate equitable adjustments to the maximum number of shares available for grant under the 2019 Plan and to the annual individual award limits expressed in numbers of shares in the event of any changes to the Company’s capital structure, including a change in the number of shares outstanding on account of any stock dividend, stock split, reverse stock split, spinoff or any similar equity restructuring, or any combination or exchange of equity securities, merger,

Citi 2019 Proxy Statement

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consolidation, recapitalization, reorganization, or similar transaction. In the event of any such transaction, or any extraordinary dividend, divestiture, or other distribution (other than ordinary cash dividends) of assets to stockholders, the Compensation Committee shall make appropriate equitable adjustments to the number or kind of shares subject to outstanding awards, the exercise prices of outstanding options and SARs, and performance conditions, to the extent necessary to prevent the enlargement or diminution of participants’ rights.

Change of control. The Compensation Committee may, when an award is made, or at any time prior to, at, or after the time of a “change of control” (as defined below), provide for the adjustment of performance conditions to reflect the change of control, provide for the cancellation of outstanding awards if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) replaces the awards with new rights of substantially equivalent value, provide for the acceleration of any time periods or the waiver of any other conditions to vesting, exercise, payment, or distribution of an award upon an involuntary termination of a participant’s employment as a result of a change of control, or provide for the purchase of any award. The vesting, payment, purchase, or distribution of an award, however, may not be accelerated by reason of a change of control for any participant unless the participant’s employment is involuntarily terminated as a result of the change of control. For these purposes, a termination of employment as a result of a change of control means involuntary termination of employment other than for “gross misconduct” (as defined in the 2019 Plan) upon, or on or prior to the first anniversary of, the change of control.

The 2019 Plan defines a “change of control” to mean (i) a person acquiring direct or indirect beneficial ownership of Citigroup Inc. securities representing 30% or more of the combined voting power of then outstanding securities of Citigroup Inc.; (ii) specified changes in the majority of the Board (not including the election of Directors whose election or nomination was approved by a majority of the then incumbent Board); (iii) a sale, transfer, or distribution of all or substantially all of the assets of Citigroup Inc. or a dissolution or liquidation of Citigroup Inc.; or (iv) consummation of a reorganization, merger, consolidation, or other corporate transaction that results in stockholders of Citigroup Inc. not owning more than 50% of the combined voting power of Citigroup Inc. or other corporation resulting from the transaction.

Tax withholding. Citi retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state, local, and foreign taxes (including hypothetical taxes owed to Citi by tax-equalized expatriates) required by law or regulation to be withheld with respect to any taxable event as a result of the 2019 Plan.

Amendment and termination. The 2019 Plan may be amended, suspended, or terminated by the Compensation Committee at any time, provided that no amendment shall be made without stockholder approval if it would materially increase the number of shares available under the 2019 Plan (other than in connection with an equitable adjustment), materially expand the types of awards available under the 2019 Plan or the class of persons eligible to participate in the 2019 Plan, materially extend the term of the 2019 Plan, materially change the method of determining the exercise price of an option or SAR granted under the 2019 Plan, delete or limit the prohibition against “repricing,” or otherwise require approval by stockholders in order to comply with applicable law or the rules of the NYSE (or principal national securities exchange upon which Citi’s common stock is traded or quoted).

Award modification. The Compensation Committee retains the right to modify outstanding awards without a participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation, or regulatory guidance (including applicable tax law). Subject to certain exceptions, any other modifications, if adverse to a participant, shall not be effective without the participant’s written consent.

www.citigroup.com

122	PROPOSAL 4: APPROVAL OF ADDITIONAL AUTHORIZED SHARES UNDER THE CITIGROUP 2019 STOCK INCENTIVE PLAN

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of the principal U.S. federal income tax consequences relating to stock options granted under the 2019 Plan, based on current U.S. federal income tax laws. This summary does not constitute tax advice and, among other things, does not describe state, local, or foreign tax consequences, which may be substantially different.

Generally, a participant will not recognize taxable income on the grant of a stock option. Upon the exercise of a stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Citi common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Citi will ordinarily be entitled to a deduction on the exercise date in an amount equal to the amount of ordinary income recognized by the participant upon exercise, except as may be specified under Section 162(m) of the Internal Revenue Code. Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss, including any sale of shares freed from sale restrictions to fund the payment of taxes incurred at exercise. The 2019 Plan does not provide for awards of “incentive stock options,” which have different tax consequences under the Internal Revenue Code.

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Stockholder Proposals

Citi makes every effort to be responsive to concerns expressed by our stockholders by engaging in dialogues, participating in issuer/investor working groups, and adopting policies or initiatives we believe to be in the best interests of all stockholders. Over the years, Citi has met with several proponents and other interested parties regarding such issues as gender pay equity, proxy access, human rights, the Company’s response to regulation (Dodd-Frank, credit cards), derivatives, risk management, auditor rotation, and trade association payments, among others, and has, on certain occasions, as appropriate, taken action in response to these engagements and/or shareholder votes. For example, in 2019, Citi’s Board of Directors lowered the Special Meeting threshold in response to the shareholder vote at the 2019 Annual Meeting. We encourage our stockholders to communicate with management and the Board. Any stockholder wishing to communicate with management, the Board, or an individual Director, or obtain the addresses of any of the stockholder proponents or their Citi stock ownership information, should send a request to the Corporate Secretary, Rohan Weerasinghe, at 388 Greenwich Street, New York, New York 10013.

Proposal 5

John Chevedden has submitted the following proposal for consideration at the 2020 Annual Meeting.

Proposal 5 — Make Shareholder Proxy Access More Accessible

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

Proxy access for shareholders enables shareholders to put their own director candidates on the company ballot to see if they can be elected. A competitive election is good for everyone. This proposal can help ensure that our management will nominate directors with outstanding qualifications in order to avoid giving shareholders a reason to exercise their right to use proxy access.

Under our current restricted proxy access if 20 shareholders combined hold $5 Billion of Citigroup stock and are $1 short in owning 3% of company stock — they are totally out of luck.

The 2019 proxy said that Citigroup has “mainstream” proxy access. Thus it appears Citigroup has no intention to excel in its corporate governance. The sheer size of Citigroup calls for more than 20 proxy access participants.

As a practical matter any group attempting proxy access at Citigroup should plan on the participation of $10 billion in stock to be prepared for Citigroup challenging stock ownership by exploiting technical rules in regard to proof of stock ownership.

It is also important to adopt this proposal because Citigroup shareholders, who own 15% of Citigroup stock, do not have the right to call a special shareholder meeting. A proposal on this topic won majority support at the 2019 annual meeting — 861 million votes in favor.

Under this proposal it is likely that the number of shareholders who participate in the aggregation process would still be a modest number due to the administrative burden on shareholders to qualify as one of the aggregation participants. Plus it is easy for management to reject potential aggregating shareholders. The administrative burden on shareholders leads to a number of potential technical errors by shareholders that management can easily detect.

CEO pay was $20 million in 2018 — yet the 2019 Citigroup company proxy in effect said that it is important to pinch pennies on shareholder rights matters like shareholders proxy access.

Please vote to improve shareholder engagement:

Make Shareholder Proxy Access More Accessible — Proposal 5

www.citigroup.com

124	STOCKHOLDER PROPOSALS

Management Comment

Summary

Citi implemented a progressive proxy access by-law provision for our stockholders in 2015 that is aligned with current best practices, providing stockholders with meaningful and appropriate proxy access rights while taking into account the need to balance enhancing stockholder rights with protecting the interests of all our stockholders. The Board adopted the proxy access by-law provision after careful consideration and engagement with a number of our stockholders. Since our adoption of proxy access, we have had further discussions regarding proxy access with stockholders. Based on their feedback as well as a benchmarking review of proxy access rights adopted by other companies, we continue to believe that our current proxy access structure is the most appropriate for the Company and its stockholders at this time.

Important Points to Consider

➢	Citi’s Proxy Access By-law is within the mainstream of other significant U.S. public companies with proxy access rights. Specifically, our By-laws permit a stockholder, or a group of up to twenty stockholders, owning at least three percent of Citi’s outstanding shares of common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting twenty percent of the Board (but no fewer than two nominees), subject to the other procedural requirements specified in our By-laws. In fact, all of the provisions sought by the Proponent, except for the provision permitting an unlimited number of stockholders to aggregate their holdings to nominate candidates, are already included in Citi’s Proxy Access By-law. A recent study published by Sidley Austin LLP summarizes proxy access provisions adopted since January 1, 2015 and, after analyzing 565 provisions, concluded that a nominating group size limit of 20 was by far the most common limit, averaging 93% of the companies surveyed.[1] Citi’s Proxy Access provisions, including its group aggregation limit, are in line with best practices among U.S. corporations.
➢	The proponent acted as a proxy for the proponent (the “Original Proponent”) of a Proxy Access Stockholder Proposal (the “Original Proposal”) voted on by stockholders at the 2015 annual meeting. The Board supported the Original Proposal after negotiating and agreeing on the terms with the proponent and the Original Proponent and, after stockholders expressed support for the Original Proposal, subsequently amended the By-laws to grant stockholders the right to have stockholder nominees to the Board included in the Company’s proxy materials. The proponent now seeks to change the terms agreed to in 2015. The Proposal requests the following change to Citi’s Proxy Access By-law: no limitation on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors. Management believes that the change put forth in the Proposal is not in the best interests of Citi’s stockholders.
	✓	Allowing a limited number of holders, who own a meaningful interest in the Company for a reasonable period of time, to act as a group strengthens the principle that we believe is shared by most of our stockholders—the right to nominate a director using the Company’s proxy statement should be available only for those who have a sufficient financial stake in the Company to cause their interests to be aligned with the interests of our stockholders.
	✓	The existing limit on the number of holders who can aggregate their shares creates a reasonable limitation that will control the administrative costs for Citi. In the absence of a reasonable limitation, or as the proposal requests—no limitation, on the number of stockholders in a group—Citi could be required to make burdensome and time-consuming inquiries into the nature and duration of the share ownership of a large number of individuals.

Because Citi has adopted progressive proxy access by-law provisions that serve the best interests of the Company and our stockholders and are in line with best practices among Citi’s peers and the vast majority of large cap companies, adoption of the stockholder proposal is not necessary or appropriate; therefore the Board recommends a vote AGAINST this Proposal 5.

1	Sidley Austin LLP, Proxy Access – The Latest on Proxy Access, January 11, 2019. https://www.sidley.com/-/media/update-pdfs/2019/01/20190111-corporate-governance-update.pdf

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Proposal 6

Harrington Investments, Inc. has submitted the following proposal for consideration at the 2020 Annual Meeting.

CITIGROUP - 2020

Whereas, our Company’s Nomination, Governance and Public Affairs Committee is responsible for oversight of public affairs by reviewing the relationships of major external constituencies and advising management and the board; and

Whereas, in August two thousand nineteen, our Chief Executive Officer, signed a statement pledging our Company to all stakeholders; and

Whereas, this Statement on the Purpose of a Corporation, also included a statement supporting “. . . the communities in which we work, . . . respect(ing) the people in our communities and protect(ing) the environment by embracing sustainability practices across our business,” and

Whereas, there may be incongruities between public pledges or statements made by our Chief Executive Officer and company policies adopted by our Board of Directors as fiduciaries, reflected in our Company’s governance documents, including bylaws, Articles of Incorporation or committee charters;

Whereas, however, there is no indication of how such public statements will be implemented in policy, or even if such a policy was considered by our board of directors, as a policy to be implemented by amending our Company’s governance documents;

Therefore, be it Resolved, that shareholders request that our board of directors, acting as responsible fiduciaries, to conduct a comprehensive review of Citigroup’s governance documents, making recommendations to the shareholders on specifically how the “Purpose of a Corporation” signed by our Chief Executive Officer can be fully implemented by board and management, and recommending amendments to governance documents such as the bylaws, Company’s Articles of Incorporation, or Committee Charters to fulfill the new statement of purpose.

Supporting Statement

Our Company’s management has committed our Company to a corporate purpose that does not appear in our Company’s governance documents. Amendments to the bylaws, Articles of Incorporation, or the board’s committee charters are needed in order to clarify the responsibilities of the board of directors as fiduciaries for fulfilling the newly articulated corporate purpose.

Management Comment

Summary

In 2019, the Business Roundtable revised its Statement on the Purpose of a Corporation (the “Statement”) to encourage companies to commit to creating value for all stakeholders rather than solely maximizing value for equity shareholders. The Statement was signed by the chief executive officers of approximately 181 companies, including Citi’s Chief Executive Officer. Citi adopted the Statement because it aligned with how we already view our mission and values. The Stockholder Proposal is requesting that the Board conduct a review and make recommendations to stockholders regarding how to “fully” implement the “new statement of purpose” of the Company through amendments to Citi’s governing documents. Citi did not view the Statement as an overhaul of its corporate purpose, but rather as a document that memorializes the Company’s current practices and policies in each of the five areas identified by the Statement. Because Citi’s current practices and our existing policies and procedures already provide the framework for Citi to operate consistently with the Statement, no amendments to Citi’s governance documents are necessary.

www.citigroup.com

126	STOCKHOLDER PROPOSALS

Important Points to Consider

➢	The five elements of the Statement are set forth below, with evidence of Citi’s policies and practices that demonstrate its compliance with each:
	✓	Delivering Value to Our Customers. As articulated in the Company’s Mission and Value Proposition, its publicly disclosed mission statement, Citi has committed itself to “work with [its customers] to optimize their daily operations, whether they need working capital, to make payroll or export their goods overseas.” Citi ensures that it delivers on its commitment to its customers by charging its Business Practices Committee with the responsibility to oversee that the Company’s business practices “meet the highest standards of professionalism, integrity and ethical behavior across the company and are consistent with” the Company’s Mission and Value Proposition. Citi provides a range of products, services and leading digital capabilities to its individual, small business and retail clients. Across the U.S., Citi continues to finance the growth of small businesses, through retail bank and small business credit card lending, as well as supply chain financing through its institutional bank. In 2018, Citi invested more than $11.6 billion in small business lending in the U.S. and also financed over $6 billion in affordable housing projects.
	✓	Investing in Our Employees. As disclosed in the Company’s 2018 Global Citizenship Report, the Company completed its initial pay equity review in January 2018 and included three countries—the U.S., the U.K. and Germany—representing 36% of the Company’s workforce. The results of that review showed that, on an adjusted basis, women were paid on average 99% of what men were paid at the Company, and U.S. minorities were paid on average 99% of what U.S. non-minorities were paid. As part of this review and analysis, the Company made adjustments to account for a number of factors to make the comparisons meaningful, including job function, level and geography. Later in 2018 the Company completed this same review globally, releasing the results in January 2019. The results of this broader assessment showed that women globally were also paid on average 99 percent of what men were paid at the Company. Based on the findings of these reviews, the Company made pay adjustments as part of the 2019 compensation cycle. In addition, the Company strives to foster diversity in its workforce. In 2018, the Company implemented representation goals intended to increase diversity at senior levels: by 2021 the Company plans to “increase representation of women in assistant vice president to managing director level roles to at least 40 percent globally, up from 37 percent currently, and to boost the representation of Black employees in those same roles in the U.S. to at least 8 percent, up from 6 percent currently.” The Company also invests in its employees’ development. Specifically, the Company offers its employees a wide range of programs to promote advancement and skill development.
	✓	Dealing Fairly and Ethically with Our Suppliers. Citi expressly committed itself to “dealing fairly with . . . Suppliers . . .” in our Citi Statement of Suppliers Principles, an official Company policy establishing procedures, protocols and expectations in the Company-supplier relationship. The Company has also publicly stated its goal to collaborate with its suppliers to “advance human dignity, reduce waste, improve efficiency, and reduce our carbon footprint.” Through this collaborative effort, Citi has the opportunity to work side-by-side with suppliers to “increase ethical business practices and social and environmental sustainability throughout the supply chain.” In addition, to promote oversight of management’s efforts to advance supplier diversity, the Board delegated to the Nomination, Governance and Public Affairs Committee (the “Committee”) the responsibility to “[r]eview and advise management on [the Company’s] policies and practices regarding supplier diversity.” The Committee has had oversight of supplier diversity for a number of years.
	✓	Supporting Local Communities in Which We Work. Citi has demonstrated a longstanding commitment to the communities in which it works. Providing financings for affordable housing projects, among others, are part of the Company’s efforts to comply with its obligations under the Community Reinvestment Act of 1977, which encourages financial institutions to “help meet the credit needs of the communities in which they are chartered, including low- and moderate-income . . . neighborhoods . . . .” Citi also has established the Citi Foundation, which provides philanthropic grants to community organizations around the world, and Citi Community Development, which works with nonprofit and public agencies across the United States to serve underserved individuals, families and communities. Finally, Citi has demonstrated a commitment to environmental sustainability through the adoption of its Environmental and Social Risk Management Policy, which is an official Company policy setting forth standards for how the Company assesses its and its clients’ impacts on air and water quality, climate change, local communities and biodiversity (among other things). As part of Citi’s commitment to the communities in which it works, the Company updated its Environmental and Social Risk Management Policy to require the Company to consult indigenous people in developed, as

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well as developing countries, in relation to the impact of a Company project on such people. To promote its commitment to sustainability, the Board has charged the Committee to “receive reports from and advise management on the Company’s sustainability policies and programs, including the environment, climate change and human rights” and to review “the Company’s policies and programs that relate to public issues of significance to the Company and the public at large . . . and advis[e] management as to its approach.”
✓	Generating Long-Term Value for Shareholders, who Provide the Capital that Allows Companies to Invest, Grow and Innovate. Citi and its Board are committed to generating long-term value for stockholders; this commitment is also memorialized in the Board-approved charter of the Committee, which requires the Committee to “assess the effectiveness of the Board in meeting its responsibilities, representing the long-term interests of stockholders.” In addition, Citi has an extensive program of engagement with its investors about its financial performance, ESG issues, issues of interest to shareholders and compensation.

Citi has already implemented the Proposal because it has in place policies and procedures designed to ensure the interests of all stakeholders are taken into account in the operation of the Company’s business and corporate decision-making, adoption of the stockholder proposal is not necessary; therefore the Board recommends a vote AGAINST this Proposal 6.

Proposal 7

New Economy Project and co-filers (School Sisters of Notre Dame Cooperative Investment Fund; LGPS Central Limited; and Greater Manchester Pension Fund) have submitted the following proposal for consideration at the 2020 Annual Meeting:

Whereas, full disclosure of Citigroup’s direct and indirect lobbying activities and expenditures is necessary to assess whether Citigroup’s lobbying is consistent with its expressed goals and in stockholders’ best interests.

Resolved, the stockholders of Citigroup request the preparation of a report, updated annually, disclosing:

1.	Company policies and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.	Payments by Citigroup used for: (a) direct or indirect lobbying; or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.	Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Citigroup is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nomination, Governance and Public Affairs Committee and posted on Citigroup’s website.

www.citigroup.com

128	STOCKHOLDER PROPOSALS

Supporting Statement

Citigroup’s lobbying spending disclosures present significant reputational risks. Citigroup is a member of trade associations that lobby for policies that directly contradict the company’s public positions on critical issues like climate change. Despite reputational risks, Citigroup fails to disclose its trade association payments and the portions of those payments used for lobbying.

Citigroup spent more than $50 million on federal lobbying over the last ten years. This figure excludes Citigroup’s lobbying: (1) in the 42 states where Citigroup lobbies but disclosure is uneven or absent; and (2) in Europe, which totaled €700,000 — €799,000 in 2018. Citigroup belongs to the U.S. Chamber of Commerce, which has spent more than $1.5 billion on lobbying since 1998. Citigroup does not disclose how much it contributes to the Chamber or what portion of the company’s contributions the Chamber uses for lobbying.

Examples of policy contradictions that present clear reputational risks include:

●	Citigroup supported the Paris Agreement on climate change. The Chamber has worked tirelessly to undermine the Paris Agreement.
●	Citigroup has limited its investments in coal since 2015. The Chamber pushed to expand coal mining on federal lands in its 2017 platform.

Citigroup claims to use the Global Reporting Initiative (GRI) Standards for sustainability reporting, which require Citigroup to report “any differences between its lobbying positions and any stated policies, goals, or other public positions” (GRI Standard 415). Citigroup, however, fails to report the glaring contradictions between its stated positions on climate and the lobbying activities it funds, further demonstrating that Citigroup’s disclosures are inadequate.

We believe the reputational damage stemming from Citigroup’s direct and indirect lobbying efforts harms long-term value, and we urge the Board to immediately institute comprehensive lobbying disclosure.

Management Comment

Summary

The proposal would be substantively duplicative and not an effective use of Citi’s resources as Citi already has a comprehensive system of reporting on its lobbying activities and political contributions. Citi discloses its lobbying activities as required by law in the more than 30 states in which it is actively engaged in lobbying, and at the federal level. Citi provides access to this information on its website, which allows shareholders to access Citi’s filings in the states or under the Lobbying Disclosure Act to view the issues on which Citi engages through its lobbying efforts. Citi also publishes annually on its website its political contributions made by the Citi Political Action Committees. Finally, Citi lists the names of the significant trade and business associations in which it participates.

Important Points to Consider

➢	Citi already has in place measures to promote transparency in and oversight of its lobbying and political activity.
✓	First, as required by its Charter, the Nomination, Governance and Public Affairs Committee of Citi’s Board of Directors provides oversight over the Company’s political contributions, trade association activities, and lobbying strategy.
✓	Second, Citi has links on its website to state government websites and the federal website where its lobbying activities are reported. Citi discloses U.S. federal lobbying activity quarterly, as required by the Lobbying Disclosure Act (LDA). LDA requires disclosure of the issues and costs of its lobbying efforts.
✓	Third, Citi posts on its website a list, updated annually, of all corporate political contributions made by Citi as well as contributions made by Citi’s Political Action Committees (PAC). (www.citigroup.com. Click on “About Us,” and then “Corporate Governance.”)
✓	Fourth, Citi posts the names of its significant trade and business associations on Citi’s website.

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STOCKHOLDER PROPOSALS	129

✓	Citi’s Political Activities Statement, which can be found at www.citigroup.com, provides, in addition to the information above, meaningful disclosure about:
●	Citi’s lobbying policies and procedures including grassroots lobbying—we commit to disclose any grassroots lobbying efforts or any state ballot initiative in which we engage,
●	membership in any tax-exempt group that writes and endorses model legislation, and
●	the Board’s oversight of lobbying activities, and political contributions.
➢	As Citi already provides the disclosures requested by the Proposal, the focus of the Proposal appears to be on Citi’s membership in and oversight of lobbying expenditures made by Trade Associations and a concern that such trade associations will engage in activities that will harm Citi’s reputation. As noted above, the Citi Board’s Nomination, Governance and Public Affairs Committee provides oversight of Citi’s membership in trade associations. In addition, the overall amount of funds provided to trade associations for membership is not material to Citi and the amount used by those trade associations for lobbying, a small percentage of Citi’s dues payments, is even less significant.
➢	Concerns in the proposal about trade associations using Citi funds for independent expenditures are unfounded. Citi will not directly or indirectly make payments to independent expenditure campaigns and has procedures in place to prevent such payments from being made.
✓	First, Citi policy prohibits contributions for independent expenditures which means it cannot make such payments directly. “Independent expenditures” are expenditures by an entity other than the political candidate or his or her campaign that support the candidate (or criticize his/her opponent) and are generally made by SuperPACs.
✓	Second, to prevent any indirect funding of SuperPACs, Citi requires, before Citi pays its dues, that trade and business associations attest that they have a process that assures that no funds provided by any Citi entity (whether by way of dues or otherwise) will be used for independent expenditures.
➢	Citi engages in lobbying activities on its own behalf and determines on which issues to lobby based on careful consideration of political and legislative matters that may have an impact on Citi. Citi’s lobbying efforts are necessarily focused on issues and positions favored by Citi. While trade and business associations may lobby on behalf of the financial industry, this “indirect” lobbying does not necessarily represent Citi’s positions. Attributing these lobbying efforts to Citi’s decision-making would be misleading to shareholders. Citi is also a member of trade associations for a variety of reasons not related to lobbying, including for information gathering and professional development.
➢	Citi has had a long-standing commitment to environmental sustainability. The focus of the Proposal’s Supporting Statement is on climate change and how certain organizations are viewed in engaging on climate related issues. As noted on our website, Citi is a Member of the U.S. Chamber of Commerce. Since 2017 we have been engaging with the U.S. Chamber on climate related risks and opportunities. At the end of 2019, the Chamber created an official task force on Climate Action and the Chamber recently supported the passage of bipartisan bills to help address climate change through innovation and investment. Citi will be disclosing this information in its annual Citizenship Report.
➢	The report requested by the proposal would be duplicative and is not an effective use of Citi’s resources. Indeed, Citi is already directly engaging with key trade associations on a pro-active sustainability agenda. We believe that the interest of our shareholders will best be served by continuing to focus our efforts on our engagement with trade associations on environmental sustainability matters.

Because it already has extensive disclosure practices pertaining to its political contributions and lobbying activities, disclosures of its political contributions and lobbying expenditures, disclosure of its trade association participation, and a Political Activities Statement outlining its policies and procedures surrounding political and lobbying activities, Citi does not believe the additional disclosure requested by the stockholder proposal would be useful to shareholders. In addition, disclosure of indirect lobbying activities by outside trade associations in itself would not offer shareholders a useful nor clear window into Citi’s approach to lobbying and political activity. The disclosure requested by the Proposal would thus not be an effective use of Citi’s resources or management’s time, nor would it provide shareholders with additional meaningful disclosures; therefore the Board recommends that you vote AGAINST this Proposal 7.

www.citigroup.com

130	STOCKHOLDER PROPOSALS

Submission of Future Stockholder Proposals

Under SEC Rule 14a-8, a stockholder who intends to present a proposal at the next Annual Meeting of Stockholders and who wishes the proposal to be included in the Proxy Statement for that meeting must submit the proposal in writing to the Corporate Secretary of Citi, Rohan Weerasinghe, at 388 Greenwich Street, New York, New York 10013. The proposal must be received no later than November 11, 2020. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8.

Citi’s By-laws permit a stockholder or group of stockholders (up to 20) who have owned at least 3% of Citi common stock for at least three years to submit Director nominees (up to the greater of two nominees or 20% of the Board, as determined in accordance with the By-laws) for inclusion in Citi’s Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in the By-laws. With respect to stockholder nominees for Director election submitted for inclusion in Citi’s Proxy Statement for the 2021 Annual Meeting, written notice of nominations must be provided by the stockholder proponent(s) to Citi in accordance with Citi’s By-laws. The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary between October 12, 2020 and November 11, 2020. These deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the Proxy Statement for this Annual Meeting was first sent to stockholders (which date, for purposes of Citi’s By-laws, is March 11, 2020). The ability to include a nominee in Citi’s Proxy Statement is subject to the terms and conditions set forth in Citi’s By-laws.

With respect to stockholder nominees for Director election at the next Annual Meeting (other than nominees submitted for inclusion in Citi’s proxy materials) and stockholder proposals for consideration at the next Annual Meeting that are not submitted for inclusion in Citi’s proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the stockholder proponent to Citi in accordance with Citi’s By-laws. The notice must be delivered to, or mailed and received by, Citi’s Corporate Secretary, Rohan Weerasinghe, between December 22, 2020 and January 21, 2021 and must comply with all applicable provisions of Citi’s By-laws. You may obtain a copy of Citi’s By-laws on Citi’s website or by writing to the Corporate Secretary, Rohan Weerasinghe, at 388 Greenwich Street, New York, New York 10013.

Cost of Annual Meeting and Proxy Solicitation

Citi pays the cost of the Annual Meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Citi may solicit proxies by personal interview, telephone, and similar means. No Director, officer, or employee of Citi will be specially compensated for these activities. Citi also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities. Citi has retained Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $30,000 plus reimbursement of certain out-of-pocket expenses.

Householding

Under SEC rules, a single set of Annual Reports and Proxy Statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one Annual Report and Proxy Statement will be sent to that address unless any stockholder at that address requested multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate Annual Report or Proxy Statement, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.

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131

Directions to 2020 Annual Meeting Location

Date and Time April 21, 2020, 9:00 a.m.
Place	George R. Brown Convention Center 1001 Avenida de las Americas Houston, Texas 77010 Meeting Room 342

Enter through the doors of HALL E located on the south side of the convention center (street level). Proceed to take the escalators/elevator bank just inside those doors to the third level. Go straight ahead, following the signage to locate the correct corridor for Meeting Room 342. Proceed down that corridor until you have arrived at Meeting Room 342 on your left hand side.

Key Information for attending Citi’s 2020 Annual Meeting:

●	You must register to attend the Annual Meeting. Please go to www.proxyvote.com to print your admission ticket.
●	Print your ticket at home or call Shareholder Meeting Registration Phone Support (toll free) at 1-844-318-0137 or (international toll call) at 1-925-331-6070 for assistance. Requests for tickets will be processed in the order they are received and must be requested by 11:59 pm on April 20, 2020.
●	George R. Brown Convention Center is accessible by public transportation. If you plan to visit by car, please allow extra time to navigate traffic and to secure parking. There are multiple parking garages close to the convention center; however, it is recommended that you contact a parking garage ahead of time to ensure availability.

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132

By Car
I-45 SOUTH
Coming from Dallas, Conroe, The Woodlands, Bush Intercontinental Airport
Take I-45 South > to I-10 East > to US-59 South (exit #770A) > exit Downtown Destinations-Hamilton Street > right on Capitol Street > left on Avenida de las Americas

I-45 NORTH
Coming from Galveston, NASA, Clear Lake, Houston Hobby Airport
Take I-45 North > exit Downtown Destinations (exit #45) > exit Pease Street > right on Chartres Street > left on Capitol > left on Avenida de las Americas

US-59 SOUTH
Coming from Kingwood, Humble, Bush Intercontinental Airport
Take US-59 South > exit Downtown Destinations-Jackson Street > left on Franklin Street > right on Hamilton Street > right on Capitol Street > left on Avenida de las Americas

US-59 NORTH
Coming from the Galleria, Missouri City, First Colony, Sugar Land
Take US-59 North > exit Downtown Destinations-Polk Street > continue on Chartres Street > left on Capitol > left on Avenida de las Americas

I-10 WEST
Coming from Baytown, Channelview, New Orleans
Take I-10 West > to US-59 South (exit #770A) > exit Downtown Destinations-Hamilton Street > right on Capitol Street > left on Avenida de las Americas

I-10 EAST
Coming from Katy, San Antonio
Take I-10 East > to US-59 South (exit #770A) > exit Downtown Destinations-Hamilton Street > right on Capitol Street > left on Avenida de las Americas

SH-288 NORTH
Coming from Pearland, South Loop, Reliant Park
Take SH-288 North > to US-59 North > exit Downtown Destinations-Polk Street > continue on Chartres Street > left on Capitol > left on Avenida de las Americas

SH-290 EAST
Coming from Austin, Copperfield
Take SH-290 East > to Loop 610 South > to I-10 East > to US-59 South (exit #770A) > exit Downtown Destinations-Hamilton Street > right on Capitol Street > left on Avenida de las Americas

By Bus
The Greenlink Green Route stops at the South Transit Center inside the George R. Brown Convention Center.

By Railroad
The North Line of METRORail has a stop just north of the George R. Brown Convention Center.

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133

Annex A

Additional Information Regarding Proposal 3

Glossary

CCAR refers to the Federal Reserve Board’s annual Comprehensive Capital Analysis and Review. CCAR is an important regulatory supervisory mechanism for assessing the capital adequacy of banks including, among other things, ensuring that banks have sufficient capital to continue to provide key financial services under adverse economic and financial market scenarios. Banks may not return capital to stockholders or take other capital actions unless the Federal Reserve Board indicates that it has “no objection” to a bank’s capital plan, including its requested capital actions.

Cumulative Earnings Per Share for our Performance Share Units is determined by adding the diluted earnings per share based on net income allocated to common stockholders from our quarterly earnings reports for the 12 quarters of the applicable three-year performance period.

Efficiency Ratio is total operating expenses divided by total revenues (net of interest expense). This ratio generally compares the cost of generating revenue to the amount of revenue generated. A lower cost is preferable to a higher cost in generating the same amount of revenue, and therefore, a lower efficiency ratio is generally better than a higher one. This metric encourages management to consider the costs of generating additional revenue instead of simply maximizing revenue, and can be used on a relative basis to identify which businesses are managed better than others.

Income from Continuing Operations Before Taxes is revenues minus expenses and cost of credit, before taxes and discontinued operations.

Net Income represents a company’s after-tax profits. Net Income is an element of the metrics that measure return on capital.

Return on Assets (ROA) is net income divided by average assets as determined under U.S. GAAP.

Return on Tangible Common Equity is net income for a business or Citigroup (minus preferred dividends in the case of Citigroup) divided by average tangible common equity for the year. Management views this metric as an appropriate indication of the long-term potential of Citi’s operating businesses to deliver long-term value to stockholders.

Risk Appetite Ratio is the ratio between the earnings of a business unit, including expected losses (defined as revenues, net of interest expense, minus operating expenses, minus expected losses) (the numerator) and the stress losses (i.e., unexpected losses) of Citi or the applicable business segment under a 1-in-10 year stress scenario (the denominator). The applicable business unit should produce sufficient earnings each year, so that it does not lose money under a moderate stress event (i.e., a 1-in-10 year stress scenario). As long as the relationship is higher than 1-to-1, then the business unit “passes” the Risk Appetite Ratio test. The Risk Appetite Ratio is currently viewed as a baseline standard or a minimum goal.

Risk Appetite Surplus, for a business unit, is earnings (defined as revenues, net of interest expense, minus operating expenses) minus both expected losses and unexpected losses (i.e., the stress losses of the business unit under a 1-in-10 year stress scenario). The Risk Appetite Surplus metric is intended to measure the ability of a business unit to withstand a moderate stress event without incurring an annual loss. Risk Appetite Surplus is used as a more nuanced qualitative tool to evaluate the capital generation power of businesses that may “pass” the Risk Appetite Ratio test.

www.citigroup.com

134	ANNEX A

Citigroup – Financial Scorecard Metric Details and Adjusted Results Reconciliations
(In millions of dollars, except ratios and earnings per share)

	2019				2018	2019 vs. 2018
	Citigroup	GCB	ICG	Latin America	Citigroup	% Increase
Reported Income from Continuing
Operations before Income Taxes	$23,901	$7,448	$16,514	$4,191	$23,445
Less: Provision for Income Taxes	4,430	1,746	3,570	1,180	5,357
Add: Income from Discontinued Operations	(4)	—	—	—	(8)
Less: Noncontrolling Interests	66	6	40	—	35
Reported Net Income (Loss)	$19,401	$5,696	$12,904	$3,011	$18,045
Less: Impact of Tax Reform(1)	$—				$(94)
Adjusted Net Income	$19,401				$17,951	8%
Reported Diluted Earnings Per Share (EPS)	$8.04				$6.68	20%
Impact of Tax Reform(1)	—				0.03
Adjusted Diluted EPS	$8.04				$6.65	21%
Average Assets (in billions of dollars)	$1,978,805				$1,920,242
Reported ROA (Reported Net Income/
Average Assets)	0.98%				0.94%
Adjusted ROA (Adjusted Net Income/
Average Assets)	0.98%				0.93%
Revenues, Net of Interest Expense	$74,286	$32,971	$39,301	$10,404	$72,854
Total Operating Expenses	$42,002	$17,628	$22,224	$5,040	$41,841
Efficiency Ratio (Operating Expenses/
Revenues, Net of Interest Expense)	56.5%	53%	57%	48%	57.4%
Adjusted Net Income (from above)	$19,401				$17,951
Preferred Stock Dividends	1,109				1,174
Adjusted Income Available to
Common Shareholders	$18,292				$16,777
Total Common Equity at December 31, 2019
and 2018	$175,262				$177,760
Less:
Goodwill at December 31, 2019 and 2018	22,126				22,046
Intangible Assets (Other Than
Mortgage Servicing Rights) at
December 31, 2019 and 2018	4,327				4,636
Tangible Common Equity at
December 31, 2019 and 2018	$148,809				$151,078
Average Tangible Common Equity during
2019 and 2018	$150,994	$32,860	$88,600	$10,700	$153,343
Adjusted Return on Tangible Common Equity
(Excluding the Impact of Tax Reform)	12.1%	17.3%	14.6%	28.1%	10.9%
Average Common Equity	$177,363				$179,497
Return on Common Equity ((Reported Net
Income less Preferred Dividends)/Average
Common Equity)	10.3%				9.4%
Common Dividends	$4,403				$3,865
Common Stock Repurchases	17,875				14,545
Distributions to Common Shareholders
(Total Payout)	$22,278				$18,410
Reported Total Payout Ratio (Total Payout/
(Net Income less Preferred Dividends))	122%				109%
Adjusted Total Payout Ratio (Total
Payout/(Adjusted Net Income less
Preferred Dividends))	122%				110%

Citi 2020 Proxy Statement

ANNEX A	135

	2019				2018	2019 vs. 2018
	Citigroup	GCB	ICG	Latin America	Citigroup	% Increase
Risk Appetite Ratio:
Unexpected Losses	$13,400	$5,070	$5,170	$1,420
Expected Losses	$8,720	$7,250	$1,100	$1,060
Risk Appetite Ratio (RAR) = [Revenues
- Operating Expenses - Expected
Losses]/Unexpected Losses	176%	160%	309%	303%
Risk Appetite Surplus (RAS) = [Revenues
- Operating Expenses - Expected
Losses - Unexpected Losses]	$10,164	$3,023	$10,807	$2,884
Reported Revenues	$74,286				$72,854
Less: Impact of Foreign Exchange (FX)
Translation	—				(895)
Revenues Excluding the Impact of
FX Translation	$74,286				$71,959
Less: Gain on Sale of GCB Hilton
Cards Portfolio	$—				$150
Less: Gain on Sale of a GCB Mexico Asset
Management Business	—				250
Adjusted Revenues	$74,286				$71,559	4%

(1)	Represents the 2018 one-time impact of the finalization of the provisional component of the impact of the Tax Cuts and Jobs Act (Tax Reform) based on Citi’s analysis, as well as additional guidance received from the U.S. Treasury Department related to Tax Reform.

www.citigroup.com

136

Annex B

Citigroup 2019 Stock Incentive Plan

(as amended and restated as of April 21, 2020, subject to stockholder approval)
(marked to show amendment described in Proposal 4)

1. Purpose

The purposes of the Citigroup 2019 Stock Incentive Plan (as amended from time to time, the “Plan”) are to (i) align incentive compensation programs with the Company’s long-term business objectives and the interests of stockholders; (ii) attract and retain Employees by providing compensation opportunities that are competitive within the global financial services industry; and (iii) provide compensation opportunities that do not create incentives to take imprudent risks.

2. Effective Date and Term

The Plan became effective on April 16, 2019 (the “Effective Date”). Unless terminated earlier by the Committee, the Plan will expire on the date of the annual general meeting of stockholders to be held in 2024. The Plan replaces the 2014 Stock Incentive Plan (the “2014 SIP”) for Awards granted on or after the Effective Date. Awards may not be granted under the 2014 SIP beginning on the Effective Date, but the adoption and effectiveness of the Plan will not affect the terms or conditions of any outstanding awards granted under the Prior Plans or any other plan prior to the Effective Date.

3. Definitions

“Award” shall mean an Option, SAR, or Stock Award granted under the Plan.

“Award Agreement” shall mean one or more documents (in either paper or electronic form (including by posting on the Company’s intranet or other shared electronic medium controlled by the Company to which a Participant has access)) evidencing the terms and conditions of an Award.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in Section 11.

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder.

“Committee” shall mean the Personnel and Compensation Committee of the Board, or a sub-committee thereof, the members of which shall qualify as “Non-Employee Directors” under Rule 16b-3 of the 1934 Act; provided, however, that with respect to the application of the Plan to Directors, unless specifically provided otherwise herein, “Committee” shall mean the Board. Unless expressly provided otherwise herein or not permitted by applicable law, “Committee” includes any authorized delegate of the Committee, including each Plan Administrator. For avoidance of doubt, a failure of one or more members of the Committee to qualify as “Non-Employee Directors” under Rule 16b-3 of the 1934 Act shall not impair the validity of actions taken by the Committee, including the granting of any Award.

“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Company” shall mean Citigroup Inc., a Delaware corporation.

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ANNEX B	137

“Deferred Stock Award” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Director” shall mean a member of the Board who is not also an active employee or officer of the Company or a Subsidiary.

“Employee” shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended, in effect on the Effective Date. Notwithstanding the foregoing, consultants and advisors (other than Directors) shall not be eligible to receive Awards under the Plan.

“Fair Market Value” shall mean, in the case of a grant of an Option or a SAR, the closing price of a share of Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted) on the date on which the Option or the SAR is granted. For all other purposes of administering an Award (including Options and SARs granted as Substitute Awards), “Fair Market Value” shall be as determined pursuant to the valuation methodology approved for such purpose by the Committee.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Gross Misconduct” shall mean any conduct by a Participant (a) while employed by the Company or a Subsidiary that is competitive with the Company’s or any Subsidiary’s business operations, (b) that is in breach of any obligation that Participant owes to the Company or any Subsidiary or of that Participant’s duty of loyalty to the Company or any Subsidiary, (c) that is materially injurious to the Company or any Subsidiary, or (d) that otherwise constitutes “gross misconduct” as determined pursuant to guidelines adopted by the Committee or a Plan Administrator.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Participant” shall mean an Employee or former Employee who holds an Award under the Plan (and the legal representative of the estate of a deceased Participant).

“Performance Condition” shall mean any condition to the vesting of an Award based on the performance of the Company (including one or more of its Subsidiaries), the performance of any branch, business unit of the Company (or of any Subsidiary), or the performance of an individual Participant (other than remaining employed by the Company or a Subsidiary), whether based on absolute or relative performance measures.

“Plan Administrator” shall mean any officer or employee of the Company or a Subsidiary performing a function related to administration of the Plan as part of his or her normal job duties, and any director, officer, or employee, whether acting alone or as part of a committee or other group, or non-employee agent, to whom any authority over any matter related to administration of the Plan or any Award has been directly or indirectly delegated by the Committee.

“Prior Plans” shall mean the 2014 SIP and the Citigroup 2009 Stock Incentive Plan.

“Repricing” shall mean (a) any action that constitutes a “repricing” under GAAP or the rules of the New York Stock Exchange (including any modification or amendment to an outstanding Option or SAR that has the effect of reducing its exercise price), (b) any cancellation of an Option or SAR when its exercise price exceeds Fair Market Value in exchange for cash, (c) any cancellation of an Option or SAR in exchange for a new Option or SAR with a lower exercise price, or (d) a substitution of a Stock Award for an Option or SAR when its exercise price exceeds Fair Market Value; in each case other than an adjustment to an outstanding Award that is consistent with the requirements of Section 6(d).

www.citigroup.com

138	ANNEX B

“Restricted Stock Award” shall mean an Award of Common Stock that is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“SAR” shall mean “stock appreciation right,” which is a right to receive a payment, during a specified term, in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which right is subject to the terms, conditions, limitations, and restrictions set forth in the Plan and an Award Agreement.

“Section 16(a) Officer” shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the 1934 Act.

“Stock Award” shall mean a Deferred Stock Award, a Restricted Stock Award, a Stock Payment, or Other Stock-Based Award.

“Stock Payment” shall mean an immediately vested payment in shares of Common Stock that may or may not be in lieu of cash.

“Subsidiary” shall mean any of the consolidated subsidiaries of the Company.

“Substitute Award” shall mean an Award designated as such and granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion, adjustment, assumption, or replacement of, awards previously granted by such other entity to any individuals who have become Employees of the Company or any Subsidiary as a result of such transaction or who were formerly employed by the acquired entity. An Award granted as an inducement to joining the Company or a Subsidiary in replacement of an award forfeited when leaving a previous employer to join the Company or a Subsidiary shall not be considered a Substitute Award.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4. The Committee

(a)	Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures, and guidelines governing the Plan and Awards as it deems appropriate from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; and (iii) establish all other terms, conditions, limitations, and restrictions applicable to Awards, Award programs and the shares of Common Stock issued pursuant thereto. Subject to the limitations set forth in the Plan, the Committee may suspend, accelerate, or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards, and make any and all other determinations that it deems appropriate with respect to the administration of the Plan.

(b)	Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award Agreement, to correct any defect, supply any omission, or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate. Any decision of the Committee in the administration of the Plan shall be final, binding, and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries, and all Participants.

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(c)	Delegation of Authority. To the extent not inconsistent with applicable law, the rules of the New York Stock Exchange, or other provisions of the Plan, the Committee may at any time delegate to a Plan Administrator some or all of its authority over the administration of the Plan, with respect to persons who are not Section 16(a) Officers. Actions taken or determinations made by or ratified by a duly authorized Plan Administrator shall have the same force and effect as if undertaken or made by the Committee, and all references in the Plan to the Committee (except with respect to actions or determinations related exclusively to Section 16(a) Officers) shall be deemed to include a reference to a duly authorized Plan Administrator.

(d)	Prohibition Against Repricing. Notwithstanding any provision of the Plan to the contrary, in no event shall any action be taken under the Plan that constitutes a Repricing of any Option or SAR granted under the Plan, or of any option or stock appreciation right granted under the Prior Plans or of an acquired company, except with approval of the stockholders of the Company.

(e)	Indemnification. No member of the Committee or any Plan Administrator shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and every Plan Administrator shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the By-laws and policies of the Company. In the performance of its functions under the Plan, the Committee (and each member of the Committee and every Plan Administrator) shall be entitled to rely in good faith upon information and advice furnished by the Company’s officers, employees, accountants, counsel, and any other party they deem appropriate, and neither the Committee nor any Plan Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

5. Participation

(a)	Eligible Employees. The Committee shall determine which Employees shall be eligible to receive Awards under the Plan, provided that consultants and advisors (other than members of the Board in their roles as such) shall not be eligible to receive Awards under the Plan. Former Employees may be eligible to receive Awards under the Plan, but only if a Substitute Award or with respect to their last year of service. With respect to Employees subject to U.S. income tax, Options and SARs (unless Substitute Awards) shall only be granted to such Employees who provide direct services to the Company or a Subsidiary of the Company as of the date of grant of the Option or SAR.

(b)	Participation by Employees of Subsidiaries. Employees of Subsidiaries may participate in the Plan upon approval of Awards to such Employees by the Committee. Awards to Employees of Subsidiaries may be conditioned upon the Subsidiary’s agreement to reimburse the Company for costs and expenses of such participation, as determined by the Committee.

(c)	Participation Outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Any special terms or conditions adopted by the Committee in accordance with this Section 5(c) may be set forth in a sub-plan, which shall constitute a part of this Plan; provided that the terms and conditions of any such sub-plan shall not be inconsistent with the terms and conditions of this Plan, as then in effect.

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(d)	Maximum Individual Awards
(i)	Limits on Awards to Directors. The maximum number of shares of Common Stock subject to Awards granted during a single calendar year to any Director, taken together with any cash fees paid during the calendar year to the Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $1,000,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards in accordance with GAAP). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation.

(ii)

Limits on Options and SARs. The aggregate number of shares of Common Stock that may be subject to all Options and SARs granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).

(iii)	Limits on Stock Awards. The aggregate number of shares of Common Stock that may be subject to all Stock Awards granted to an individual Employee (other than as a Director) in a calendar year may not exceed 1,000,000 shares (subject to adjustment pursuant to Section 6(d)).

	(iv)	Substitute Awards. Notwithstanding the foregoing, shares subject to an Award that is a Substitute Award shall not count against any individual Award limit in this Section 5(d).

6. Available Shares of Common Stock

(a)	Shares Subject to the Plan. Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares may consist of shares purchased in open market transactions or otherwise. Pursuant to and subject to the other provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) thirty million (30,000,000) shares; and (ii) any additional number of shares that may be authorized for issuance pursuant to any amendments to the Plan approved by stockholders of the Company after the Effective Date. Effective April 21, 2020, pursuant to an amendment to the Plan approved by stockholders of the Company, an additional 15 million (15,000,000) shares of Common Stock were authorized for issuance to Participants pursuant to Awards granted under the Plan.

(b)	Forfeited and Expired Awards. Awards granted under the Plan or the Prior Plans that, after the Effective Date, are forfeited, expire, or are cancelled or settled without issuance of shares shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, all shares of Common Stock that are (i) withheld or tendered in payment of an Option exercise price or repurchased by the Company with Option exercise proceeds; (ii) withheld or tendered to satisfy any tax withholding obligation (in connection with any Option, SAR, Stock Award, or otherwise); (iii) covered by a SAR (to the extent that it is settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise); (iv) withheld by the Company to satisfy any debt or other obligation owed to the Company or any Subsidiary; and (v) fractional shares of Common Stock that are cancelled pursuant to Section 7(f), shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).

(c)	Other Items not Included in Allocation. The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) the grant of Substitute Awards. Any shares purchased by or on behalf of Participants in a dividend reinvestment program established under the Plan

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shall not count against the maximum number of shares that may be issued under the Plan as set forth in Section 6(a), provided that such shares are purchased in open-market transactions or are treasury shares purchased directly from the Company at Fair Market Value at the time of purchase.

(d)	Adjustments. In the event of any change in the Company’s capital structure, including but not limited to a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split, spinoff or any similar equity restructuring, or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to (i) the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a), and (ii) the maximum number of shares that may be granted to any single individual pursuant to the limits set forth in Section 5(d). In the event of any extraordinary dividend, divestiture, or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award, and/or a Performance Condition. Any adjustments under this Section 6(d) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the 1934 Act, to the extent applicable. The Company shall give each Participant notice of an adjustment to an Award hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the foregoing, the Committee shall decline to adjust any Award made to a Participant if such adjustment would violate applicable law.

7. Awards Under the Plan

Awards under the Plan may be granted as Options, SARs, or Stock Awards, as described below. Awards may be granted singly, in combination, or in tandem as determined by the Committee. Subject to the terms of the Plan (including but not limited to the minimum vesting requirement of Section 7(d)), Awards shall have such terms, conditions, limitations, and restrictions as may be determined by the Committee from time to time, and may include vesting, forfeiture, cancellation and clawback provisions.

(a)	Options. Options shall expire after such period, not to exceed 10 years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise cancelled pursuant to its terms or the terms of the Plan. In no event shall any Option issued under the Plan be a “reload” Option or carry any similar rights.

(i)	Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Fair Market Value on the grant date, unless the Option is a Substitute Award.

(ii)

Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. An Option may be exercised by any method as may be permitted by the Committee from time to time, including but not limited to any “net exercise” or other “cashless” exercise method.

(b)	Stock Appreciation Rights. SARs granted under the Plan shall expire after such term, not to exceed 10 years, as may be determined by the Committee. The exercise price per share of Common Stock subject to a SAR shall not be less than 100% of Fair Market Value on the grant date, unless the SAR is a Substitute Award.

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(c)	Stock Awards
(i)	Stock Payment. Subject to the terms of the Plan, the Committee may grant vested shares of Common Stock as a Stock Payment. A Stock Payment may be in lieu of cash compensation, but may be subject to restrictions on sale or transfer, or cancellation and recoupment, as determined by the Committee. A Stock Payment under the Plan may be granted as, or in payment of, a bonus determined pursuant to any other plan. Any shares of Common Stock granted as a Stock Payment in lieu of cash compensation shall be valued at their Fair Market Value.

(ii)

Restricted Stock. Unvested shares of Common Stock issued pursuant to a Restricted Stock Award shall be entitled to voting rights as provided in Section 9, unless determined otherwise by the Committee. Upon satisfaction of all conditions to vesting and any tax withholding obligations, and upon the lapse of any post-vesting restrictions on sale or transfer, shares of Common Stock subject to a Restricted Stock Award shall be delivered to a Participant free of restriction.

(iii)

Deferred Stock. A Deferred Stock Award represents only an unfunded, unsecured promise to deliver shares of Common Stock in the future and does not give a Participant any greater rights than those of an unsecured general creditor of the Company. Upon satisfaction of all conditions to vesting and any tax withholding obligations, shares of Common Stock subject to a vested Deferred Stock Award will be issued, and upon the lapse of any post-vesting restrictions on sale or transfer, such shares of Common Stock will be delivered to a Participant free of restriction.

(iv)

Other Stock-Based Awards. To the extent not prohibited by applicable law, the Committee may grant any other Award that is denominated in shares of Common Stock and that may be settled in cash and/ or by the delivery of shares of Common Stock (for the avoidance of doubt, an award that by its terms may be settled only in cash shall not be an Award under this Plan).

(d)	Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Awards to Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 6(a) (subject to adjustment under Section 6(d)); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, leave of absence, termination of employment, Change in Control, upon the sale or other disposition of a Participant’s employer, or any other similar event, as specified in the Award Agreement.

(e)	Performance-Based Awards
(i) The Committee may grant Awards that are subject to the achievement of one or more Performance Conditions related to a period of performance of not less than one year.
(ii)

Performance Conditions may be expressed in either, or a combination of, absolute or relative values or a percentage of: revenue, revenue or product growth, net income (pre- or after-tax), earnings, earnings per share, stockholders’ equity or return on stockholders’ equity, assets or return on assets, return on risk-adjusted assets, capital or return on capital, return on risk capital, book value or book value per share, economic value-added models or equivalent metrics, operating income, pre- or after-tax income, expenses or reengineering savings, margins, cash flow or cash flow per share, stock price, total shareholder return, market share, debt reduction, net promoter scores, operating efficiency ratios, expense ratios, liquidity ratios, regulatory achievements or any objective or subjective Performance Conditions selected by the Committee. In addition, such Performance Conditions may be used on an

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absolute or relative basis to measure the performance of the Company as a whole, any business unit(s) of the Company and its Subsidiaries and/or one or more of its branches or affiliates, or the performance of an individual Participant, and may be used in any combination as the Committee may deem appropriate. Such Performance Conditions may also be based on performance determined on a per share basis (either basic or fully diluted) and/or as compared to the performance of a group of peer or comparator companies, prior performance periods, a published or special index or indices that the Committee deems appropriate, or such other measures selected or defined by the Committee at the time such Performance Conditions are established.

(iii)

The Committee may make objectively determinable adjustments, modifications, or amendments to any Performance Condition as the Committee deems appropriate, including (but not limited to) with respect to items determined to be extraordinary or unusual in nature or infrequent in occurrence, or that are related to discontinued operations, the disposal of a business or assets, or a change in accounting principle under GAAP, or that are attributable to the business operations of any entity acquired by the Company or a Subsidiary during a relevant performance period.

(f)	Fractional Shares. The Company shall not be obligated to issue any fractional shares of Common Stock in settlement of Awards granted under the Plan. If an Award includes or results in an entitlement to a fractional share for any reason, the Award shall be settled in full by issuance of the maximum whole number of shares of Common Stock the Participant is entitled to receive pursuant to the terms of the Award (upon satisfaction of all applicable conditions to the issuance of shares) and the Company may cancel the fractional share without any compensation to the Participant.

8. Dividends and Dividend Equivalents

The Committee may provide that Stock Awards shall earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, limitations, and restrictions as the Committee may establish, from time to time, including, without limitation, reinvestment in additional shares of Common Stock or common share equivalents. Notwithstanding the foregoing, the Committee may not provide for the current payment of dividends or dividend equivalents with respect to any shares of Common Stock subject to an Award with a Performance Condition; for such Awards, the Committee may only provide for the accrual of dividends or dividend equivalents that will not be payable to a Participant unless and until, and only to the extent that, the shares of Common Stock subject to the Award vest upon satisfaction of the relevant Performance Condition and all other applicable conditions to vesting. Dividend or dividend equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or dividend equivalents shall be paid on Options or SARs.

9. Voting

Unless the Committee has determined otherwise, a Participant shall have the right to direct the vote of shares of Common Stock subject to an unvested Restricted Stock Award. Unvested shares of Common Stock that are eligible to vote shall be voted by a Plan Administrator in accordance with instructions received from Participants (unless to do so would constitute a violation of any applicable exchange rules). Shares subject to unvested Restricted Stock Awards as to which no instructions are received shall be voted by the Plan Administrator proportionately in accordance with instructions received with respect to all other unvested Restricted Stock Awards (including, for these purposes, outstanding awards granted under the Prior Plans and any other “non-qualified” stock incentive plan of the Company) that are eligible to vote (unless to do so would constitute a violation of any applicable exchange rules).

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10. Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, or vesting of a Stock Award, may not be sold, pledged, hypothecated, assigned, margined, or otherwise transferred by a Participant in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts, or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

Notwithstanding the foregoing, the Committee may permit Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability to be transferred one time and without payment or consideration to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

11. Change of Control of the Company

(a)	The Committee may, at the time an Award is made or at any time prior to, coincident with, or after the time of a Change of Control:
	(i)	provide for the adjustment of any Performance Conditions as the Committee deems necessary or appropriate to reflect the Change of Control;
(ii)

provide for the cancellation of any Awards then outstanding if the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) in the Change of Control replaces the Awards with new rights of substantially equivalent value, as determined by the Committee;

(iii)

provide that upon an involuntary termination of a Participant’s employment as a result of a Change of Control, any time periods shall accelerate, and any other conditions relating to the vesting, exercise, payment, or distribution of an Award shall be waived; or

(iv)

provide that Awards shall be purchased for an amount of cash equal to the amount that could have been obtained for the shares covered by a Stock Award if it had been vested or by an Option or SAR if it had been exercised at the time of the Change of Control.

(b)

Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the vesting, payment, purchase, or distribution of an Award may not be accelerated by reason of a Change of Control for any Participant unless the Participant’s employment is involuntarily terminated as a result of the Change of Control. For purposes of this Section 11, a Participant’s employment will be deemed to have been involuntarily terminated as a result of a Change of Control if it is involuntarily terminated other than for Gross Misconduct at any time beginning on the date of the Change of Control up to and including the first anniversary of the Change of Control.

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(c)	A “Change of Control” shall be deemed to occur if and when:
(i)

any person, including a “person” as such term is used in Section 14(d)(2) of the 1934 Act (a “Person”), is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii)

individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

	(iii)	all or substantially all of the assets of the Company are sold, transferred, or distributed, or the Company is dissolved or liquidated; or

(iv)

a reorganization, merger, consolidation, or other corporate transaction involving the Company (a “Transaction”) is consummated, in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction in substantially the same respective proportions as such stockholders’ ownership of the voting power of the Company immediately before such Transaction.

12. Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions, and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, cancellation, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award. The Committee need not require the formal execution or acceptance of such document by the Participant, in which case acceptance of any benefit of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions, and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines and practices of the Company in effect from time to time. Any assertion by an Employee that any term, condition, limitation, or restriction of the Award as specified in the Award Agreement is invalid or not binding on such Employee because of his or her non-acceptance of the Award Agreement (or any portion thereof) shall be deemed a refusal of the Award and the Employee shall cease to be a Participant with respect to the Award, which shall be immediately cancelled. Each Award Agreement shall provide for forfeiture or cancellation of unvested Awards if it is determined that a Participant engaged in Gross Misconduct on or prior to a vesting date.

13. Tax Withholding

Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll, and excise taxes) and penalties, and any interest that accrues thereon, which they incur under applicable law in connection with the receipt, vesting, or exercise of any Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit or require shares to be tendered or sold (including shares of Common Stock delivered or vested in connection with an Award) in an amount sufficient to cover withholding of, any federal, state, local, foreign, or other governmental taxes or charges required by law, or hypothetical taxes required to be paid by a Participant pursuant

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to a tax-equalization policy for expatriate employees, and to take such other action as may be necessary to satisfy any such withholding or payment obligations. The value of any shares allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with GAAP, to the extent applicable. To the extent that a number of shares of Common Stock sufficient to satisfy a tax withholding obligation of the Company may not be withheld (whether because the Award has not vested in full pursuant to its terms, administrative procedures in effect at such time, applicable accounting principles, or any other reason), it shall be a condition to the obligation of the Company to issue shares of Common Stock upon the exercise of an Option or a SAR, or in settlement of any vested Award, that a Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any actual tax withholding (or hypothetical tax) liability. If the amount is not timely paid to the Company in cash by such Participant, the Company may cancel the Award and refuse to issue such shares.

14. Repayment Obligations and Right of Set-Off

(a)

If the Committee determines that all conditions to vesting and payment or distribution of an Award (or any portion thereof), or the vesting and exercisability of an Option or SAR (or any portion thereof), were not satisfied in full on the scheduled vesting date (including but not limited to, any Performance Condition), the Committee shall cancel such vesting and refuse to issue or distribute shares or cash and immediately terminate the Participant’s rights with respect to such Award (or improperly vested portion thereof). If any such Award (or portion thereof) has already been paid, distributed, or exercised, the Participant shall be obligated, upon demand, to: (i) in the case of an improperly vested Stock Award, return the amount of any cash payment received in settlement of the Stock Award (or improperly vested portion thereof), or if settled in shares, the number of shares of Common Stock issued in settlement of the Stock Award (or improperly vested portion thereof), or make a cash payment in an amount equal to the Fair Market Value of such shares on their vesting date, if greater than their Fair Market Value on the date they are due to be returned to the Company; or (ii) in the case of an improperly exercised Option or SAR, make a cash payment in an amount equal to the gain realized upon exercise of such Option or SAR (or improperly vested or exercised portion thereof), in each case, without reduction for any shares of Common Stock or cash withheld or paid to satisfy withholding tax or hypothetical tax obligations in connection with such Awards or any other obligation of the Participant.

(b)

To the extent not prohibited by applicable law, and consistent with the requirements of Section 409A of the Code, if applicable, the Company will have the right to offset against its obligation to deliver vested shares of Common Stock or make any vested cash payment pursuant to any Award granted under the Plan: (i) any amounts paid by the Company or a Subsidiary to a third party pursuant to any award, judgment, or settlement of a complaint, arbitration, or lawsuit of which a Participant was the subject; and (ii) any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards granted under the Plan, or awards granted under any other plan, or any obligations pursuant to a tax-equalization or housing allowance policy or other expatriate benefit) that a Participant then owes to the Company or a Subsidiary.

15. Other Benefit and Compensation Programs

Awards granted under the Plan and amounts received upon vesting or exercise of an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions, restrictions, and limitations as may be provided in the Award Agreement.

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16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent that any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

17. Expenses of the Plan

The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries. The Company may require Subsidiaries to pay for the Common Stock issued under the Plan to Participants employed (or formerly employed) by such Subsidiaries.

18. Rights as a Stockholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 6(d) or Section 8.

19. Future Rights

No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans, or arrangements as they deem appropriate or necessary. The adoption of the Plan or the granting of any Award shall not confer upon any Employee any right to continued employment in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of its Employees at any time, free from any claim or liability under the Plan. Unless expressly provided otherwise elsewhere in the Plan or in an Award Agreement, Awards under the Plan shall be made in anticipation of future service and/or subject to other vesting conditions and will not be earned until all conditions to vesting have been satisfied.

20. Amendment and Termination

The Plan may be amended, suspended, or terminated at any time by the Committee, provided that no amendment shall be made without stockholder approval, if it would (a) materially increase the number of shares available under the Plan (other than pursuant to Section 6(d)), (b) materially expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the exercise price of an Award, (f) delete or limit the Plan’s prohibition against Repricing, or (g) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is then traded or quoted). No such amendment referred to above shall be effective unless and until it has been approved by the stockholders of the Company. The Committee retains the right to modify an Award without a Participant’s prior consent if it determines that the modification is required to comply with applicable law, regulation, or regulatory guidance (including applicable tax law). Except as may be provided by Section 7(e), Section 11, and this Section 20,

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any other adverse modification shall not be effective without the Participant’s written consent. The Company shall furnish or make available to Participants a written notice of any modification through a brochure, prospectus supplement, or otherwise, which notice shall specify the effective date of such modification.

21. Successors and Assigns

The Plan and any applicable Award Agreement entered into under the Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Participants, including, without limitation, the executors, administrators, or trustees of a Participant’s estate, or any receiver or trustee in bankruptcy or representative of a Participant’s creditors.

22. Governing Law

The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York, except that any principles or provisions of New York law that would apply the law of another jurisdiction (other than applicable provisions of U.S. federal law) shall be disregarded. Notwithstanding the foregoing, matters with respect to indemnification, delegation of authority under the Plan, and the legality of shares of Common Stock issued under the Plan, shall be governed by the Delaware General Corporation Law.

23. Tax Compliance

Awards granted hereunder shall comply with or be exempt from Section 409A of the Code, unless otherwise determined by the Committee. If, pursuant to any Award that is subject to Section 409A of the Code, a Participant is entitled to receive a payment on a specified date, such payment shall be deemed made as of such specified date if it is made (a) not earlier than 30 days before such specified date, and (b) not later than December 31 of the year in which such specified date occurs or, if later, the fifteenth day of the third month following such specified date; provided that the Participant shall not be permitted, directly or indirectly, to designate the taxable year in which such payment is made. If, pursuant to any Award that is subject to Section 409A of the Code, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Subsidiary be liable to a Participant on account of an Award’s failure to (a) qualify for favorable U.S. or foreign tax treatment, or (b) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Sections 409A and 457A of the Code.

24. Severability

If any provision of this Plan is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby; provided that, if any such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed modified to the minimum extent necessary in order to make such provision enforceable.

Citi 2020 Proxy Statement

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www.fsc.org
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Paper from responsible sources
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Citigroup Inc.
388 Greenwich Street
New York, New York 10013

CITIGROUP INC.
3800 CITIGROUP CENTER DRIVE
BLDG G, MAIL ZONE G3-23
TAMPA, FL 33610-9122

SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or from a mobile phone scan the QR code above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 20, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 20, 2020. Have this proxy card in hand when you call and then follow the recorded instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope so that it is received prior to the Annual Meeting on April 21, 2020.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Citigroup Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
To view or print a copy of the Proxy Statement or Annual Report on Form 10-K, go to www.citigroup.com/citi/investor/corporate_governance.html.
SHAREHOLDER MEETING REGISTRATION:
 Shareholder Meeting Registration permits shareholders to register for the Annual Meeting and print their admission tickets at their leisure. If you plan to attend the meeting, please obtain an admission ticket by registering no later than April 20, 2020. Click the "Register for Meeting"
link at www.proxyvote.com and print your ticket for admission.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E93703-P33760-Z76391-Z76377	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CITIGROUP INC.
The Board of Directors recommends a vote FOR Proposals 1 through 4.

1. Proposal to elect 16 Directors:
		For	Against	Abstain
1a.	Michael L. Corbat	☐	☐	☐

1b.	Ellen M. Costello	☐	☐	☐

1c.	Grace E. Dailey	☐	☐	☐

1d.	Barbara J. Desoer	☐	☐	☐

1e.	John C. Dugan	☐	☐	☐

1f.	Duncan P. Hennes	☐	☐	☐

1g.	Peter B. Henry	☐	☐	☐

1h.	S. Leslie Ireland	☐	☐	☐

1i.	Lew W. (Jay) Jacobs, IV	☐	☐	☐

1j.	Renée J. James	☐	☐	☐

1k.	Gary M. Reiner	☐	☐	☐

1l.	Diana L. Taylor	☐	☐	☐

1m.	James S. Turley	☐	☐	☐

		For	Against	Abstain

	1n. Deborah C. Wright	☐	☐	☐

	1o. Alexander R. Wynaendts	☐	☐	☐

	1p. Ernesto Zedillo Ponce de Leon	☐	☐	☐

2.	Proposal to ratify the selection of KPMG LLP as Citi's independent registered public accounting firm for 2020.	☐	☐	☐

3.	Advisory vote to approve Citi's 2019 Executive Compensation.	☐	☐	☐

4.	Approval of Additional Authorized Shares Under the Citigroup 2019 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 5 through 7.		For	Against	Abstain

5.	Stockholder proposal requesting an amendment to Citi’s proxy access by-law provisions pertaining to the aggregation limit.	☐	☐	☐

6.	Stockholder proposal requesting that the Board review Citi’s governance documents and make recommendations to shareholders on how the "Purpose of a Corporation" signed by Citi’s CEO can be fully implemented.	☐	☐	☐

7.	Stockholder proposal requesting a report disclosing information regarding Citi's lobbying policies and activities.	☐	☐	☐

Please indicate if you would like to keep your vote confidential under the current policy.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Meeting Information*
2020 Annual Meeting of Stockholders
April 21, 2020 at 9:00 a.m. at
George R. Brown Convention Center
1001 Avenida de las Americas
Houston, Texas 77010

*Depending on concerns about the coronavirus or COVID-19, we might hold a Virtual Annual Meeting instead of holding the meeting in Texas. The Company would publicly announce a determination to hold a Virtual Annual Meeting in a press release available at http://www.citigroup.com as soon as practicable before the meeting. In that event, the 2020 Annual Meeting of Stockholders would be conducted solely virtually, at the above date and time, via live audio webcast. You or your proxyholder could participate, vote and examine our stocklist at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/CITI2020 and using your 16 digit control number, but only if the meeting is not held in Texas.

You must register to attend Citi's 2020 Annual Meeting. Please go to the "Register for Meeting" link at www.proxyvote.com to register and print your admission ticket.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice
and Proxy Statement and Annual Report are available at
www.citigroup.com/citi/investor/corporate_governance.html.

E93704-P33760-Z76391-Z76377
CITIGROUP INC.
Proxy Solicited on Behalf of the Board of Directors
of Citigroup Inc. for the Annual Meeting, April 21, 2020

The undersigned hereby constitutes and appoints John C. Dugan, Michael L. Corbat and Rohan Weerasinghe, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Citigroup Inc. ("Citigroup") to be held at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, Texas 77010, on Tuesday, April 21, 2020, at 9:00 a.m. local time and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card or follow the instructions for telephone or Internet voting set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-4, and AGAINST Proposals 5-7 and will be voted in the discretion of the proxies (or, in the case of a Voting Plan, will be voted in the discretion of the plan trustee or administrator) upon such other matters as may properly come before the Annual Meeting.

The signer(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at said Annual Meeting and any adjournments or postponements thereof. NOTE: Please sign exactly as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Attention employee benefit plan participants: If you hold shares of Citigroup common stock through an employee benefit plan, you should complete, sign and return this proxy card to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 8:00 a.m., Eastern Time, on April 16, 2020 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential.

If shares of Citigroup common stock are issued to or held for the account of the undersigned under employee plans and voting rights attached to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Citigroup common stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein and the terms of the applicable Voting Plan, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to, the matters set forth on the reverse side.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE